                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[X]   Preliminary proxy statement.                       [ ]    Confidential, for use of the Commission only (as
                                                                permitted by Rule 14a-6(e) (2)).
[ ]   Definitive proxy statement.
[ ]   Definitive additional materials.
[ ]   Soliciting material pursuant to Rule 14a--12

                           Milestone Properties, Inc.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
[ ]       No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          Milestone Properties, Inc. common stock, par value $0.01 per share and Milestone Properties, Inc. $0.78 convertible series A preferred stock, par value $0.01 per share

-------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies: 1,337,854 shares of common stock, par value $0.01 per share, 16,423 shares of series A preferred stock, par value $0.01 per share, and options to purchase 26,000 shares of common stock, par value $0.01 per share.

-------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee was determined based upon the sum of (a) the product of 1,337,854 shares of common stock and the merger consideration of $2.65 per share, (b) the product of 16,423 shares of series A preferred stock and the merger consideration of $2.91 per share and (c) the product of options to purchase 26,000 shares of common stock and $2.15 (which is the difference between the merger consideration of $2.65 per share of common stock and the exercise price of $0.50 per share of common stock of each of the 26,000 shares covered by the outstanding options). In accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the amount calculated pursuant to the preceding sentence by 1/50 of one percent.

-------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction: $3,649,038

          ---------------------------------------------------------------------
     (5)  Total fee paid: $730

-------------------------------------------------------------------------------
[ ]       Fee paid previously with preliminary materials.

-------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              [PRELIMINARY COPIES]
                           MILESTONE PROPERTIES, INC.
                    150 East Palmetto Park Road, Fourth Floor
                            Boca Raton, Florida 33432



To Our Stockholders:

         You are cordially invited to attend a special meeting of the stockholders of Milestone Properties, Inc. to be held on [ ], [ ], 2001, at [ ], local time, at the offices of Adorno & Zeder, P.A., 2601 South Bayshore Drive, Suite 1600, Miami, Florida 33133. A notice of the special meeting, a proxy statement and a proxy card are enclosed. Please read the enclosed proxy statement carefully as it sets forth details of the proposed merger and other important information relating to the merger and the special meeting.

         At the special meeting, we will ask you to adopt and approve an Agreement and Plan of Merger, dated as of April 2, 2001, pursuant to which MST Merger Corp. will merge into Milestone. MST Merger Corp., formed solely for the purpose of effecting the merger, is a wholly-owned subsidiary of Concord Assets Group, Inc. Concord is wholly-owned by Leonard S. Mandor and Robert A. Mandor, who serve as its directors and executive officers, as well as the directors and executive officers of Milestone. The acquisition group, which includes Concord, Leonard Mandor, Robert Mandor and certain of their affiliates, beneficially owns 68.84% of Milestone's outstanding common stock. Because adoption and approval of the merger agreement requires the affirmative vote of the holders of 50% or more of all outstanding shares of Milestone common stock, the acquisition group has sufficient voting power to adopt and approve the merger agreement at the special meeting and has indicated to us its intention to do so.

         Upon the adoption and approval of the merger agreement and the completion of the merger:

         (i) each outstanding share of common stock will be canceled and converted into the right to receive $2.65 in cash, other than any outstanding share of common stock that is held by stockholders who perfect their appraisal rights under Delaware law or any outstanding share of common stock that is held by the acquisition group; and

         (ii) each outstanding share of series A preferred stock will be canceled and converted into the right to receive $2.91 in cash (which is $2.65, multiplied by the number of shares of common stock into which such share of series A preferred stock may be converted), other than any outstanding share of series A preferred stock that is held by stockholders who perfect their appraisal rights under Delaware law.

After the merger, Milestone will be privately held, and wholly-owned, by the acquisition group. A copy of the merger agreement is attached to the proxy statement as Appendix A and we urge you to read it in its entirety.

         A special committee of our board of directors, comprised solely of directors who are not officers or employees of our company, was formed to consider and evaluate the merger. The special committee has unanimously recommended to our board of directors that the merger agreement be approved. In connection with its evaluation of the merger, the special committee engaged Brooks, Houghton Securities, Inc. to act as its financial advisor and to advise the special committee and our board of directors. Brooks, Houghton has rendered its opinion dated as of March 30, 2001 to the effect that, as of such date and based upon and subject to the limitations and qualifications set forth in the opinion, the consideration to be received in the merger by the common stockholders of Milestone is, from a financial point of view, fair to the common stockholders of Milestone, other than the acquisition group. The written opinion of Brooks, Houghton is attached to the proxy statement as Appendix B, and you should read it carefully.

         Based on the unanimous recommendation of the special committee, we have unanimously approved and declared the advisability of the merger agreement, and have unanimously determined that the merger consideration described above is fair to our common and series A preferred stockholders, other than the acquisition group, and, that the merger is advisable and in the best interests of Milestone and its stockholders. We unanimously recommend that you vote "FOR" the merger agreement.

         Whether or not you plan to attend the special meeting, please promptly complete, date, sign and return the enclosed proxy card in the enclosed prepaid envelope. Your failure to either return a properly executed proxy card or vote at the special meeting will have the same effect as a vote against the merger.

         If the merger is consummated, you will receive instructions for surrendering your Milestone stock certificates and a letter of transmittal to be used for this purpose. You should not submit your stock certificates for exchange until you have received the instructions and the letter of transmittal.


                                                Sincerely,



                                                [/s/] Leonard S. Mandor
                                                      -----------------
                                                Chairman of the Board and
                                                Chief Executive Officer


         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT OR ANY DOCUMENT ATTACHED HERETO. ANY REPRESENTATIONS TO THE CONTRARY ARE UNLAWFUL.

                           MILESTONE PROPERTIES, INC.
                    150 East Palmetto Park Road, Fourth Floor
                            Boca Raton, Florida 33432

       -------------------------------------------------------------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON

                            _____________ _____, 2001


To Our Stockholders:

         A special meeting of the stockholders of Milestone Properties, Inc. will be held on [ ], [ ], 2001, at [ ], local time, at the offices of Adorno & Zeder, P.A., 2601 South Bayshore Drive, Suite 1600, Miami, Florida 33133, for the following purposes:

         1. To consider and vote upon a proposal to adopt and approve the Agreement and Plan of Merger, dated as of April 2, 2001, by and among Concord Assets Group, Inc., a New York corporation, MST Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Concord and Milestone. Under the terms of the merger agreement, upon the adoption and approval of the merger agreement by holders of Milestone common stock and the completion of the merger: (i) MST Merger Corp. will merge into Milestone, with Milestone continuing as the surviving corporation and (ii) (a) each outstanding share of Milestone common stock will be canceled and converted into the right to receive $2.65 in cash, other than any outstanding share of Milestone common stock that is held by stockholders who perfect their appraisal rights under Delaware law or any outstanding share of Milestone common stock that is held by Concord, Leonard S. Mandor, Robert A. Mandor or any of their affiliates; and (b) each outstanding share of series A preferred stock will be canceled and converted into the right to receive $2.91 in cash (which is $2.65, multiplied by the number of shares of common stock into which such share of series A preferred stock may be converted), other than any outstanding share of series A preferred stock that is held by stockholders who perfect their appraisal rights under Delaware law. A copy of the merger agreement is attached to the proxy statement as Appendix A; and

         2.       To vote to adjourn the meeting, if necessary.

         We have specified __________________, 2001, at the close of business, as the record date for the purpose of determining the Milestone common stockholders who are entitled to receive notice of and to vote at the special meeting. A list of the Milestone common stockholders entitled to vote at the special meeting will be available for examination by any stockholder at the special meeting. For ten days prior to the special meeting, this stockholder list will also be available for inspection by stockholders at our corporate offices at 150 East Palmetto Park Road, Fourth Floor, Boca Raton, Florida 33432, during ordinary business hours. In addition, holders of Milestone's series A preferred stock will receive copies of this notice and this proxy statement to satisfy the obligations of Milestone, under the Certificate of Designations of the series A preferred stock, to notify such holders of certain corporate actions.

         For a more complete statement regarding the matters to be acted upon at the special meeting, please read the proxy statement and the other materials concerning Milestone and the merger, which are mailed with this notice.

         The adoption and approval of the merger agreement requires the affirmative vote of a majority of the outstanding shares of Milestone common stock held by stockholders of record on the record date. The acquisition group, which consists of Concord, Leonard Mandor, Robert Mandor and certain of their affiliates, beneficially owned, as of the record date, an aggregate of 2,955,466 shares of Milestone common stock, constituting approximately 68.84% of the outstanding shares of Milestone common stock entitled to vote at the special meeting. As a result, the acquisition group possess sufficient voting power to adopt and approve the merger agreement and has indicated to our board of directors its intention to do so.

         Acting upon the unanimous recommendation of a special committee of our board of directors, comprised solely of directors who are not officers or employees of Milestone, our board of directors has unanimously determined that the consideration to be received in the merger by the stockholders of Milestone, other than the acquisition group, is, from a financial point of view, fair to such stockholders. Our board of directors unanimously recommends that you vote "FOR" adoption and approval of the merger agreement.


         If the merger is completed, Milestone stockholders who do not vote in favor of the adoption and approval of the merger agreement will have the right to seek appraisal of the fair value of their shares, provided, that they submit a written demand for such an appraisal before we take the vote on the merger agreement and they comply with Delaware law as explained in the proxy statement. For an explanation of the procedures for perfecting your appraisal rights, see pages 54-58 setting forth the section of the proxy statement captioned "The Merger - Appraisal Rights."


         Your vote is important. Whether or not you plan to attend the special meeting and regardless of the number of shares of Milestone common stock that you own, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. Failure to return a properly executed proxy card or vote at the special meeting will have the same effect as a vote against the merger and the merger agreement.

         Your proxy is revocable and will not affect your right to vote in person if you decide to attend the special meeting. Simply attending the special meeting, however, will not revoke your proxy. For an explanation of the procedures for revoking your proxy, see pages 15-16 setting forth the section of the proxy statement captioned "Special Meeting - Voting and Revocation and Special Meeting - Solicitation of Proxies". Returning your proxy card without indicating how you want to vote will have the same effect as a vote "FOR" the adoption and approval of the merger agreement.

         The merger is described in the enclosed proxy statement, which you are urged to read carefully. In addition, you may obtain information about Milestone from documents that Milestone has filed with the Securities and Exchange Commission, including the Schedule 13E-3 transaction statement filed in connection with the merger.

                                            By Order of the Board of Directors,


                                            [/s/] Leonard S. Mandor
                                                  -----------------

                                            Leonard S. Mandor
                                            Chairman of the Board and
                                            Chief Executive Officer

Boca Raton, Florida
_________, ____, 2001

                                TABLE OF CONTENTS

                                                                                                                 PAGE #


Questions and Answers about the Merger............................................................................i

Summary Term Sheet................................................................................................1
         The Special Meeting Date, Time and Place.................................................................1
                  Proposal to be Considered.......................................................................1
                  Record Date for Voting..........................................................................1
                  Procedures Relating to Your Vote at the Special Meeting.........................................1
         Appraisal Rights.........................................................................................2
         Purposes and Structure of the Merger.....................................................................2
         Consideration to be Offered to Our Stockholders..........................................................3
         The Parties to the Merger................................................................................3
                  Concord.........................................................................................3
                  MST Merger Corp.................................................................................4
                  Milestone.......................................................................................4
                  Other Filing Persons............................................................................4
         Recommendations of the Special Committee and Our Board of Directors......................................6
         Opinion of Financial Advisor.............................................................................6
         Milestone's Position as to the Fairness of the Merger....................................................7
         The Acquisition Group's Position as to the Fairness of the Merger........................................7
         Conflicts of Interest....................................................................................8
                  The Acquisition Group...........................................................................8
                  Stock Options...................................................................................9
         Accounting Treatment.....................................................................................9
         Material U.S. Federal Income Tax Consequences to Our Stockholders........................................9
         Financing of the Merger..................................................................................9
         The Merger Agreement.....................................................................................9
                  Generally.......................................................................................9
                  Effective Time.................................................................................10
                  Competing Transactions.........................................................................10
                  Conditions.....................................................................................11
                  Fees, Expenses and Other Payments..............................................................11

Forward-looking Statements May Prove Inaccurate..................................................................12

Special Meeting..................................................................................................13
         Proposal to be Considered at the Special Meeting........................................................14
         Appraisal Rights........................................................................................14
                  Holders of Common Stock........................................................................14
                  Holders of Series A Preferred Stock............................................................14
         Voting Rights; Vote Required for Adoption and Approval..................................................15
         Voting and Revocation of Proxies........................................................................15
         Solicitation of Proxies.................................................................................16


                                TABLE OF CONTENTS

                                                                                                                 PAGE #

Comparative Market Price Data....................................................................................16

Dividend Policy..................................................................................................18
         Common Stock............................................................................................18
         Series A Preferred Stock................................................................................18

Selected Financial Information...................................................................................19

Consolidated Ratios of Earnings to Fixed Charges and Book Value..................................................20

Special Factors..................................................................................................21
         Background of the Merger................................................................................21
         Opinion of Financial Advisor............................................................................26
                  Adjusted Book Value Analysis...................................................................29
                  Other Valuation Analyses.......................................................................32
         Reasons for the Recommendations of the Special Committee and
         Our Board of Directors..................................................................................33
         Milestone's Position as to the Fairness of the Merger...................................................36
         The Acquisition Group's Position as to the Fairness of the Merger.......................................38
         Purposes and Structure of the Merger....................................................................40
         Certain Effects of the Merger...........................................................................41
         Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders.........................43

Conflicts of Interest............................................................................................44

         Directors, Officers and Controlling Persons.............................................................44
                  Leonard S. Mandor..............................................................................44
                  Robert A. Mandor...............................................................................45
                  The Acquisition Group..........................................................................45
                  Joseph P. Otto.................................................................................45
         Other Conflicts.........................................................................................46
                  Legal Counsel to Milestone and Concord.........................................................46
                  Members of the Special Committee...............................................................46
                  Compensation of the Members of the Special Committee...........................................46
                  Indemnification; Directors' and Officers' Insurance............................................47
                  Employment Arrangements and Compensation Plans.................................................47
         Certain Relationships between Milestone and the Acquisition Group.......................................50

The Merger.......................................................................................................51
         Effective Time of the Merger............................................................................52
         Payment of Merger Consideration and Surrender of Stock Certificates.....................................52
         Accounting Treatment....................................................................................53
         Financing of the Merger; Fees and Expenses of the Merger................................................53
         Appraisal Rights........................................................................................54

The Merger Agreement.............................................................................................58

                                TABLE OF CONTENTS

                                                                                                                 PAGE #

         Generally...............................................................................................58
         Consideration to be Offered to Our Stockholders.........................................................58
         Stock Options...........................................................................................59
         Representations and Warranties..........................................................................59
                  Our Representations and Warranties to Concord and MST Merger Corp..............................59
                  Concord and MST Merger Corp.'s Representations and Warranties to Us............................59
         Covenants...............................................................................................60
                  Dividends; Changes In Stock....................................................................60
                  Issuance of Securities.........................................................................60
                  Governing Documents............................................................................61
                  No Acquisitions................................................................................61
                  No Dispositions................................................................................61
                  Indebtedness...................................................................................61
                  Benefits Plans.................................................................................61
                  Other Covenants................................................................................62
         Special Meeting.........................................................................................62
         Competing Transactions..................................................................................63
         Access to Employees and Facilities......................................................................64
         Indemnification; Directors' and Officers' Insurance.....................................................64
         Conditions to the Merger................................................................................64
         Termination of the Merger Agreement.....................................................................66
         Fees, Expenses and Other Payments.......................................................................68
         Amendment to the Merger Agreement.......................................................................69

Milestone........................................................................................................69
         Business of Milestone...................................................................................69
                  Recent Developments............................................................................69
                  Introduction...................................................................................69
                  Background.....................................................................................70
                  The Wrap Debt..................................................................................71
                  The Wraparound Notes...........................................................................71
                  The Wraparound Mortgages.......................................................................72
                  The Master Leases..............................................................................73
                  Acquisition and Disposition of Real Estate and Real Estate Related Assets......................74
                  Investment in Land Venture Partnerships........................................................77
                  Investment Policy..............................................................................77
                  Real Estate Revenue............................................................................77
                  Potential Environmental Risks..................................................................78
                  Competition....................................................................................78
                  Employees......................................................................................79
         Description of Property.................................................................................79
                  Table 1.  Summary of Properties and Underlying Debt at December 31, 2000.......................80

                                TABLE OF CONTENTS

                                                                                                                 PAGE #

                  Table 2.  Summary of Wraparound Notes and Master Leases at December 31, 2000...................81
         Legal Proceedings.......................................................................................81
         Management's Discussion and Analysis of Financial Condition and Results of Operations...................83
                  Results of Operations..........................................................................83
                  Cash Flows.....................................................................................86
                  Liquidity and Capital Resources................................................................87
                  Current Accounting Issues......................................................................87
         Quantitative and Qualitative Disclosures about Market Risks.............................................88

Other Matters....................................................................................................89
         Security Ownership of Certain Beneficial Owners and Management..........................................89
         Prior Stock Purchases...................................................................................91
         Other Matters for Action at the Special Meeting.........................................................92
         Proposals by Holders of Shares of Common Stock..........................................................92
         Expenses of Solicitation................................................................................93
         Independent Auditors....................................................................................93
         Available Information...................................................................................93

Financial Statements of Milestone...............................................................................F-1

APPENDIX A -- Agreement and Plan of Merger......................................................................A-1
APPENDIX B -- Opinion of Financial Advisor......................................................................B-1
APPENDIX C -- Section 262 of the Delaware General Corporation Law ..............................................C-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       WHAT ARE WE VOTING ON?

A: Whether to adopt and approve an Agreement and Plan of Merger by and among Concord, MST Merger Corp. (a newly formed, wholly-owned subsidiary of Concord) and Milestone, pursuant to which MST Merger Corp. will merge into Milestone, with Milestone continuing as the surviving corporation.

Q:       WHAT ARE THE RELATIONSHIPS AMONG THE PARTIES TO THE MERGER AGREEMENT?

A: Concord, the proposed acquirer of Milestone, formed MST Merger Corp., as its wholly-owned subsidiary solely for the purpose of effecting the merger. Concord is wholly-owned by Leonard S. Mandor and Robert A. Mandor, who in addition to serving as directors and senior executive officers of Concord and MST Merger Corp., also serve as directors and senior executive officers of Milestone. Concord, Leonard Mandor, Robert Mandor and certain of their affiliates, beneficially own approximately 68.84% of the outstanding shares of Milestone common stock. In this proxy statement, the term "acquisition group" refers to Concord, Leonard Mandor, Robert Mandor and any entity that is controlled by Concord, Leonard Mandor or Robert Mandor.

Q:       ARE THERE CONDITIONS TO THE COMPLETION OF THE MERGER?

A: Yes. Before completion of the transactions contemplated by the merger agreement, Milestone and Concord must fulfill or waive several closing conditions, including adoption and approval of the merger agreement by the holders of Milestone common stock, the accuracy of representations and warranties made by the parties, the absence of certain material adverse effects on Milestone and other customary closing conditions. If these conditions are not satisfied or waived, the merger will not be completed even if the holders of Milestone common stock vote to adopt and approve the merger agreement and the merger.

Q:       WHAT VOTE IS REQUIRED TO ADOPT AND APPROVE THE MERGER AGREEMENT AND THE
         MERGER?

A: The affirmative vote of the holders of a majority of all outstanding shares of Milestone common stock is required to adopt and approve the merger agreement and the merger. Since the acquisition group beneficially owns 68.84% of the outstanding shares of Milestone common stock, it possesses sufficient voting power to adopt and approve the merger agreement and the merger, and the acquisition group has indicated to our board of directors its intention to do so.

Q:       WHAT WILL BE THE EFFECT OF THE MERGER?

A: After the merger, Milestone will no longer be a publicly held corporation, you will no longer own any Milestone stock, and the acquisition group will own 100% of Milestone's stock.

Q:       IF THE MERGER IS COMPLETED, WHAT WILL I RECEIVE FOR MY MILESTONE COMMON
         STOCK?

A: If the merger is completed, each of your shares of Milestone common stock will be automatically canceled and converted into the right to receive $2.65 in cash, without interest or any other payment thereon, except that if you perfect your appraisal rights, your shares will be subject to appraisal in accordance with Delaware law. See pages 52-53 (The Merger - Payment of Merger Consideration and Surrender of Stock Certificates) and pages 54-58 (The Merger - Appraisal Rights).


Q: IF THE MERGER IS COMPLETED, WHAT WILL THE ACQUISITION GROUP RECEIVE FOR ITS MILESTONE COMMON STOCK?

A: If the merger is completed, each share of Milestone common stock held by the acquisition group will remain outstanding and the acquisition group will not receive any cash consideration for its shares of Milestone common stock.

Q: IF THE MERGER IS COMPLETED, WHAT WILL THE ACQUISITION GROUP AND OTHER HOLDERS OF MILESTONE SERIES A PREFERRED STOCK RECEIVE FOR THEIR SHARES OF SERIES A PREFERRED STOCK?

A: Each outstanding share of Milestone series A preferred stock (including each share of series A preferred stock owned by the acquisition group) will be automatically canceled and converted into the right to receive $2.91 in cash (which is $2.65, multiplied by the number of shares of Milestone common stock into which such share of series A preferred stock may be converted), other than any outstanding share of series A preferred stock that is held by stockholders who perfect their appraisal rights under Delaware law.

Q:       WHAT DOES OUR BOARD OF DIRECTORS RECOMMEND REGARDING THE MERGER
         AGREEMENT?

A: After receiving the unanimous recommendation of a special committee of our board of directors, consisting solely of directors who are not officers or employees of Milestone, our board of directors unanimously determined that the terms of the merger are advisable, fair to, and in the best interests of, Milestone stockholders, other than the acquisition group. Our board of directors unanimously recommends that you vote "FOR" the adoption and approval of the merger and the merger agreement.

Q:       WHY DID OUR BOARD OF DIRECTORS FORM THE SPECIAL COMMITTEE?

A: Our board of directors formed the special committee because of the interests that Leonard Mandor, Robert Mandor and Joseph Otto, three out of the seven members of our board of directors, have in Concord. More specifically, both Leonard Mandor and Robert Mandor are directors and senior executive officers of

         Milestone, the proposed target, as well as directors, senior executive officers and the sole owners of Concord, the proposed acquirer. In addition, Joseph Otto is a director and a senior executive officer of Milestone and an officer of Concord. The three members of the special committee are directors of Milestone who are neither officers nor employees of Milestone or Concord and are not affiliates of Concord.

Q:       WHAT SHOULD I DO NOW? HOW DO I VOTE?

A: After you read and consider carefully the information contained in this proxy statement, please fill out, sign and date your proxy card and mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting. Failure to return your proxy or vote in person at the meeting will have the same effect as a vote against the adoption and approval of the merger and the merger agreement.

Q:       WHAT RIGHTS DO I HAVE TO DISSENT FROM THE MERGER?


A: If you wish, you may dissent from the merger and seek an appraisal of the fair value of your shares of Milestone common stock and/or series A preferred stock, but only if you comply with the requirements of Delaware law which are attached as Appendix C and which are summarized on pages C-1-C-3. Based on the determination of the Delaware Court of Chancery, the appraised fair value of your shares of Milestone common stock and/or series A preferred stock, which will be paid to you if you seek an appraisal, may be more than, less than, or equal to the $2.65 per share price of common stock and the $2.91 per share price of series A preferred stock to be paid in the merger.


Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Yes, but only if you provide instructions to your broker on how to vote. You should fill out, sign, date and return the proxy card and otherwise follow the directions provided by your broker regarding how to instruct your broker to vote your shares. See pages 15-16 (Special Meeting - Voting and Revocation of Proxies).

Q: CAN I CHANGE MY VOTE OR REVOKE MY PROXY AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes, you can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. If you choose either of these methods, you must submit your notice of revocation or your new proxy card to us by ___________ ___, 2001. Third, you can attend the special meeting and vote in person. Simply attending the meeting, however, will not revoke your proxy; you must vote at the meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote. See pages 15-16 (Special Meeting - Voting and Revocation of Proxies).

Q:       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?


A: No. If the merger agreement is adopted and approved, then shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your stock certificates to Concord's payment agent. You should use the letter of transmittal to exchange your stock certificates for the merger consideration to which you are entitled as a result of the merger. YOU SHOULD NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARDS. You should follow the procedures described in pages 52-53 (The Merger - Payment of Merger Consideration and Surrender of Stock Certificates).


Q:       WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working towards completing the merger as soon as possible. For the merger to occur, it must be adopted and approved by our stockholders and certain other customary closing conditions must be fulfilled or waived (to the extent permitted by law). If this and other conditions are either fulfilled or waived (to the extent permitted by law), we expect to complete the merger on or about ______________, which in any event, will be no more than two business days after these conditions have been fulfilled or waived (to the extent permitted by law).

Q:       WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?


A: The receipt of cash in exchange for your stock surrendered in the merger will constitute a taxable transaction for U.S. federal income tax purposes and under most state, local, foreign and other tax laws. In general, a stockholder who surrenders common stock pursuant to the merger will recognize a gain or loss equal to the difference, if any, between $2.65 per share and such stockholder's adjusted tax basis in such share and a series A preferred stockholder who surrenders stock pursuant to the merger will recognize a gain or loss equal to the difference, if any, between $2.91 per share and such stockholders adjusted tax basis in such share. We urge you to consult your own tax advisor regarding the specific tax consequences that may result from your individual circumstances as well as the foreign, state and local tax consequences of the disposition of shares in the merger. To review the tax considerations of the merger in greater detail see pages 43-44 (Special Factors - Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders).


Q:       WHO CAN HELP ANSWER MY OTHER QUESTIONS?

A: If you have more questions about the merger, you should contact Karen Renza, our Director of Stockholder Services:

                                    Milestone Properties, Inc.
                                    150 East Palmetto Park Road
                                    Fourth Floor
                                    Boca Raton, Florida 33432
                                    Telephone:     (561) 394-9533, Ext. 212
                                    Facsimile:     (561) 392-8311

                               SUMMARY TERM SHEET

         This term sheet highlights certain material information from this proxy statement and does not contain all of the information that is important to you. To understand the merger fully, you should read carefully this entire proxy statement, the appendices and the additional documents referred to in this proxy statement. In this proxy statement, the terms "Milestone", "we", "us" and "our" refer to Milestone Properties, Inc. In this proxy statement, the term "Concord" refers to "Concord Assets Group, Inc." In this proxy statement, the terms the "acquisition group" and "Concord and its affiliates" refer to Concord, Leonard
S. Mandor, Robert A. Mandor and any entity that is controlled by Concord, Leonard Mandor or Robert Mandor.

THE SPECIAL MEETING DATE, TIME AND PLACE (PAGES 13-16)


Proposal to be Considered at the Special Meeting (page 14)

         o The special meeting of common stockholders of Milestone Properties, Inc. will be held on __________________, 2001 at ______ __.m. local time, at the offices of Adorno & Zeder, P.A., 2601 South Bayshore Drive, Suite 1600, Miami, Florida 33133. At the special meeting, you are being asked to adopt and approve the merger agreement pursuant to which MST Merger Corp., a wholly-owned Concord subsidiary, formed solely for the purpose of effecting the merger, will be merged into Milestone. Milestone will continue as the surviving corporation. For additional information about the merger, see pages 51-58 (The Merger). For additional information about the merger agreement see pages 58-69 (The Merger Agreement).

          Record Date for Voting (page 15)


         o Only holders of record of shares of common stock of Milestone at the close of business on ______________________, 2001 are entitled to notice of and to vote at the special meeting. On that date, there were _____ holders of record of common stock, and 4,288,542 shares of our common stock outstanding. Each share of common stock entitles the holder to cast one vote at the special meeting. For additional information about the record date for voting see page 15 (Special Meeting - Voting Rights; Vote Required for Adoption and Approval).

         Procedures Relating to Your Vote at the Special Meeting (pages 15-16)

         o The presence, in person or by proxy, of the holders of a majority of all outstanding shares of Milestone common stock as of the record date is necessary to constitute a quorum at the special meeting. Abstentions and broker non-votes are counted for the purpose of establishing a quorum.

         o Adoption of the merger agreement requires the affirmative vote of the holders of a majority of all outstanding shares of Milestone common stock. Abstentions and broker non-votes will have the effect of a vote "AGAINST" the adoption and approval of the merger agreement.

         o You should complete, date and sign your proxy card and mail it in the enclosed return envelope as soon as possible so that your shares may be represented at the special meeting, even if you plan to attend the meeting in person. Unless contrary instructions are indicated on your proxy, all of your shares represented by valid proxies will be voted "FOR" the adoption and approval of the merger agreement.

         o If your shares are held in "street name" by your broker, your broker will vote your shares, but only if you provide instructions on how to vote. You should follow the procedures provided by your broker regarding the voting of your shares.

         o You can revoke your proxy and change your vote in any of the following ways:

                  o deliver to our secretary at our corporate offices at 150 East Palmetto Park Road, Fourth Floor, Boca Raton, Florida 33432, on or before the business day prior to the special meeting, a later dated, signed proxy card or a written revocation of your proxy;

                  o deliver a later dated, signed proxy card or a written revocation to us at the special meeting;

                  o attend the special meeting and vote in person. Your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting; or

                  o if you have instructed a broker to vote your shares, you must follow the directions received from your broker to change those instructions. For additional information regarding the procedure for delivering your proxy see pages 15-16 (Special Meeting - Voting and Revocation of Proxies and Special Meeting - Solicitation of Proxies).


APPRAISAL RIGHTS (PAGES 54-58)

         o You may dissent from the merger and seek appraisal of the fair value of your shares of common stock and/or series A preferred stock, but only if you comply with all requirements of Delaware law attached as Appendix C to this proxy statement. See pages 54-58 (The Merger - Appraisal Rights).

PURPOSES AND STRUCTURE OF THE MERGER (PAGES 40-41)

         o The principal purposes of the merger are to permit Milestone stockholders to realize a cash price for their shares in an amount in excess of the market price at which their shares traded prior to the announcement of the signing of the merger agreement (although this cash price is 2.2% less than the average closing price at which their shares traded for the one year period prior to the announcement of the signing of the merger agreement) and to permit the acquisition group to increase its beneficial ownership of Milestone from approximately 68.84% to 100%.

         o The proposed transaction has been structured as a going private cash merger of MST Merger Corp. into Milestone. Milestone will be the surviving corporation in the merger and, upon completion of the merger, will be a privately held wholly-owned subsidiary of the acquisition group. The transaction has been structured as a going private transaction to permit the acquisition group to own 100% of a privately held corporation and as a cash merger in order to provide the holders of common stock, other than the acquisition group, and the holders of series A preferred stock, including the acquisition group, with cash for all of their shares. See pages 40-41 (Special Factors - Purposes and Structure of the Merger).

CONSIDERATION TO BE OFFERED TO OUR STOCKHOLDERS (PAGE 58)


         o At the effective time of the merger, (i) each outstanding share of common stock will be canceled and converted into the right to receive $2.65 in cash, other than any outstanding share of common stock that is held by stockholders who perfect their appraisal rights under Delaware law, any outstanding share of common stock that is held by the acquisition group and any outstanding share of common stock held in our treasury; and (ii) each outstanding share of series A preferred stock will be canceled and converted into the right to receive $2.91 in cash (which is $2.65, multiplied by the number of shares of common stock into which such share of series A preferred stock may be converted), other than any outstanding share of series A preferred stock that is held by stockholders who perfect their appraisal rights under Delaware law.

         o Each share of common stock of MST Merger Corp. then issued and outstanding will, by virtue of the merger and without any action on the part of MST Merger Corp. become one fully paid and non-assessable share of common stock of Milestone, the surviving corporation.

THE PARTIES TO THE MERGER

Concord

         o The principal activity of Concord Assets Group, Inc., a New York corporation, is the acquisition, ownership and operation through its wholly-owned entities and other affiliates, of investment retail properties, primarily community and neighborhood shopping centers, small regional malls and single tenant commercial properties. Certain of our directors and executive officers currently hold positions with Concord, as further set forth below:

             -------------------- --------------------------------------------- -----------------------------------------
             NAME                 POSITION WITH CONCORD                         POSITION WITH MILESTONE
             -------------------- --------------------------------------------- -----------------------------------------
             Leonard Mandor       o Chairman of the board of directors          o Chairman of the board of directors
                                  o Chief Executive Officer                     o Chief Executive Officer
             -------------------- --------------------------------------------- -----------------------------------------
             Robert Mandor        o Member of the board of directors            o Member of the board of directors
                                  o President                                   o President
                                                                                o Chief Financial Officer


                                       3

             -------------------- --------------------------------------------- -----------------------------------------
             -------------------- --------------------------------------------- -----------------------------------------
             Joseph Otto          o Vice President                              o Member of the board of directors

                                                                                o Vice President

                                                                                o Secretary
             -------------------- --------------------------------------------- -----------------------------------------


              As of the record date, Concord and its affiliates beneficially own 2,955,466 shares of Milestone's outstanding common stock, which represents approximately 68.84% of Milestone's outstanding common stock. The address and telephone number of Concord's principal executive offices are:

                                    Concord Assets Group, Inc.
                                    150 East Palmetto Park Road, Fourth Floor
                                    Boca Raton, Florida 33432
                                    Telephone:  (561) 394-9260

MST Merger Corp.

         o MST Merger Corp. is a Delaware corporation and a wholly-owned subsidiary of Concord that was formed solely for the purpose of effecting the transactions contemplated by the merger and has not engaged in any business except in furtherance of this purpose. The address and telephone number of MST Merger Corp.'s principal executive offices are:

                                    MST Merger Corp., Inc.
                                    150 East Palmetto Park Road, Fourth Floor
                                    Boca Raton, Florida 33432
                                    Telephone:  (561) 394-9260

Milestone

         o The principal activity of Milestone, a Delaware corporation, is the acquisition, management and development of real estate, primarily consisting of shopping centers. For additional information and news concerning Milestone, please contact Karen Renza, Director of Stockholder Services, Milestone Properties, Inc. (Tel: (561) 394-9533, Ext. 212 or Fax: (561)
                  392-8311). Milestone's common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "MPRP". The address and telephone number of Milestone's principal executive offices are:

                                    Milestone Properties, Inc.
                                    150 East Palmetto Park Road, Fourth Floor
                                    Boca Raton, Florida 33432
                                    Telephone:  (561) 394-9260

Other Filing Persons

         LEONARD S. MANDOR

         o The principal occupation of Leonard Mandor is (i) to serve as the Chairman of the board of directors and the Chief Executive Officer of Milestone, which positions he has held since Milestone began its operations in 1990 and (ii) to serve as the Chairman of the board of directors and the Chief Executive Officer of Concord, with which he has been associated since its inception in 1981. As of the record date, Leonard Mandor beneficially owned 2,952,845 shares of Milestone common stock, which represents approximately 68.81% of Milestone's outstanding common stock. This 68.81% consists of 2,903,845 shares of Milestone common stock beneficially owned by Concord and 49,000 shares of Milestone common stock beneficially owned by Mill Neck Associates, a New York partnership owned by Leonard Mandor and Robert Mandor. As the Chairman of the board of directors, the Chief Executive Officer and the owner of a majority of Concord's voting stock, Leonard Mandor is deemed to be the beneficial owner of Concord's shares, and, as the general partner of Mill Neck Associates, Leonard Mandor is deemed to be the beneficial owner of Mill Neck Associates' shares. Leonard Mandor and Robert Mandor together own 100% of Concord and may be deemed to be controlling persons of Milestone. For additional information about Leonard Mandor see pages 44-45 (Conflicts of Interest - Directors, Officers and Controlling Persons - Leonard Mandor). The business address and telephone number of Leonard Mandor are:


                                    150 East Palmetto Park Road, Fourth Floor
                                    Boca Raton, Florida 33432
                                    Telephone:  (561) 394-9260

ROBERT A. MANDOR

         o The principal occupation of Robert Mandor is (i) to serve as a director, the President and the Chief Financial Officer of Milestone, which position he has held since Milestone began its operations in 1990 and (ii) to serve as a director and the President of Concord, with which he has been associated since its inception in 1981. Robert Mandor may be deemed to beneficially own 2,955,466 shares of Milestone common stock, which represents approximately 68.84% of Milestone's outstanding common stock. This 68.84% consists of 2,903,845 shares of Milestone common stock beneficially owned by Concord, 49,000 shares of Milestone common stock beneficially owned by Mill Neck Associates and 2,621 shares of Milestone common stock beneficially owned directly by Robert Mandor. However, because Robert Mandor owns less than a majority of Concord's voting stock, he disclaims beneficial ownership of the Milestone common stock beneficially owned by Concord, which would result in Robert Mandor beneficially owning only 1.2% of Milestone's common stock. Robert Mandor and Leonard Mandor together own 100% of Concord and may be deemed to be controlling persons of Milestone. For additional information about Robert Mandor see page 45 (Conflicts of Interest - Directors, Officers and Controlling Persons - Robert Mandor). The business address and telephone number of Robert Mandor are:


                    150 East Palmetto Park Road, Fourth Floor
                    Boca Raton, Florida 33432
                    Telephone:  (561) 394-9260

RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND OUR BOARD OF DIRECTORS
(PAGES 33-36)


         o The special committee of our board of directors, consisting of three non-employee, non-officer directors of Milestone, Geoffrey S. Aaronson, Harvey Jacobson and Gregory McMahon, was formed to consider and evaluate the merger. The special committee has determined unanimously that the merger consideration is fair to our stockholders (other than the acquisition group) and recommended to our board of directors that it declare the merger advisable and in the best interests of Milestone and our stockholders (other than the acquisition group), approve the merger agreement and determine to recommend that our stockholders vote to adopt and approve the merger agreement. Our board of directors, based on the unanimous recommendation of the special committee, has unanimously determined that the merger consideration is fair to our stockholders, and that the merger is advisable and in the best interests of Milestone and our stockholders (other than the acquisition group) and declared that the merger agreement is advisable. Accordingly, our board of directors has approved the merger agreement and unanimously recommends that you vote "FOR" the proposal to adopt and approve the merger agreement.


         o For a discussion of the material factors considered by the special committee and our board of directors in reaching their conclusions and the reasons why the special committee and our board of directors determined that the merger is fair see pages 33-36 (Special Factors - Reasons for the Recommendations of the Special Committee and Our Board of Directors), pages 36-38 (Special Factors - Milestone's Position as to the Fairness of the Merger) and pages 40-41 (Special Factors - Purposes and Structure of the Merger).

OPINION OF FINANCIAL ADVISOR (PAGES 26-33)

         o In connection with the merger, the special committee and our board of directors considered the opinion of the special committee's financial advisor, Brooks, Houghton Securities, Inc., as to the fairness of the merger consideration to the holders of shares of common stock, other than the acquisition group, from a financial point of view. Brooks, Houghton delivered its opinion to the special committee on March 30, 2001 that, as of the date of the opinion and based on and subject to the limitations and qualifications described in the opinion, the consideration to be received by the common stockholders, other than the acquisition group, pursuant to the merger agreement is fair from a financial point of view to such holders. Brooks, Houghton's opinion was provided for the information of the special committee and the board of directors of Milestone and does not constitute a recommendation to any Milestone common stockholder with respect to any matter relating to the proposed merger.


         o For a detailed discussion of the opinion of the financial advisor, see pages 26-33 (Special Factors - Opinion of Financial Advisor).


         o The full text of Brooks, Houghton's written opinion is attached as Appendix B to this proxy statement. We encourage you to read Brooks, Houghton's opinion in its entirety for a description of the matters considered and limitations on the review undertaken.

MILESTONE'S POSITION AS TO THE FAIRNESS OF THE MERGER (PAGES 36-38)

         o We believe the merger and the merger consideration to be fair to our stockholders, other than the acquisition group. In reaching this determination we have relied on numerous factors, including:


                  o the merger consideration represents a 41.3% premium over $1.875, the closing price of our common stock on the last full trading day prior to our April 2, 2001 announcement of the proposed merger; our board of directors considered the fact that the merger consideration of $2.65 per share represents a 2.2% discount to the average closing price of $2.71 per share for our common stock for the one year period prior to April 2, 2001. For additional information, see pages 16-18 (Comparative Market Price Data);

                  o the merger consideration to be paid in the merger agreement represents a multiple of 22.1 times our earnings per share for the 12 month period ending December 31, 2000 (all of which earnings resulted from non-recurring capital transactions);

                  o the approval of the merger by all of the members of the special committee and the fact that the members of the special committee, based on the factors described in pages 33-36 (Special Factors - Reasons for the Recommendations of the Special Committee and Our Board of Directors), determined that the merger is fair and in the best interests of Milestone and our stockholders (other than the acquisition group) and declared that the merger agreement is advisable;


                  o the merger agreement was extensively negotiated between the representatives of the special committee and the representatives of Concord; and

                  o the members of the special committee who negotiated the transaction on behalf of our stockholders are not officers or employees of Milestone and are not affiliated with Concord.


         o For a more detailed discussion of the material factors upon which these beliefs are based, see pages 36-38 (Special Factors - Milestone's Position as to the Fairness of the Merger).

THE ACQUISITION GROUP'S POSITION AS TO THE FAIRNESS OF THE MERGER (PAGES 38-40)

         o The acquisition group believes the merger consideration to be fair to the Milestone stockholders, other than the acquisition group. In reaching this determination, the acquisition group relied on numerous factors, including:


                  o the per share price to be paid on Milestone common stock in the merger represents a 41.3% premium over the reported closing price of $1.875 for shares of

                           Milestone common stock on March 23, 2001, which was the last day on which shares of Milestone common stock traded prior to Milestone's April 2, 2001 announcement of the execution of the merger agreement;

                  o the consideration to be paid in the merger agreement represents a multiple of 22.1 times Milestone's earnings per share of Milestone common stock for the 12 month period ending December 31, 2000 (all of which earnings resulted from non-recurring capital transactions);

                  o Milestone has attempted to dispose of a substantial portion of its assets in a single transaction for the past three years without any success; and

                  o the acquisition group believes that Milestone is too small to continue to support the expenses of being a public company, which include the cost of counsel and independent accountants for securities compliance, preparing, printing and mailing certain corporate reports, directors' and officers' insurance and the cost of investor relations activities.


         o For a detailed discussion of the material factors upon which these beliefs are based, see pages 38-40 (Special Factors - The Acquisition Group's Position as to the Fairness of the Merger).


CONFLICTS OF INTEREST (PAGES 44-51)

         o In considering the recommendation of the special committee and our board of directors with respect to the merger and the merger agreement, you should be aware that certain directors, executive officers and controlling persons of Milestone have interests in the merger that are different from or in addition to, the interests of our stockholders generally, and which present actual, apparent or potential conflicts of interest in connection with the merger.

The Acquisition Group

         o The acquisition group consists of Concord, Leonard Mandor, Robert Mandor and any entity that is controlled by Concord, Leonard Mandor or Robert Mandor. Concord's directors and executive officers, Leonard Mandor and Robert Mandor, and its executive officer, Joseph Otto, are also directors and executive officers of Milestone. As of the record date, the acquisition group beneficially owned 2,955,466 shares of Milestone common stock, which represents approximately 68.84% of Milestone's common stock. Upon completion of the merger, pursuant to which Concord's wholly-owned subsidiary, MST Merger Corp., will merge into Milestone, the certificate of incorporation and bylaws of Concord's wholly-owned subsidiary will become Milestone's certificate of incorporation and bylaws, and, the beneficial ownership of Milestone's common stock by the acquisition group, will increase from approximately 68.84% to 100%.

Stock Options


         o Upon completion of the merger, one of our directors and executive officers, Joseph Otto, will receive $55,900 in cash in consideration for the cancellation of his options to purchase 26,000 shares of Milestone common stock, at an exercise price of $0.50 per share. For additional information see page 45 (Conflicts of Interest - Directors, Officers and Controlling Persons - Joseph P. Otto).

         o For additional information about Conflicts of Interest see pages 44-51 (Conflicts of Interest).

ACCOUNTING TREATMENT (PAGE 53)

         o The merger will be accounted for under the purchase method of accounting. For a discussion of the accounting treatment for the merger see page 53 (The Merger - Accounting Treatment).

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO OUR STOCKHOLDERS (PAGES 43-44)

         o The receipt of $2.65 in cash for each outstanding share of common stock and $2.91 in cash for each outstanding share of series A preferred stock will be a taxable transaction for U.S. federal income tax purposes and under most state, local, foreign and other tax laws. For U.S. federal income tax purposes, each of our stockholders generally will realize taxable gain or loss as a result of the merger measured by the difference, if any, between the tax basis of each share of our common stock and each share of our series A preferred stock owned by such stockholder and $2.65 for each share of common stock and $2.91 for each share of series A preferred stock owned by such stockholder. For additional information regarding material U.S. federal income tax consequences of the merger to our stockholders, see pages 43-44 (Special Factors - Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders).

FINANCING OF THE MERGER (PAGE 53)

         o The total amount of funds required to consummate the merger and to pay related fees and expenses is estimated to be approximately $4,350,000. The acquisition group has sufficient funds available to pay the merger consideration and pay its portion of the fees and expenses incurred in connection with the merger. The merger is not conditioned on any financing arrangements. For additional information about the financing of the merger see page 53 (The Merger - Financing of the Merger; Fees and Expenses of the Merger).

THE MERGER AGREEMENT (PAGES 58-69)

Generally (page 58)


         o The merger agreement provides for MST Merger Corp. to merge with and into us. Milestone will be the surviving corporation in the merger, and, as a result of the merger, the acquisition group will own 100% of Milestone's stock. In the merger,

                  MST Merger Corp.'s certificate of incorporation as in effect immediately prior to the effective time, shall be the certificate of incorporation of Milestone, provided, that MST Merger Corp.'s certificate of incorporation will be amended by the certificate of merger to read as follows: "The name of the corporation is: Milestone Properties, Inc." As of the completion of the merger, the bylaws of MST Merger Corp. will be the bylaws of Milestone.


Effective Time (page 52)

         o The merger will be consummated and become effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware or such later time as specified in the certificate of merger.


Competing Transactions (pages 63-64)

         o Nothing contained in the merger agreement shall prohibit us from, prior to the date of the stockholder's meeting, doing any of the following:

                  o furnishing information or entering into discussions with any person that makes an unsolicited written proposal to us with respect to a competing transaction, which could reasonably be expected to result in a superior proposal, if the failure to take such action would be inconsistent with the board of directors' and the special committee's fiduciary duties to Milestone stockholders. Prior to furnishing information to, or entering into negotiations with, such person, we will provide reasonable notice to Concord that we are furnishing information or negotiating with such person, and will have received from such person a fully executed confidentiality agreement;

                  o complying with Rule 14d-9 or Rule 14e-2 under the Securities Exchange Act of 1934, as amended with regard to a tender offer or exchange offer;

                  o failing to make or withdrawing or modifying its recommendation to the Milestone common stockholders that they adopt and approve the merger agreement; or

                  o recommending an unsolicited, bona fide proposal with respect to a competing transaction which could reasonably be expected to result in a superior proposal, if the failure to take such action would be inconsistent with the board of directors' and the special committee's fiduciary duties to the stockholders.


         o Taking these actions, however, may result in a payment by us to Concord of a break-up fee of $250,000 and reimbursement for expenses of up to $350,000. See pages 68-69 (The Merger Agreement - Fees, Expenses and Other Payments).

Conditions (page 64-66)

         o The completion of the merger depends on several conditions being satisfied or waived, including, among others, the following:

                  o the adoption and approval of the merger agreement by the affirmative vote of the holders of a majority of our outstanding shares entitled to vote thereon. As the beneficial owners of 68.84% of the outstanding shares of Milestone common stock, the acquisition group possesses sufficient voting power to adopt and approve the merger agreement and intends to do so;

                  o the absence of any legal prohibition against the merger;

                  o the material accuracy of the representations and warranties of the parties contained in the merger agreement and the material compliance with the obligations of the parties to be performed under the merger agreement;

                  o our stockholders asserting their appraisal rights with respect to Milestone common stock shall constitute less than 20% of all shares of Milestone common stock outstanding not held by the acquisition group immediately prior to the effective time;

                  o a material adverse effect with respect to our operations has not occurred, and no facts or circumstances arising after April 2, 2001, have occurred which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on us; and

                  o obtaining any necessary third party consents and approvals.

Fees, Expenses and Other Payments (pages 68-69)

         o Whether or not the merger is consummated, all costs and expenses incurred in connection with the merger agreement are to be borne by the party which incurs those costs and expenses. However, we have agreed to pay Concord an amount equal to all of Concord's expenses not to exceed $350,000, if the merger agreement is terminated:

                  o as a result of a material breach of any of our representations, warranties, covenants or agreements, or if any of our representations or warranties shall have become untrue such that we would be incapable of satisfying conditions precedent of Concord and MST Merger Corp. under the merger agreement by December 31, 2001;


                  o because our common stockholders do not adopt and approve the merger and the merger agreement at the stockholders' meeting and at the time of the stockholders' meeting there exists a proposal with respect to a competing transaction which either (1) our board of directors or the special committee has not publicly opposed or (2) is consummated or a definitive agreement providing for such competing transaction is entered into at any time prior to or within 12 months after the termination of the merger agreement;

                  o by Concord, if the special committee or our board of directors has withdrawn, modified or adversely changed its approval or recommendation of the merger and the merger agreement or recommended or approved a competing transaction or superior proposal, entered into an agreement with respect to a competing transaction or superior proposal, or shall have resolved to do any of the foregoing;

                  o by Concord, if we furnish information to, or enter into discussions or negotiations with any person that makes an unsolicited proposal and such discussions continue for more than 14 calendar days after such offer is received;

                  o by Concord, if we fail to reject a tender offer or exchange offer proposal by a third party within ten days of its commencement or the date such proposal is first publicly disclosed;

                  o by us, upon the special committee and our board of directors' authorization to enter into a written agreement with respect to a competing transaction that the special committee and our board of directors have determined to be a superior proposal; or

                  o by us, if the merger shall not have been completed on or before December 31, 2001 and we enter into a definitive agreement providing for a competing transaction within 12 months after the date of the termination of the merger agreement.

         o In addition, we have agreed to pay Concord a fee equal to $250,000, if the merger agreement is terminated as a result of one of the events described above and a competing transaction is completed within 12 months after the date of the termination of the merger agreement.



                 FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE

         This proxy statement contains certain forward-looking statements. Because these forward-looking statements are being made by us in connection with a going private transaction, the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended, does not apply to these statements. Such forward-looking statements involve risks and uncertainties and include, but are not limited to, statements regarding future events and its plans, goals and objectives. Such statements are generally accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect" or similar terms. Milestone's actual results may differ materially from such statements. Factors that could cause or contribute to such differences include, without limitation, the following:

         o our plans, strategies, objectives, expectations and intentions are subject to change at any time at its discretion;

         o general economic and business conditions, which may, among other things, affect the demand for retail space or retail goods, the availability and creditworthiness of prospective tenants, rental terms and the terms and availability of financing, are subject to change at any time;

         o adverse changes in real estate markets including, among other things, competition with other companies;

         o adverse changes in the properties Milestone owns which could require the expenditure of funds to fix or maintain such properties;

         o the general risks of real estate development and acquisitions, such as changes in demographics, construction delays, cost overruns, work stoppages and slowdowns, the cost and availability of skilled labor and weather conditions;

         o governmental actions and initiatives, such as seizures of property, condemnation and construction of alternative roadways;

         o        environmental and safety conditions and hazards; and

         o other risks and uncertainties indicated from time to time in Milestone's filings with the Securities and Exchange Commission.


         Although Milestone believes that the assumptions underlying its forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, Milestone cannot make any assurances that the results contemplated in such forward-looking statements will be realized. The inclusion of such forward-looking information should not be regarded as a representation by Milestone or any other person that the future events, plans or expectations contemplated by Milestone will be achieved. Furthermore, past performance is not necessarily an indicator of future performance. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.



                                 SPECIAL MEETING

         This proxy statement is furnished in connection with the solicitation of proxies by our board of directors for a special meeting of common stockholders to be held on ______________, 2001 at _________.m. local time, at the offices of Adorno & Zeder, P.A., 2601 South Bayshore Drive, Suite 1600, Miami, Florida 33133, or at any adjournment of the special meeting. Shares of our common stock, par value $0.01 per share, represented by properly executed proxies received by us will be voted at the special meeting or any adjournment of the special meeting in accordance with the terms of such proxies, unless revoked.

PROPOSAL TO BE CONSIDERED AT THE SPECIAL MEETING

         At the special meeting, you will consider and vote upon a proposal to adopt and approve a merger agreement, dated as of April 2, 2001, among Concord, MST Merger Corp., a wholly-owned subsidiary of Concord and Milestone.

         The merger agreement provides for the merger of MST Merger Corp. with and into Milestone. Upon the effective time of the merger, the separate corporate existence of MST Merger Corp. will cease, and Milestone will be the surviving corporation and a wholly-owned subsidiary of the acquisition group. Pursuant to the merger:

         o each outstanding share of common stock will be canceled and converted into the right to receive $2.65 in cash, other than any outstanding share of common stock that is held by stockholders who perfect their appraisal rights under Delaware law and other than any outstanding share of common stock that is held by the acquisition group; and

         o each outstanding share of series A preferred stock will be canceled and converted into the right to receive $2.91 in cash (which is $2.65, multiplied by the number of shares of common stock into which such share of series A preferred stock may be converted), other than any outstanding share of series A preferred stock that is held by stockholders who perfect their appraisal rights under Delaware law.

APPRAISAL RIGHTS

Holders of Common Stock


         Holders of Milestone common stock who do not vote in favor of the merger and who perfect their appraisal rights under Delaware law will be entitled to receive from the surviving corporation in the merger a cash payment in the amount of the "fair value", determined in accordance with Delaware law, of such shares. After the merger, such shares will not represent any interest in the surviving corporation, other than the right to receive such cash payment. You will be able to avail yourself of your appraisal rights only (i) if you do not vote in favor of the merger and (ii) if you follow precisely the procedures set forth beginning on pages 54-58 (The Merger - Appraisal Rights). If you wish to exercise your appraisal rights or wish to preserve your right to do so, you should review carefully the procedures of Section 262 of the Delaware General Corporation Law, a copy of which is attached hereto as Appendix C, and seek the advice of legal counsel.


Holders of Series A Preferred Stock


         Holders of Milestone series A preferred stock, who by virtue of their class of shares are not entitled to vote on the merger agreement, do nonetheless have appraisal rights. In order to perfect their appraisal rights under Delaware law, holders of Milestone series A preferred stock must follow precisely the procedures set forth on pages 54-58 (The Merger - Appraisal Rights).

After the merger, such shares of series A preferred stock will also not represent any interest in the surviving corporation, other than the right to receive such payment. You will be able to avail yourself of your appraisal rights only if you follow precisely the procedures set forth beginning on pages 54-58 (The Merger - Appraisal Rights). If you wish to exercise your appraisal rights or wish to preserve your right to do so, you should review carefully the procedures of Section 262 of the Delaware General Corporation Law, a copy of which is attached hereto as Appendix C, and seek the advice of legal counsel.

VOTING RIGHTS; VOTE REQUIRED FOR ADOPTION AND APPROVAL

         Each outstanding share of Milestone common stock entitles its holder to one vote on all matters properly coming before the special meeting. Any stockholder entitled to vote may vote either in person or by properly executed proxy. A majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, will constitute a quorum at the special meeting. Abstentions and broker non-votes (i.e., shares held by brokers in "street name", voting on certain matters due to discretionary authority or instructions from the beneficial owner, but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) are counted for the purpose of establishing a quorum at the special meeting. The merger agreement must be adopted and approved by the holders of at least a majority of the outstanding shares of Milestone common stock. Abstentions and broker non-votes will have the effect of a vote "AGAINST" adoption and approval of the merger agreement. Votes will be tabulated by our transfer agent, The Bank of New York.

         On the record date for the special meeting, there were approximately _____ holders of record of Milestone common stock, and 4,288,542 shares of Milestone common stock outstanding, 2,955,466 of which were beneficially owned by the acquisition group, representing approximately 68.84% of the total number of shares entitled to vote at the special meeting. As a result, the acquisition group possesses sufficient voting power to control the matters presented to a vote at the special meeting, including the ability to adopt and approve the merger agreement and the transactions contemplated by the merger agreement. The acquisition group has indicated that it intends to vote all of the Milestone common stock beneficially owned by it "FOR" the adoption and approval of the merger agreement and the transactions contemplated by the merger agreement. Therefore, you should expect that the merger agreement and the transactions contemplated by the merger agreement, including the merger, will be adopted and approved at the special meeting. Likewise, unless a condition to the consummation of the merger is not satisfied and Concord does not waive such condition, you should also expect that transactions contemplated by the merger agreement, including the merger, will be completed.

         The adoption and approval of the merger by a majority of the holders of outstanding shares of Milestone common stock who are unaffiliated with the acquisition group is not required.

VOTING AND REVOCATION OF PROXIES

         All shares of Milestone common stock represented by properly executed proxies received prior to or at the special meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted for the proposal to adopt and approve the merger agreement and to adjourn the special meeting, if necessary.

         If you have given a proxy, you may revoke it by:

         o delivering to Karen Renza, Director of Stockholder Services at our executive offices at 150 East Palmetto Park Road, Fourth Floor, Boca Raton, Florida 33432, on or before the business day prior to the special meeting, a later dated, signed proxy card or a written revocation of such proxy;

         o delivering a later dated, signed proxy card or a written revocation to us at the special meeting;

         o        attending the special meeting and voting in person; or

         o if you have instructed a broker to vote your shares, following the directions received from your broker to change those instructions.

         Revocation of the proxy will not affect any vote previously taken. Attendance at the special meeting will not in itself constitute the revocation of a proxy, you must vote in person at the meeting.

         Our board of directors is not currently aware of any business to be brought before the special meeting other than that described in this proxy statement. No proxies marked "AGAINST" the proposal to adopt and approve the merger agreement will be voted in favor of a motion to adjourn or postpone the special meeting for the purpose of soliciting further proxies in favor of adoption and approval of the merger agreement.

SOLICITATION OF PROXIES

         We will bear the expenses in connection with the solicitation of proxies. Upon request, we will reimburse brokers, dealers and banks, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material to the beneficial owners of shares of Milestone common stock which such persons hold of record. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone or facsimile, by our officers and regular employees. Such persons will receive no additional compensation for these services, but will be reimbursed for any transaction expenses incurred by them in connection with these services.

         We are mailing this proxy material to Milestone stockholders on or about __________, 2001.



                          COMPARATIVE MARKET PRICE DATA


         The table below sets forth the high and low bid quotations for the Milestone common stock and the Milestone series A preferred stock, as reported on the Over-The-Counter Bulletin Board (ticker symbols "MPRP" and "MPRPP"), for the second quarter of 2001 (through June 15, 2001), the first quarter of 2001, and the fiscal years of 2000 and 1999. The high and low bid quotations for the Milestone common stock and Milestone series A preferred stock represent prices between broker-dealers, and do not include retail mark-ups or mark-downs or any commission to the broker-dealer and may not represent actual transactions.


COMMON STOCK                                                                   HIGH                    LOW
====================================================================== ====================== =======================
2001

First Quarter                                                                $1-29/32                 $1-7/8

Second Quarter
(through June 15, 2001)                                                       $2-5/8                 $2-5/16

2000
First Quarter                                                                 $3-1/4                  $2-3/4

Second Quarter                                                                 3-3/4                 2-11/16

Third Quarter                                                                  4-1/8                 2-15/16

Fourth Quarter                                                                 2-1/4                  1-3/4
1999
----
First Quarter                                                                   $ 2                   $13/16
Second Quarter                                                                3-9/16                  1-1/2
Third Quarter                                                                  3-4/5                  3-1/4
Fourth Quarter                                                                 3-1/2                  2-3/4

SERIES A PREFERRED STOCK                                                       HIGH                    LOW
====================================================================== ====================== =======================
2001
First Quarter                                                          No reported trading

Second Quarter
(through June 15, 2001)                                                No reported trading
2000
----
First Quarter                                                          No reported trading
Second Quarter                                                         No reported trading
Third Quarter                                                          No reported trading




                                       17

1999
----
Fourth Quarter                                                         No reported trading
First Quarter                                                                 $2-9/10                   $2
Second Quarter                                                                 2-3/4                  2-3/4
Third Quarter                                                                  3-1/4                  2-5/8
Fourth Quarter                                                         No reported trading


         The average closing price of Milestone common stock for the one year period prior to April 2, 2001 was $2.71 per share. On March 23, 2001, the last day on which shares of Milestone common stock were traded prior to Milestone's announcement of the execution of the merger agreement, the closing price of the Milestone common stock was $1.875. On June 15, 2001, the most recent practicable trading day prior to the date of this proxy statement, the closing price of the Milestone common stock was $2.36. There has been no reported trading on the Milestone series A preferred stock since July 15, 1999, when the average bid and ask price was $2.63. As of June 15, 2001, management estimates that there were approximately 1,725 record holders of the Milestone common stock and six record holders of the Milestone series A preferred stock.



                                 DIVIDEND POLICY

COMMON STOCK

         We have never declared any cash dividends on our common stock and have no present intention to declare or pay cash dividends on our common stock in the foreseeable future. While there are no restrictions on our ability to declare dividends, except for the preference of our series A preferred stock (discussed below), we anticipate that in the future, earnings will be retained to finance our operations. Any decision as to the future declaration of dividends on our common stock will depend on the results of operations and our financial condition and such other factors as our board of directors, in its discretion, deems relevant. For information about such factors, see page 87 (Milestone - Management's Discussion and Analysis of Financial Condition and Results of Operation - Liquidity and Capital Resources).

SERIES A PREFERRED STOCK

         Our board of directors determined not to declare any dividends on our series A preferred stock during the years ended December 31, 2000 and December 31, 1999. The last dividend declared by us was for the quarter ended December 31, 1995 and was paid on February 15, 1996 at $0.195 per share of our series A preferred stock.

         Since September 30, 1995, holders of our series A preferred stock have not been entitled to receive dividends on a cumulative basis. Pursuant to the Certificate of Designations of our series A preferred stock, after such date, no cash dividend may be paid on our common stock unless full dividends of $0.195 on all outstanding shares of our series A preferred stock for the then current quarterly dividend period are declared and either paid or sufficient sums for the payment thereof are set aside. As a result of our board of directors' determination not to declare a dividend for the quarter ended June 30, 1997, which was the sixth consecutive quarter for which no dividend was declared, the number of persons entitled to serve as directors on our board of directors has been increased by one, and the holders of our series A preferred stock, who are otherwise entitled to elect one member of our board of directors, became entitled to elect a second member of our board of directors to fill such newly created directorship. At the annual meeting in May 1999, the holders of our series A preferred stock elected Harvey Shore to fill such position. Any decision as to the future payment of dividends on our series A preferred stock will depend on the results of operations and our financial condition and such other factors as our board of directors, in its discretion, deems relevant. For information about such factors, see page 87 (Milestone - Management's Discussion and Analysis of Financial Condition and Results of Operation - Liquidity and Capital Resources).


         Under the merger agreement, Milestone has agreed not to declare or pay any dividends on its common stock or its series A preferred stock prior to the closing of the merger.

                         SELECTED FINANCIAL INFORMATION


         The following table sets forth our selected financial information for each of the last five fiscal years in the five year period ended December 31, 2000, 1999, 1998, 1997, 1996 and selected financial information for the three months ended March 31, 2001 and March 31, 2000. The financial information for the years in the five year period ended December 31, 2000, is derived from our financial statements which have been audited by independent certified public accountants. The unaudited selected financial information presented below, as of and for the three months ended March 31, 2001, and March 31, 2000, is derived from our unaudited financial statements. The financial data set forth below should be read in conjunction with our audited and unaudited financial statements and the information presented in pages 83-86 Milestone - Management's Discussion and Analysis of Financial Condition and Results of Operations).

              (Amounts in thousands, except per share information)


                               THREE MONTHS ENDED MARCH 31,                           YEARS ENDED DECEMBER 31,
                               ------------------------------    -------------------------------------------------------------------
                                   2001             2000           2000          1999           1998          1997          1996
                                   ----             ----           ----          ----           ----          ----          ----
                                (UNAUDITED)            (UNAUDITED)




Total revenues.............          $ 2,252         $ 6,013      $ 13,286       $ 19,632      $ 25,515      $ 30,092      $ 33,722
Total expenses.............            2,821           3,516        12,310         20,185        32,693        34,244        35,843
                               --------------    ------------    ----------   ------------    ----------    ----------    ----------
Income (loss) before income
taxes and  minority interest           (569)           2,497           976           (553)       (7,178)       (4,152)       (2,121)
Provision (benefit) for
income taxes...............               13             949           461         (2,012)        1,253          (721)          366
                               --------------    ------------    ----------   ------------    ----------    ----------    ----------


                                       19

Net income (loss) before
minority interest..........            (582)           1,548           515          1,459       (8,431)       (3,431)       (2,487)
Minority interest in net
loss of  consolidated
subsidiary.................              20               17            26            664            0             0             0
                               --------------    ------------    ----------   ------------    ----------    ----------    ----------
Income (loss) attributable
to common stockholders.....          $ (562)         $ 1,564        $  541        $ 2,123     $ (8,431)     $ (3,431)     $ (2,487)
Income (loss) per common
share, basic...............        $   (.13)       $   (.37)        $  .13        $  0.50      $ (1.99)      $ (0.82)      $ (0.65)
Income (loss) per common
share, diluted.............        $   (.13)         $   .36        $  .12         $  .43      $ (1.99)      $ (0.82)      $ (0.65)
                               ==============    ============    ==========   ============    ==========    ==========    ==========
Weighted average common
shares outstanding, basic..          (4,289)         (4,270)         4,289          4,260        4,235         4,207         3,846

Weighted average common
shares outstanding, diluted          (4,289)         (4,361)         4,361          4,991         4,235        4,207         3,846
                               ==============    ============    ==========   ============    ==========    ==========    ==========
Total assets...............           51,562          53,215      $ 51,945        $63,278       $86,922     $ 112,223      $182,095

Mortgages and notes
  payable..................           29,891          31,570     $ 30,119         $38,199       $47,977      $ 67,740       $71,563


         CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND BOOK VALUE

         Set forth below is our ratio of earnings to fixed charges of Milestone for each of the three months ended March 31, 2001 and March 31, 2000 and our book value per common share of Milestone as of March 31, 2001 and 2000; and our ratio of earnings to fixed charges of Milestone for each of the last five fiscal years and our book value per common share of Milestone as of December 31, 2000, 1999, 1998, 1997 and 1996.


                                         THREE MONTHS
                                        ENDED MARCH 31,                             YEARS ENDED DECEMBER 31,
                                  ----------------------------    -------------------------------------------------------
                                      2001           2000             2000        1999       1998      1997       1996
                                      ----           ----             ----        ----       ----      ----       ----

Ratio of earnings to fixed
earnings (1)                          (2)           3.29:1           1.37:1        (2)        (2)       (2)        (2)

                                        AS OF MARCH 31,                             AS OF DECEMBER 31,
                                  ----------------------------    -------------------------------------------------------
                                      2001           2000             2000      1999       1998      1997       1996
                                      ----           ----             ----      ----       ----      ----       ----

Net book value (3)                    $3.92          $4.29            $4.05     $3.93      $3.46     $6.11      $7.15


---------------
(1) The ratio of earnings to fixed charges represents the number of times fixed charges were covered by earnings. For purposes of the foregoing calculations, (i) fixed charges include interest expense and (ii) earnings are equal to pretax income or loss from continuing operations before adjustment for minority interest plus interest expense.

(2) Earnings were inadequate to cover fixed charges, resulting in a deficit of $582,059 for the three months ended March 31, 2001 and a deficit of $553,059, $7,178,056, $4,151,965 and $2,120,536 for the years ending
         December 31, 1999, 1998, 1997 and 1996, respectively.
(3) The calculation of book value is the product of dividing the net assets of Milestone by the number of shares of Milestone common stock issued and outstanding exclusive of any Milestone treasury stock.


                                 SPECIAL FACTORS

BACKGROUND OF THE MERGER

         In late 1997, our board of directors determined to attempt to market Milestone's interests in 28 shopping center properties in light of (i) then favorable conditions in the real estate market, (ii) significant equity values that Milestone had built in its real estate portfolio and (iii) certain attractive investment opportunities that were then available to Milestone, if Milestone were able to attain substantial proceeds from dispositions of its real estate portfolio. The shopping center property portfolio included two properties owned by Milestone, 26 properties which were subject to wraparound mortgages and debt held by Milestone ("wrap debt") and one property owned by an affiliate of Milestone for an aggregate 29 shopping center portfolio. In December 1997, Milestone engaged the international investment banking firm, Societe Generale Securities Corporation, to assist in marketing the 29 property portfolio. Societe Generale identified a list of approximately 100 potential buyers, comprised of institutional investors, private investors and public real estate investment trusts (known as "REITS"). As a result of these marketing efforts, Milestone received approximately 14 proposals for some or all of the 29 property portfolio. The proposals varied significantly as to the amount and the type of consideration to be paid to Milestone and generally were highly conditioned. Milestone engaged in negotiations with all of the parties who had submitted proposals and eventually chose the one party most likely to close a transaction, a publicly owned REIT.

         From May to September of 1998, Milestone engaged in lengthy negotiations with the publicly owned REIT. In June 1998, Milestone entered into a non-binding letter of intent with the REIT. After the REIT completed its due diligence review of the 29 property portfolio, the REIT required certain of the properties, including two properties encumbered by wrap debt still held by Milestone, to be excluded from the proposal and reduced its overall proposed purchase price. The consummation of such transaction, which would have included the two properties still owned by Milestone and eight properties encumbered by wrap debt still held by Milestone, would have resulted in net proceeds of approximately $5,920,000 to Milestone for such properties, after the satisfaction of mortgage debt held by third parties and the payment of related expenses. Thereafter, as a result of deteriorating market conditions for REITs and for shopping center properties, the REIT terminated negotiations with Milestone in September 1998.

         After the failure of the negotiations with this potential acquirer, representatives of Societe Generale and Milestone continued their efforts to market the 29 property portfolio, but these efforts did not result in any further substantive negotiations.

         In early 2000, faced with (i) the inability to raise funds in the capital markets, (ii) the costs of operating as a public company and (iii) deteriorating operating cash flow, our board of directors determined, in order to maximize stockholder value, that it would attempt to sell a 30 property portfolio consisting of ten properties owned by Milestone, ten properties which were subject to wrap debt held by Milestone and ten properties managed by a subsidiary of Milestone. In April 2000, Milestone engaged Tri Stone Realty, Inc., an affiliate of Concord, to attempt to market this portfolio. As a result of those marketing efforts, Milestone received approximately nine proposals for the 30 property portfolio. The proposals varied significantly as to the amount and the type of consideration to be paid to Milestone and generally were highly conditioned. None of these proposals developed into offers which reflected adequate value for the property portfolio.

         In June 2000, a party expressed an interest in purchasing Concord, but only if Concord first acquired the stock of Milestone owned by stockholders other than Concord and its affiliates. Concord did not make a proposal to the Milestone board of directors to acquire the shares of Milestone held by Milestone's stockholders (other than Concord and its affiliates) in connection with this proposal, because Concord did not believe that the consideration offered to Concord in the proposal would have enabled Concord to make an adequate offer for the shares of Milestone not held by Concord and its affiliates.

         In late 2000, Leonard Mandor, the Chairman and the Chief Executive Officer of Milestone and Robert Mandor, a director, the President and the Chief Financial Officer of Milestone, together the beneficial owners of approximately 68.84% of Milestone's common stock, began discussing the following factors involving Milestone:

         o the rate at which Milestone was experiencing negative cash flow (other than as a result of capital transactions);

         o the failure over the last three years of Milestone to successfully dispose of substantial portions of its real estate portfolio despite vigorous marketing efforts;

         o their view of the failure of the public equity market to fairly reflect the value of Milestone's common stock in the public market place, which failure they believed would not be remedied in the near future because (i) Milestone's common stock was not listed on either a national exchange or Nasdaq,
                  (ii) the trading volume in Milestone's common stock was very low and (iii) Milestone's common stock was held by very few holders;

         o        Milestone's inability to raise funds in the capital markets;
                  and

         o the difficult market environment for shopping center properties like those owned by Milestone, in which the value that Milestone stockholders would receive in a liquidation of Milestone would be highly uncertain.

Because of these factors, Leonard Mandor and Robert Mandor determined that the best way to maximize stockholder value would be through a going private cash merger transaction.

         In December 2000, Milestone's board of directors was advised by Concord, a company wholly-owned by Leonard Mandor and Robert Mandor, that Concord was contemplating making a proposal to purchase, in a going private cash merger transaction, all of Milestone's stock not already beneficially owned by the acquisition group. Given that the board of directors of Milestone had, since its inception, a permanent related party transactions committee, consisting of Geoffrey Aaronson, Harvey Jacobson and Gregory McMahon, all non-employee, non-officer directors of Milestone, and who are not affiliates of Concord, the board of directors appointed the "related party transactions committee" to be a special committee to negotiate, evaluate and make a recommendation to the board of directors regarding Concord's potential proposal.

         On December 28, 2000, Concord submitted a written proposal to Milestone's board of directors to acquire all of the outstanding shares of common stock of Milestone not beneficially owned by Concord or one or more of Concord's affiliates, for a purchase price of $2.50 in cash per share, which represented a 25% premium over the average of the bid and ask prices of Milestone's common stock as publicly quoted on December 15, 2000. The written proposal also stated, among other things, that all of the funds necessary to complete the acquisition would be obtained solely through internal cash funds of Concord, that the offer was not subject to any conditions other than the approval by Milestone's board of directors and common stockholders and the execution of a definitive merger agreement, and that due to the beneficial ownership by Concord and its affiliates of a majority of the outstanding shares of Milestone common stock and the positions held by Leonard Mandor and Robert Mandor, that a committee of Milestone's board of directors, consisting of directors who are not officers or employees of Milestone and who are not affiliated with Concord, should consider the proposal, and that the special committee should retain its own legal counsel and financial advisor.

         On January 4, 2001, the members of the special committee met and interviewed Joseph M. Weitzman, Esq. After inquiry and discussion with Mr. Weitzman and private deliberation, the special committee retained Mr. Weitzman as special counsel.

         The members of the special committee reviewed with Mr. Weitzman the structure of the merger as then proposed. Mr. Weitzman advised in general terms the process to be followed, and provided possible alternative directions that Milestone might take in proceeding with the transaction. In addition, members of the special committee proposed a number of investment banking firms to be solicited by Mr. Weitzman to act as its financial advisor in connection with the proposed merger.

         On January 9, 2001, the special committee, having received from Mr. Weitzman information describing the qualifications and expertise of the various investment banking firms, met to discuss the relative merits of the investment banking firms that had responded to the solicitation of Mr. Weitzman. The special committee instructed Mr. Weitzman to negotiate and enter into confidentiality agreements with several of those investment banking firms and, thereafter, to solicit proposals from them.

         On January 16, 2001, the special committee met to commence its consideration of the proposals of several of the investment banking firms, and instructed Mr. Weitzman to negotiate terms and report back to them. Various aspects of the merger proposal also were discussed.

         On January 22, 2001, the special committee met to discuss the credentials, experience, cost and proposed methodology of several of the investment banking firms. Following the discussion, the special committee engaged Brooks, Houghton Securities, Inc. to consider a variety of matters relating to Milestone's business, assets, market conditions and other material factors and to furnish to the special committee its findings, setting forth its preliminary view concerning the financial terms of the merger proposal. Various aspects of the merger proposal were discussed.

         On February 6 and 7, 2001, at Milestone's offices in Boca Raton, Florida, Milestone's management met with the special committee's financial advisor regarding Milestone's operations and properties. At these meetings, the financial advisor had the opportunity to ask questions and discuss management's presentation.

         On February 26, 2001, Rosenman & Colin LLP, Concord's counsel, delivered to Mr. Weitzman a draft merger agreement which was circulated to the members of the special committee.

         On March 5, 2001, the special committee met to discuss the progress of Brooks, Houghton's analysis of the proposed merger. Issues regarding the valuation of Milestone's properties were also discussed. Mr. Weitzman discussed the February 26, 2001 draft of the merger agreement and obtained the views of the special committee regarding the negotiation of improved merger terms.

         On March 19, 2001, the special committee met to discuss the methodology and content of the Brooks, Houghton valuation analysis and the various other evaluation methods considered by Brooks, Houghton in its findings letter of March 14, 2001. In its findings letter, Brooks, Houghton informed the special committee that in its view the special committee should propose a purchase price of not less than $2.93 per share when it commenced negotiations with Concord. The special committee instructed Mr. Weitzman to commence negotiations with Rosenman & Colin regarding a request to increase the proposed purchase price of $2.50 in cash per share in light of these findings, as well as other financial and operational terms contained in the draft of the merger agreement. The special committee suggested that Brooks, Houghton should accompany and assist Mr. Weitzman at the outset of negotiations.

         On March 21, 2001, Mr. Weitzman and Thomas P. Ivanyi of Brooks, Houghton met with representatives of Rosenman & Colin. At this meeting, Mr. Weitzman conveyed to Rosenman & Colin the special committee's dissatisfaction with the proposed purchase price and requested a reduction in the break-up fees contained in the draft merger agreement. Mr. Ivanyi informed representatives of Rosenman & Colin that his findings had led him to advise the special committee that the value of the Milestone common stock was $2.93 per share, and that the special committee should seek a purchase price of not less than $2.93 in cash per share.

         On March 22, 2001, Concord instructed Rosenman & Colin to increase the proposed purchase price from $2.50 per share to $2.60 per share, and to agree to a reduction in the break-up fees at the meeting scheduled for later that day. Later that day, representatives of Rosenman & Colin met with Mr. Weitzman and informed him that Concord would increase its offer to $2.60 per share and would agree to a reduction in the break-up fees. Other outstanding issues relating to the draft merger agreement were also discussed.

         After that meeting between Rosenman & Colin and Mr. Weitzman, the special committee met with Mr. Weitzman to discuss the status and direction of negotiations with Concord, and was advised that Concord had improved its offer to $2.60 in cash per share and had agreed to a reduction in the break-up fees. The special committee instructed Mr. Weitzman to inform Rosenman & Colin that the proposed purchase price continued to be inadequate and that there were remaining outstanding issues with certain terms of the merger agreement, including the need to further reduce the break-up fees. Mr. Weitzman conveyed this information, including certain comments made by representatives of Adorno & Zeder, Milestone's legal counsel, on the merger agreement, to Rosenman & Colin during a telephone conversation later on March 22.

         On the morning of March 23, 2001, Concord instructed Rosenman & Colin to inform the special committee that Concord would be prepared to increase its offer to $2.65 in cash per share, but that Concord would not be willing to increase its offer beyond that point. Later, on March 23, representatives of Rosenman & Colin informed Mr. Weitzman that Concord would be prepared to offer a purchase price of $2.65 per share, but was not willing to increase the proposed purchase price beyond that point.

         On March 26, 2001, the special committee met to discuss the status of the negotiations and was advised by Mr. Weitzman that Concord improved its offer to $2.65 in cash per share. He also reported to the special committee that progress was being made in the further reduction of the break-up fees and that many other terms of the draft of the merger agreement had been improved in favor of Milestone. The March 26, 2001 draft of the merger agreement was distributed to the special committee.

         On March 27, 2001, in preparation for a special committee meeting, Mr. Weitzman and representatives of Rosenman & Colin had a telephone conference with representatives of Adorno & Zeder, during which they discussed the break-up fees. Later that day, the special committee met with representatives of Brooks, Houghton and Mr. Weitzman by conference call, at which time the members of the special committee questioned Mr. Weitzman as to the finality of the offer of $2.65 per share. The special committee was informed that representatives of Rosenman & Colin again stated that Concord would not improve further on its offer. Brooks, Houghton advised the special committee that it would be prepared to issue an opinion that $2.65 was fair to the holders of common stock of Milestone other than the acquisition group from a financial point of view. After representatives of Brooks, Houghton were excused from the meeting, the special committee discussed the current status of the negotiations regarding other issues concerning the proposed merger agreement. The special committee then agreed unanimously to approve the merger agreement, provided, that the break-up fees were further reduced, and subject to review by each member of the special committee of the underlying documentation upon which Brooks, Houghton based its valuations and recommendations to the special committee and also subject to receipt of an opinion from Brooks, Houghton confirming its view that the $2.65 per share offer was fair to the holders of common stock of Milestone other than the acquisition group from a financial point of view. Later that day, Mr. Weitzman conveyed to Rosenman & Colin that the break-up fees needed to be further reduced and representatives of Rosenman & Colin informed Mr. Weitzman that Concord had agreed to further reduce the break-up fees.

         On March 30, 2001, the special committee, together with the other members of our board of directors, met with Mr. Weitzman, Gerald H. Houghton and Mr. Ivanyi of Brooks, Houghton, and Milestone's legal counsel, Adorno & Zeder. Some of the participants participated in the meeting by conference call. A representative of Adorno & Zeder discussed the fiduciary duties owed by the board of directors to Milestone's stockholders and the conflicts of interest in the proposed transaction of Leonard Mandor, Robert Mandor and Concord, as well as Joseph Otto, another member of our board of directors who is also an executive officer of Milestone and Concord, but not a member of the acquisition group. Brooks, Houghton then gave an oral analysis as to the basis for its opinion. The special committee then reported to our board of directors that it had concluded that the $2.65 per share merger consideration was fair to and in the best interests of the Milestone stockholders other than the acquisition group and recommended that the merger agreement and the merger be approved by our board of directors and submitted to the holders of Milestone common stock for their adoption and approval. Leonard Mandor, Robert Mandor and Joseph Otto then excused themselves from the meeting. The members of the board of directors comprising the special committee and Harvey Shore, the other member of our board of directors, and who was not at that time an officer of Milestone or Concord or otherwise an affiliate of the acquisition group, then unanimously approved the merger agreement and the merger and determined to recommend that the Milestone common stockholders vote to adopt and approve the merger agreement and the merger. Thereafter, Leonard Mandor, Robert Mandor and Joseph Otto rejoined the meeting, and after they returned, the full board of directors then unanimously approved the merger agreement and the merger and determined to recommend that the Milestone common stockholders vote to adopt and approve the merger agreement and the merger. Our full board of directors also approved resolutions rendering Milestone's stockholder rights plan inapplicable to the merger.


         On March 30, 2001, based on Milestone's final audited financial statements for the year ended December 31, 2000, Brooks, Houghton provided the special committee with a revised findings letter in which Brooks, Houghton revised its findings of March 14, 2001, and stated that in its view the value of Milestone's common stock was $3.03 per share. This letter did not affect the fairness opinion of Brooks, Houghton, which was also dated March 30, 2001. The March 30 findings letter recognized a change in our financial statements that resulted in an increase in Milestone's assets relating to deferred taxes and a corresponding $0.10 per share increase in the adjusted book value calculation; however, Brooks, Houghton determined that although the value of this increase was required to be reflected in Milestone's net book value, as set forth in its findings letter analyzing book value, Brooks, Houghton recognized that Milestone would have to realize significant net income before this deferred tax asset could be utilized, and, consequently, this additional book asset should not result in an increase in the fair value of Milestone's common stock.


         On the morning of April 2, 2001, Concord, MST Merger Corp. and Milestone executed the merger agreement, and a public announcement was then made by Milestone that the parties had entered into a merger agreement.

OPINION OF FINANCIAL ADVISOR


         Brooks, Houghton has acted as financial advisor to the special committee in connection with the proposed merger as described on pages 21-26 (Special Factors- Background of the Merger). On March 30, 2001, Brooks, Houghton delivered its oral opinion, which was subsequently confirmed in writing, effective as of March 30, 2001, to the special committee on behalf of our board of directors that, as of the date of the opinion and based on and subject to the limitations and qualifications set forth in the written opinion, the consideration to be received by the holders of our common stock, other than the acquisition group, pursuant to the merger agreement, was fair from a financial point of view to such holders.

         The full text of the written opinion of Brooks, Houghton, dated as of March 30, 2001, which sets forth matters relied upon and considered, along with limitations on the review undertaken in connection with that opinion, is attached to this proxy statement as Appendix B, on pages B-1-B-2. Milestone stockholders are urged to, and should, read the Brooks, Houghton opinion in its entirety. The Brooks, Houghton opinion was provided for the information of the special committee and our board of directors in connection with their evaluation of the merger, and the Brooks, Houghton opinion is not intended to be, nor does it constitute, a recommendation as to how any holder of Milestone shares should vote with respect to the merger.

         In arriving at its opinion, Brooks, Houghton, among other things:

         o        reviewed industry information;

         o reviewed certain publicly available financial statements and other information pertaining to Milestone;

         o reviewed certain internal financial information, including financial information concerning the individual properties and wraparound mortgages owned by Milestone, including balance sheet, income statement and other unaudited financial and operating data, prepared by or on behalf of our management;


         o reviewed certain financial analyses prepared by our management, including individual property analysis and a liquidation analysis, as described below;

         o interviewed and discussed with our senior executives our past and current operations and our financial condition and prospects with our senior executives;

         o reviewed the reported stock prices and stock trading activity of our common stock;

         o compared our financial performance and the prices and trading activity of our common stock and the securities of certain other public real estate companies;

         o        reviewed the draft merger agreement; and

         o performed such other analysis and considered such other factors that Brooks, Houghton deemed appropriate.

         In rendering its opinion Brooks, Houghton relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for purposes of its opinion.


         At the request of Brooks, Houghton, in January 2001, our management (including officers affiliated with the acquisition group) compiled information relating to the real property assets, including wrap-around mortgages, owned by Milestone. This information included acquisition dates, appraisal dates, net book values, as well as other items (including monthly payments, applicable interest rates, maturity dates and balloon payments due at maturity) relating to each wraparound note and mortgage on real property.

         In addition, our management (including officers affiliated with the acquisition group) prepared and provided to Brooks, Houghton information regarding Milestone as of December 31, 2000, which included costs that Milestone could incur in connection with a liquidation, as follows:

         12/31/00 book value                                    $16,786,000
         Adjustment to book for certain wraps                     3,130,000
                                                                 ----------

         Adjusted Book                                          $19,916,000

         Less:    Officer severance payments                      5,260,000
                  Prepayment penalties                            3,400,000
                  Transaction costs fee properties @ 5.5%         1,150,000
                  Corporate legal and accounting                    350,000
                  Rent & other liabilities                          620,000
                  6 months salaries & other                       1,200,000
                  D& O's "Tail" ins                                 600,000
                                                                 ----------

         Total Costs                                            $12,580,000
                                                                 ----------

         Liquidation Value                                       $7,336,000
                                                                 ----------

                                                     Per Share        $1.71

         With respect to the financial information, Brooks, Houghton relied upon our estimates and judgments regarding our negative operating cash flows for the near term. In addition, Brooks, Houghton anticipated that the merger would be consummated substantially in accordance with the financial terms set forth in the merger agreement. Brooks, Houghton did not make any independent valuation or appraisal of our assets or liabilities, although it did receive and review appraisals obtained in 1998 for certain of the properties. The Brooks, Houghton opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the Brooks, Houghton opinion. In arriving at its opinion, in accordance with the scope of its engagement by the special committee, Brooks, Houghton did not solicit interest from any party with respect to the acquisition of Milestone or any of its assets.

         In connection with rendering its opinion, Brooks, Houghton had numerous discussions with members of the special committee and its counsel, and made an oral presentation to the special committee and to our board of directors on March 30, 2001, with respect to the material analysis it performed in evaluating the fairness of the consideration proposed to be paid in the merger to the holders of shares of our common stock, other than the acquisition group.


         Brooks, Houghton's findings are as set forth in the March 14, 2001 and March 30, 2001, letters to the special committee. Brooks, Houghton advised the special committee at the time of the March 14 letter that these findings were made to facilitate the special committee's negotiations with Concord. The amount set forth in the March 14 letter, $2.93 per share, reflects the price at which Brooks, Houghton believed the special committee should begin its negotiations with Concord, but was not meant to reflect the minimum price per share which would be fair to the Milestone stockholders from a financial point of view. The March 30 letter merely reflected the change in Brooks, Houghton's adjusted book value analysis resulting from the change with respect to deferred taxes. Our management (including officers affiliated with the acquisition group) raised several factors for consideration by Brooks, Houghton for which Brooks, Houghton made no downward adjustment to book value in reaching its adjusted book value findings. In setting forth its adjusted book value valuation of $2.93 per share, and subsequently, $3.03 per share, Brooks, Houghton did not adjust for the following factors noted by management (including officers affiliated with the acquisition group): (i) reduction of book value in respect of the non-cash deferred tax asset of $1,344,000 (or, $0.31 per share) as of December 31, 2000, despite the belief of management that this asset is of questionable value to Milestone or the surviving corporation; (ii) reduction of book value in respect of $4,100,000 (or, $0.96 per share) of severance payable in the aggregate to Leonard Mandor and Robert Mandor in the event of a liquidation of Milestone or a change in control not approved by them; or (iii) reduction of book value in respect of payments to be made to retire the Milestone series A preferred stock and the outstanding stock options of Milestone ($103,691, or $0.02 per share). It was also pointed out to Brooks, Houghton that there was no assurance that Concord would vote to approve any other similar transaction and that Milestone was currently experiencing immediate and continuing negative cash flow, which was likely to continue absent the sale of assets.

         Brooks, Houghton, however, did consider the factors described in the previous paragraph in rendering its fairness opinion, and when considered together with certain other adverse factors, including the lack of dividend payment history, the immediate and continuing negative cash flow from operations and the uncertainty of the values to be realized and the costs associated with a liquidation of Milestone, Brooks, Houghton was able to conclude that the merger consideration of $2.65 per share was fair to the holders of Milestone's common stock, other than the acquisition group, from a financial point of view.

         The summary of Brooks, Houghton's analysis described below is not a complete description of the analysis underlying Brooks, Houghton's opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Brooks, Houghton made qualitative judgments as to the relevance of each analysis and factor that it considered. Accordingly, Brooks, Houghton believes that its analysis must be considered as a whole and that selecting portions of its analysis and factors, or focusing on information presented in tabular format, without considering all of the analysis and factors contained in the narrative description that follows, could result in a misleading or incomplete view of the processes underlying its analysis and opinion.


Adjusted Book Value Analysis

         Brooks, Houghton reached its conclusions as to the value of Milestone's common stock by adjusting Milestone's book value as of December 31, 2000, to arrive at a fair value for the shares of common stock not held by the acquisition group. In arriving at its opinion as to fairness, Brooks, Houghton considered, among other things, the following:

         o Milestone's business is the direct ownership of commercial real estate and the indirect ownership of commercial real estate, principally through wraparound mortgages on commercial properties. The real estate in which Milestone owns interests are situated in areas that are not prime locations and in most cases are not occupied by major, national tenants;

         o historically, the market for Milestone's common stock is limited as to size (public float) and the average daily trading volume is and has historically been very small. As a result, any conventional valuation analysis based on the market price of Milestone's common stock (and any premium or discount to the market price) may not be the best indicator of valuation for these purposes;


         o approximately one-half of Milestone's book value is in cash, and the balance in real estate interests;

         o various 1998 appraisals of all of the real estate interests that Milestone owns either directly or for which wraparound mortgages are held;

         o Milestone's assessment that since the 1998 appraisals no changes have occurred that would alter the values of the real estate interests as reflected on Milestone's December 31, 2000 balance sheet for all but two of Milestone's real estate interests, and Milestone's assessment of the amount by which the current market value of wrap mortgages on the Natchez, Mississippi and Dubois, Pennsylvania properties exceed their respective book values;

         o there are costs that would be incurred on a sale or liquidation of Milestone's assets in connection with severance and change of control provisions of certain employees' employment agreements; and

         o        the application of a liquidation discount for non-cash assets.


         Specifically, Brooks, Houghton began with the book value of Milestone as of December 31, 2000, to which it added the excess of fair market value over book value of Milestone's two wrap mortgages (described above), and then divided that sum by the number of shares of Milestone common stock outstanding. Brooks, Houghton then considered appropriate discounts for Milestone's non-cash assets as follows: (i) discounts to book value at which securities of certain other public real estate securities trade; (ii) discounts applicable to holdings of holders of Milestone common stock, other than the acquisition group; (iii) discounts applicable in a liquidation of non-cash assets, including fees payable upon early retirement of mortgages, brokerage commissions and selling expenses; and (iv) discounts relating to the prices attainable for properties operating on a negative cash flow basis. Brooks, Houghton also considered the impact of the current negative operating cash flow on the anticipated adjusted book value as of the estimated closing date for the merger.

         Publicly traded real estate companies with operations comparable to Milestone's were researched and compiled. From that compilation, the following companies, identified by

Milestone, were analyzed with respect to the ratio between book value and the publicly reported trading price of their common stock at the time of analysis (March 2001):


Company                         Symbol                       Exchange                     Price/Book
Aegis Realty                    AER                          AMEX                         69%

New Plan Realty                 NXL                          NYSE                         83%

Kramont Realty                  KRT                          NYSE                         89%


         The average ratio of stock trading price to book value of the publicly traded companies sampled above was 80.33%.

         Moreover, these companies are substantially larger than Milestone, have a stronger earnings history, are operated as REITs and pay substantial dividends. Brooks, Houghton concluded that the 20% discount from book value would be applied in arriving at an Adjusted Book Value of Milestone.

         The following table sets forth the calculation of the adjusted book value analyses of Milestone performed by Brooks, Houghton:

                        Adjusted Book Value Analysis as at December 31, 2000



                                                Total               Per Share

Book Value                                    $17,374,000            $4.05

Increases:
         Wrap Around Mortgages                  3,130,000              .73

Decreases:
         Discount (Non Cash Assets)           (5,340,000)            (1.25)
         Certain Severance Liabilities        (1,160,000)             (.27)
         Cash Flow Deficit                    (1,000,000)             (.23)

Adjusted Book Value                           $13,004,000            $3.03
                                              ===========            =====


         Brooks, Houghton considered certain costs which would likely be incurred by Milestone in the event of a liquidation or sale of assets, including transaction costs for property sales, prepayment penalties, severance and other expenses. In arriving at the 45% discount referred to in the preceding table, Brooks, Houghton combined the 20% discount from book value for comparable publicly traded real estate companies (approximately $2,375,000) previously discussed, with an additional 25% discount to represent the decreased value of the minority position of Milestone's stockholders other than the acquisition group in terms of their ability to obtain dividends or to cause Milestone to engage in a sale or similar transaction or a liquidation, and by reason of their lack of voting power as well as the other factors referred to in the preceding sentence. The aggregate of such discounts amounted to the 45% discount of book value, with no precise determination of the exact amount of any particular factor considered.


         Brooks, Houghton concluded that the value of the shares of common stock held by persons other than the acquisition group could not be established solely through the application of the analysis described above. Brooks, Houghton considered, among other things, the history of the efforts to market and sell Concord's interests in Milestone, and the lack of interest by third parties, as well as current market conditions.


Other Valuation Analyses

         Brooks, Houghton did not utilize several customary real estate company valuation methodologies that it considered inapplicable:

         o various other public real estate companies are valued on a coupon (or dividend) yield basis; however, since Milestone has not paid dividends to its common stockholders in the past, Brooks, Houghton determined that this type of analysis is not applicable to Milestone's common stock;

         o since Milestone has not had a positive cash flow from operating activities for the last three fiscal years, Brooks, Houghton determined that there can be no meaningful valuation of Milestone's common stock based on an analysis of cash flow or "free funds from operations"; and

         o since no comparable company has, to the knowledge of Brooks, Houghton, been sold in the recent past, nor was Brooks, Houghton aware of any similar transaction pending, Brooks, Houghton determined that there can be no meaningful analysis of comparable pending or completed transactions.

         Brooks, Houghton's assessment and analysis was prepared solely as part of Brooks, Houghton's recommendation as to the fairness of the cash price to be paid to the holders of Milestone common stock other than the acquisition group, pursuant to the merger agreement, and were provided to the special committee and to our board of directors in that connection. Based on the foregoing, Brooks, Houghton concluded and recommended to the special committee and our board of directors that the transaction as proposed is fair to the holders of the common stock of Milestone other than the acquisition group. The Brooks, Houghton opinion was only one of the factors taken into consideration by the special committee in making its determination to recommend that our board of directors approve the merger agreement.

         The special committee retained Brooks, Houghton based upon its experience and expertise. Brooks, Houghton is an investment banking and merchant banking firm based in New York City. Brooks, Houghton offers a broad range of financial services principally to small and middle market companies. Brooks, Houghton, as part of its investment banking business, is routinely engaged in the valuation of businesses and securities in connection with mergers and acquisitions, debt and equity private placements and the provision of bridge and interim financing.

         Pursuant to Brooks, Houghton's engagement letter, Milestone has paid Brooks, Houghton an advisory fee of $65,000. In addition, Milestone also has agreed to reimburse Brooks, Houghton for its reasonable travel and other transaction expenses incurred in connection with its engagement and to indemnify Brooks, Houghton and its affiliates against certain liabilities and expenses relating to or arising out of its engagement.

         The full text of Brooks, Houghton's findings letters dated March 14, 2001 and March 30, 2001, which were presented to the special committee and our board of directors, have been included as Exhibits (c)(2) and (c)(3), respectively, to the Schedule 13E-3 filed in connection with the merger, and the foregoing letters are also available for inspection and copying at the corporate offices of Milestone during our regular business hours.

REASONS FOR THE RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND OUR BOARD OF DIRECTORS

         The special committee and our board of directors unanimously recommend that Milestone's common stockholders adopt and approve the merger and the merger agreement.

         In considering whether to approve the merger and the merger agreement, the special committee and our board of directors considered a number of factors that they believed supported their recommendation. In view of the wide variety of factors considered in connection with the evaluation of Concord's offer, the special committee and our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors they considered in reaching their recommendations. In reaching their recommendations, the special committee and our board of directors considered a number of factors both for and against recommending the merger, including the following factors which weighed in favor of the merger:


         o the merger will provide Milestone stockholders with a substantial premium for their shares compared to the market price of Milestone common stock prior to the announcement of the transaction;


         o Milestone stock is highly illiquid and Milestone has experienced negative cash flow from operations (excluding capital transactions) for more than the past two years;

         o the consideration to be received by Milestone stockholders in the merger will consist entirely of cash;

         o the likelihood of the consummation of the merger, the proposed structure of the transaction and anticipated closing date of the merger, and the representation of Concord that it has funds available to complete the merger;

         o as a result of negotiations between the special committee and representatives of Concord, the price offered for the shares in the merger was increased;

         o the costs and factors previously identified as being associated with remaining a public company would likely not be offset by the benefits of providing stockholders with a liquid investment;

         o the presentation of Brooks, Houghton and the special committee at our board of directors meeting on March 30, 2001, including the opinion of Brooks, Houghton as to the fairness, from a financial point of view, of the merger consideration to the holders of Milestone common stock (other than the acquisition group). Milestone stockholders are urged to read the Brooks, Houghton opinion in its entirety, the full text of which appears in Appendix B;

         o our board of directors' knowledge of Milestone's business, operations, assets, financial condition, operating results and prospects, which our board of directors considered in light of the premium offered under the terms of the merger agreement;

         o the limitations Milestone suffered and would likely continue to suffer financially as a public company, including its limited trading volume, lack of institutional sponsorship and lack of research attention from analysts, all of which adversely affect the trading market and the value of the Milestone stock;


         o as discussed in pages 54-58 (The Merger - Appraisal Rights), the fact that Delaware law entitles Milestone common stockholders who do not vote in favor of the merger and who file a written objection with Milestone, and Milestone series A preferred stockholders who file a written objection with Milestone, to obtain the "fair value" of their shares, as determined by a court, if the merger is completed;


         o the merger agreement permits Milestone to furnish information to, or to participate in discussions and negotiations with, any person or entity that makes an unsolicited acquisition proposal and to modify or withdraw its recommendation of the merger or recommend an alternative acquisition proposal and terminate the merger agreement, if to do so otherwise would constitute a breach of its fiduciary duties to stockholders under applicable law; although, as described above, our board of directors did not believe that a superior third party proposal would be made;


         o our board of directors' belief that the merger agreement, including the termination fee and reimbursement of out-of-pocket expenses payable to Concord if the merger agreement is terminated for any of the reasons discussed in pages 68-69 (The Merger Agreement - Fees, Expenses and Other Payments) should not unduly discourage superior third party offers and that Milestone, subject to certain conditions, may enter into a superior proposal with another party simultaneously with the termination of the merger agreement upon reasonable notice to Concord of its intent to enter into such negotiations and superior proposal;


         o the special committee's belief that, after extensive negotiations by and on behalf of the special committee with Concord and its representatives, Milestone has obtained the highest price per share that Concord is willing to pay;

         o the fact that no third party has expressed any interest in acquiring Milestone or its assets despite efforts made by Milestone's management to find a buyer, and that no other buyer would be likely to provide a superior value to the stockholders;

         o our board of directors' concern that the debt and equity markets could deteriorate further in the future, with the effect that the per share price offered to Milestone's stockholders in the merger may not be available in the foreseeable future.

         The special committee and our board of directors also considered a variety of risks and other potentially negative factors concerning the merger. These included the following:

         o that the cash consideration to be received by a Milestone stockholder will generally be taxable to the stockholder in an amount equal to the excess of the amount of the merger consideration over the stockholder's tax basis in his or her shares of Milestone's stock;

         o that the cash consideration per share to be received by our stockholders in the merger is less than the book value per share of such shares;


         o following the merger, Milestone stockholders will cease to participate in any future earnings growth of Milestone, or benefit from any increase in the value of Milestone;

         o should the merger not be consummated, Milestone will have significant unrecouped expenses related to the failed transaction, including, in all likelihood, the payment of the break-up fee; and

         o that the merger consideration of $2.65 per share represents a 2.2% discount to the average closing price of $2.71 per share of Milestone common stock for the one year period prior to April 2, 2001.


         In considering the merger, the special committee and our board of directors took into account Brooks, Houghton's analysis of the value per share of Milestone common stock. While the special committee and our board of directors reviewed with Brooks, Houghton its financial analysis and reviewed with officers of Milestone its historical and projected results, the special committee and our board of directors did not independently generate their own separate financial analysis of the merger transaction.

         After considering these factors, the special committee and our board of directors concluded that the positive factors outweighed the negative factors. Because of the variety of factors considered, the special committee and our board of directors did not find it practicable to, and did not make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching their determination. In considering the factors described above, individual members of the special committee and our board of directors may have given different weight to different factors. The special committee and our board of directors relied on the experience and expertise of Brooks, Houghton for quantitative analysis of the financial terms of the merger. For additional information about the Brooks, Houghton opinion, see pages 26-33 (Special Factors - Opinion of Financial Advisor). The determination was made after consideration of all of the factors together.


         The special committee and our board of directors have approved the merger and the merger agreement and have determined that it is fair to, and in the best interests of, Milestone's stockholders, other than the acquisition group; accordingly, the special committee and our board of directors unanimously recommend that you vote "FOR" the adoption and approval of the merger and the merger agreement.

MILESTONE'S POSITION AS TO THE FAIRNESS OF THE MERGER

         We believe that the consideration to be received in the merger by our stockholders (other than the acquisition group) is substantially fair to such holders. This belief is based on the following:


         o the merger consideration represents a 41.3% premium over $1.875, the closing price of our common stock on the last full trading day prior to Milestone's April 2, 2001 announcement of the proposed merger; our board of directors considered the fact that the merger consideration of $2.65 per share represents a 2.2% discount to the average closing price of $2.71 per share of our common stock for the one year period prior to April 2, 2001. For additional information, see pages 16-18 (Comparative Market Price Data);


         o the merger consideration to be paid in the merger agreement represents a multiple of 22.1 times our earnings per share for the 12 month period ending December 31, 2000 (all of which earnings resulted from non-recurring capital transactions);

         o neither our common stock nor our series A preferred stock has been paid any dividends in the last five years, nor is there a means to compel the payment of dividends. As a result, the merger provides a means by which our common stockholders can have each share of common stock converted into $2.65 per share in cash and our series A preferred stockholders can have each share of series A preferred stock converted into $2.91 per share in cash;

         o we have attempted to dispose of a substantial portion of our assets in a single transaction for the last three years without any success;

         o we have been experiencing negative cash flow (excluding capital transactions), and based on our knowledge of our real estate portfolio, the industry and economic trends, we believe that there are significant risks to our common and series A preferred stockholders with respect to such stockholders' ability, in the future, to realize as much as $2.65 or $2.91 per share, respectively, for their shares;

         o the opinion of Brooks, Houghton that the merger consideration to be received by our common stockholders (other than the acquisition group) was fair from a financial point of view to our common stockholders (other than the acquisition group);

         o the merger agreement was extensively negotiated between the representatives of the special committee and the representatives of Concord; and


         o the factors considered by the special committee and our board of directors, and the analysis of the special committee and our board of directors referred to in pages 33-36 (Special Factors - Reasons for the Recommendations of the Special Committee and Our Board of Directors).


         In addition, we believe that the merger is procedurally fair to our stockholders (other than the acquisition group). This belief is based on the following factors:

         o the opinion of Brooks, Houghton that the merger consideration to be received by our common stockholders (other than the acquisition group) was fair from a financial point of view to our common stockholders (other than the acquisition group);


         o the approval of the merger by all of the members of the special committee and the fact that the members of the special committee, based on the factors described in pages 33-36 (Special Factors - Reasons for the Recommendations of the Special Committee and Our Board of Directors), determined that the merger is fair and in the best interests of Milestone and our common stockholders (other than the acquisition group) and our series A preferred stockholders and declared that the merger agreement is advisable;


         o the members of the special committee, who negotiated the transaction on behalf of our stockholders, are not officers or employees of Milestone and are not affiliated with Concord;

         o the merger was unanimously approved by our board of directors, including all of the members of our board of directors who are neither employees nor affiliates of Concord;

         o the special committee retained Brooks, Houghton, which is not affiliated with Concord's or Milestone's management, to serve as the independent financial advisor to the special committee and to render a fairness opinion with respect to the merger; and

         o the special committee engaged Joseph M. Weitzman, Esq., who is not affiliated with Concord's or our management, to serve as the independent legal advisor to the special committee.

         After considering the foregoing, we believe the merger consideration to be fair to our common stockholders (other than the acquisition group) and to our series A preferred stockholders. In reaching this determination we have not assigned specific weights to particular factors, and have considered all factors as a whole. None of the factors that we considered led us to believe that the merger was unfair to our stockholders, other than the acquisition group.


         None of the members of our board of directors, in their respective capacity as such, received any reports, opinions or appraisals from any outside party relating to the merger or the fairness of the consideration to be received by our common stockholders (other than the acquisition group), other than those received from Brooks, Houghton. See pages 44-51 (Conflicts of Interest).


THE ACQUISITION GROUP'S POSITION AS TO THE FAIRNESS OF THE MERGER

         The acquisition group believes that the consideration to be received in the merger by the Milestone stockholders (other than the acquisition group) is substantively fair to such holders. This belief is based on the following factors:

         o the special committee and its advisors successfully negotiated an increase in the merger consideration to be paid to the Milestone common stockholders from $2.50 to $2.65 per share;

         o the merger will provide consideration to the holders of Milestone common stock and Milestone series A preferred stock entirely in cash and is not subject to any financing conditions;

         o the per share price to be paid in the merger represents a 41.3% premium over the reported closing price of $1.875 for shares of Milestone common stock on March 23, 2001, which was the last day on which shares of Milestone common stock traded prior to Milestone's April 2, 2001 announcement of the execution of the merger agreement; the acquisition group considered the fact that the merger consideration of $2.65 per share represents a 2.2% discount to the average closing price of $2.71 per share for the shares of Milestone common stock for the one year period prior to April 2, 2001;

         o the consideration to be paid in the merger agreement represents a multiple of 22.1 times Milestone's earnings per share for the 12 month period ending December 31, 2000 (all of which earnings resulted from non-recurring capital transactions);

         o neither the common stock nor the series A preferred stock has been paid any dividends in the last five years, nor is there a means to compel the payment of dividends. As a result, the merger provides a means by which Milestone's common stockholders can have each share of common stock converted into $2.65 per share in cash and Milestone's series A preferred stockholders can have each share of series A preferred stock converted into $2.91 per share in cash;

         o Milestone attempted to dispose of a substantial portion of its assets in a single transaction for the past three years without any success;

         o the substantial costs that a third party acquirer would incur to acquire Milestone as a result of "change of control" provisions contained in the employment agreements of Milestone's executive officers, which costs, the acquisition group believes, make it unlikely that a potential third party acquirer would offer in excess of $2.65 per share in an alternative proposal; Concord will not incur such costs because the current beneficial ownership of Concord and its affiliates of Milestone common stock means that such "change of control" provisions will not be triggered in connection with the proposed merger;

         o Milestone has been experiencing negative cash flow (excluding capital transactions), and based on the acquisition group's knowledge of Milestone's real estate portfolio, the industry and economic trends, the acquisition group believes that there are significant risks to Milestone common and series A preferred stockholders with respect to such stockholders' ability, in the future, to realize as much as $2.65 or $2.91 per share, respectively, for their shares;

         o it is uncertain that the deferred tax asset reflected in the book value of Milestone can be realized in the future, and the acquisition group believes that it is unlikely that a potential third party acquirer would take this asset into account in making an alternative proposal for Milestone;

         o if the Milestone stockholders do not believe that the offer made pursuant to the merger agreement is fair, they have the option of obtaining "fair value" for their shares by electing their statutory right to appraisal under Delaware law; and

         o the acquisition group believes that Milestone is too small to continue to support the expenses of being a public company, which include the cost of securities counsel and independent accountants for securities compliance, preparing, printing and mailing certain corporate reports, directors' and officers' insurance and the cost of investor relations activities.

         In addition, the acquisition group believes that the merger is procedurally fair to Milestone's stockholders (other than the acquisition group). This belief is based on the following factors:

         o the merger consideration and the other terms and conditions of the merger agreement were the result of good faith negotiations between the acquisition group and the special committee. Because the special committee consists of directors, who are neither officers nor employees of Milestone or affiliated with the acquisition group, and who have no financial interests in the proposed merger different from Milestone's stockholders, the special committee has been able to effectively represent the interests of the Milestone stockholders;

         o the special committee retained, was advised by, and received an opinion from Brooks, Houghton as its independent financial advisor. Brooks, Houghton is not affiliated with the acquisition group;

         o the special committee engaged Joseph M. Weitzman, Esq., who is not affiliated with the acquisition group, to serve as an independent legal advisor to the special committee; and

         o the merger agreement provides the special committee with the right to solicit other offers for the purchase of Milestone prior to the common stockholders' meeting to which this proxy statement relates, and, subject to the payment of a break-up fee, the right to accept such offer if, in the exercise of its fiduciary duties, the special committee determines that the acceptance of the better offer would be in the best interest of the Milestone stockholders, which information was made available in the press release of Milestone announcing the execution of the merger agreement and in an advertisement in trade and financial publications at the request of counsel to the special committee.

         The acquisition group considered each of the foregoing factors to support its determination as to the fairness of the merger. The acquisition group did not find it practicable to assign, nor did it assign relative weights to the individual factors considered in reaching its conclusion as to fairness. Moreover, although Brooks, Houghton provided the special committee and Milestone's board of directors with a fairness opinion with respect to the merger, the acquisition group did not rely on the analysis in such opinion since it was specifically addressed to the special committee and Milestone's board of directors and Brooks, Houghton was not retained by the acquisition group.


PURPOSES AND STRUCTURE OF THE MERGER

         The purposes of the proposed transaction are (i) to permit Milestone stockholders to realize a premium over the market price at which their shares traded prior to the announcement of the signing of the merger agreement, (ii) to permit the acquisition group to increase their beneficial ownership of Milestone from approximately 68.84% to 100% and (iii) to permit Milestone to become a privately held corporation.

         The proposed transaction has been structured as a going private cash merger of MST Merger Corp. into Milestone. Milestone will be the surviving corporation in the merger and, upon completion of the merger will be a privately held wholly-owned subsidiary of Concord. The transaction has been structured as a going private transaction to permit the acquisition group to own 100% of a privately held corporation, as a cash merger to provide the holders of common stock, other than the acquisition group, and the holders of series A preferred stock, with cash for all of their shares and to provide for an orderly transfer of majority ownership of Milestone with reduced transaction costs.

         We decided to engage in the merger at the present time, because of our belief that the factors listed below could continue to erode stockholder value:

         o the rate at which we have been experiencing negative cash flow (other than as a result of capital transactions);

         o the difficult market environment for shopping center properties like those owned by Milestone, in which the value that our stockholders would receive in a liquidation of Milestone, would be highly uncertain;

         o our failure over the last three years to successfully dispose of substantial portions of our real estate portfolio, despite vigorous marketing efforts;

         o our view that we are too small to continue to support the expenses of being a public company, which include the cost of counsel and independent accountants for securities compliance, preparing, printing and mailing certain corporate reports, directors' and officers' insurance and the cost of investor relations activities;

         o our view of the failure of the public equity markets to fairly reflect the value of our common stock in the public market place, which failure we believe would not be remedied in the near future because (i) our common stock is not listed on either a national exchange or Nasdaq, (ii) the trading volume in our common stock is very low and (iii) our common stock is held by very few holders; and

         o        Milestone's inability to raise funds in the capital markets.

         In order to avoid further erosion of stockholder value and to permit our stockholders (other than the acquisition group) to realize a premium over the market price at which their shares traded prior to the announcement of the signing of the merger agreement, we have decided to engage in the merger.

         In addition, we decided to engage in this merger based on the recommendations of the special committee, which recommendations were based on the reasons described in pages 33-36 (Special Factors - Reasons for the Recommendations of the Special Committee and Our Board of Directors).

         Concord, Leonard Mandor and Robert Mandor decided to propose the merger transaction at the present time for the same reasons as Milestone, as described in "Purposes and Structure of the Merger" above. In addition, Concord, Leonard Mandor and Robert Mandor believe that, because of the high costs associated with being a public company relative to the size of Milestone, the short term focus of the public equity markets, and their belief that the public equity markets have been unable to, and will in the near future continue to be unable to, fairly reflect the equity value of Milestone, the value of their Milestone equity interests will be more likely to increase over time as a private company, than if Milestone were to remain a public company.


CERTAIN EFFECTS OF THE MERGER


Certain Effects of the Merger on the Acquisition Group

         Following the merger, the surviving corporation will be 100% owned by the acquisition group. Accordingly, upon consummation of the merger, the interest of the acquisition group in

Milestone's net book value and net income will increase from approximately 68.84% to 100%. Because each of Concord, Leonard Mandor and Robert Mandor could be deemed to control all of these ownership interests, each of Concord, Leonard Mandor and Robert Mandor could be deemed, upon consummation of the merger, to have a direct interest in and ability to access 100% of Milestone's net book value and net income, thereby entitling each of them to all of the benefits, if any, resulting from such interest, including all income generated by Milestone's operations, any future increases in Milestone's value and the right to vote all of Milestone's common stock. Similarly, each of Concord, Leonard Mandor and Robert Mandor could be deemed, upon consummation of the merger, to also bear the risk of all of the losses, if any, generated by Milestone's operations and any decrease in the value of Milestone. Milestone's net book value, as of March 31, 2001 was $16,811,920 or $3.92 per share. Milestone's net loss for the three month period ending March 31, 2001 was ($561,729) or ($0.13) per share and its net income for the fiscal year ended December 31, 2000 was $541,051 or $0.13 per share.

Certain Effects of the Merger on Milestone

         Upon consummation of the merger, Milestone will be a privately held corporation. Accordingly, Milestone stockholders, other than the acquisition group, will not have the opportunity to participate in the earnings and growth of Milestone after the merger and will not have any right to vote on corporate matters. Similarly, Milestone stockholders, other than the acquisition group, will not face the risk of losses generated by Milestone's operations or decline in the value of Milestone after the merger.

         Following completion of the merger, Milestone's common stock will no longer be authorized to be quoted on the Over-The-Counter Bulletin Board. In addition, the registration of Milestone common stock will be terminated under the Securities Exchange Act of 1934, as amended, upon application by Milestone to the Securities and Exchange Commission. Accordingly, following the merger, there will be no publicly traded Milestone stock outstanding.

         Milestone does not have, and Milestone has been advised by Concord that the acquisition group does not have, any specific plans or proposals for any extraordinary corporate transaction involving the surviving corporation after the completion of the merger, or for any sale or transfer of all or substantially all of the assets held by Milestone after the completion of the merger, other than the assets currently held for sale. However, the surviving corporation and Concord will continue to evaluate Milestone's business and operations after the consummation of the merger and make such changes as are deemed appropriate from time to time.

         Milestone has been advised by Concord that Milestone's directors, officers and management immediately before the merger will remain as the directors, officers and management of the surviving corporation immediately after the merger.

         It is expected that, if the merger is not consummated, Milestone's current management, under the general direction of our board of directors, will continue to manage Milestone as an ongoing business.

         We do not believe that any material regulatory approvals are required to permit completion of the merger from U.S. regulatory authorities, including the antitrust authorities.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO OUR STOCKHOLDERS

         The following is a description of the material U.S. federal income tax consequences of the merger to holders of shares who dispose of such shares in the merger, who are United States Persons (as defined below), and who, on the date of disposition, hold such shares as capital assets as defined in the Internal Revenue Code (each, a "United States Holder"). This discussion is based on the Internal Revenue Code, proposed and final income tax regulations issued under the Internal Revenue Code, and administrative and judicial interpretations of the Internal Revenue Code and regulations, each as in effect and available on the date of this proxy statement. These income tax laws, regulations and interpretations, however, may change at any time, and any change could be retroactive to the date of this proxy statement. Although we will not seek any rulings from the Internal Revenue Service or an opinion of counsel with respect to the transactions contemplated by the merger agreement, we believe that the merger will have the U.S. federal income tax consequences described below to the United States Holders.

         We urge all holders to consult their own tax advisors regarding the specific tax consequences that may result from their individual circumstances as well as foreign, state and local tax consequences of the disposition of shares in the merger. Except as specifically noted otherwise, the following discussion does not address potential foreign, state, local and other tax consequences, nor does it address special tax consequences that may be applicable to particular classes of taxpayers, including financial institutions, REITS, regulated investment companies, brokers and dealers or traders in securities or currencies, persons whose functional currency is not the U.S. dollar, insurance companies, tax-exempt organizations, persons who hold common stock as part of a position in a straddle or as part of a hedging or conversion transaction or persons who acquired common stock pursuant to an exercise of employee stock options.

         A "United States Person" is a beneficial owner of common stock, who for U.S. federal income tax purposes is: (1) a citizen or resident of the U.S., including certain former citizens or residents of the U.S.; (2) a partnership or corporation created or organized in or under the laws of the U.S. or any state thereof, including the District of Columbia; (3) an estate if its income is subject to U.S. federal income taxation regardless of its source; or (4) a trust if such trust validly has elected to be treated as a United States person for U.S. federal income tax purposes or if (a) a U.S. court can exercise primary supervision over its administration and (b) one or more U.S. persons have the authority to control all of its substantial decisions.

         A United States Holder generally will realize gain or loss upon the surrender of such holder's shares pursuant to the merger in an amount equal to the difference, if any, between the amount of cash received and such holder's aggregate adjusted tax basis in the shares surrendered therefor. Basis is usually equal to cost, but may also be derived from other sources such as the date of death with respect to inherited shares.

         In general, any gain or loss realized by a United States Holder in the merger will be eligible for capital gain or loss treatment. Any capital gain or loss recognized by a United States Holder will be long term capital gain or loss if the shares giving rise to such recognized gain or loss have been held for more than one year; otherwise, such capital gain or loss will be short term. A non-corporate United States Holder's long term capital gain generally is subject to U.S. federal income tax at a maximum rate of 20% while any capital loss can be offset only against other capital gains plus $3,000 ($1,500 in the case of a married individual filing a separate return) of other income in any tax year. Any unutilized capital loss will carry over as a capital loss to succeeding years for an unlimited time until the loss is exhausted.

         For corporations, a capital gain is subject to U.S. federal income tax at a maximum rate of 35% while any capital loss can be offset only against other capital gains. Any unutilized capital loss generally can be carried back three years and forward five years to be offset against net capital gains generated in such years.

         Under the U.S. federal backup withholding tax rules, unless an exemption applies, the paying agent, will be required to withhold, and will withhold, 31% of all cash payments to which a holder of shares or other payee is entitled pursuant to the merger agreement, unless the stockholder or other payee provides a tax identification number (social security number, in the case of an individual, or employer identification number, in the case of other stockholders), certifies that such number is correct, and otherwise complies with such backup withholding tax rules. Each of our stockholders, and, if applicable, each other payee, should complete and sign the Substitute Form W-9 included as part of the letter of transmittal to be returned to the paying agent, in order to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the paying agent.

         The U.S. federal income tax consequences set forth above are for general information only and are not intended to constitute a complete description of all tax consequences relating to the merger. Each holder of shares is urged to consult his or her own tax advisor to determine the particular tax consequences to such stockholder of the merger, including the applicability and effect of foreign, state, local and other tax laws.



                              CONFLICTS OF INTEREST

         In considering the recommendation of the special committee and our board of directors with respect to the merger and the merger agreement, you should be aware that, in addition to the matters discussed above, certain directors (including members of the special committee), executive officers and controlling persons of Milestone have interests in the merger that are different from or in addition to, the interests of our stockholders generally, and which present actual, apparent or potential conflicts of interests in connection with the merger.


         The special committee and our board of directors were aware of these conflicts of interest and considered them, along with the other matters described in pages 33-36 (Special Factors - Reasons for the Recommendations of the Special Committee and Our Board of Directors).

DIRECTORS, OFFICERS AND CONTROLLING PERSONS

Leonard S. Mandor

         Leonard Mandor serves as the Chairman of the board of directors and the Chief Executive Officer of Milestone while also serving as the Chairman of the board of directors and the Chief Executive Officer of Concord, which he owns together with Robert Mandor. As of the record date, Leonard Mandor beneficially owned 2,952,845 shares of Milestone common stock, which represents approximately 68.81% of Milestone's outstanding common stock. This 68.81% consists of 2,903,845 shares of Milestone common stock beneficially owned by Concord and 49,000 shares of Milestone common stock owned by Mill Neck Associates, a New York partnership that is owned by Leonard Mandor and Robert Mandor. As a director, the Chief Executive Officer and the owner of a majority of Concord's voting stock, Leonard Mandor is deemed to be the beneficial owner of Concord's shares, and, as the general partner of Mill Neck Associates, Leonard Mandor is deemed to be the beneficial owner of Mill Neck Associates' shares.

Robert A. Mandor

         Robert Mandor serves as a director, the President and the Chief Financial Officer of Milestone, while also serving as a director and the President of Concord. As of the record date, Robert Mandor may be deemed to beneficially own 2,955,466 shares of Milestone common stock, which represents approximately 68.84% of Milestone's outstanding common stock. This 68.84% consists of 2,903,845 shares of Milestone common stock beneficially owned by Concord, 49,000 shares of Milestone common stock owned by Mill Neck Associates and 2,621 shares of common stock beneficially owned directly by Robert Mandor. However, because Robert Mandor owns less than a majority of Concord's voting stock, he disclaims beneficial ownership of the Milestone common stock beneficially owned by Concord, which would result in Robert Mandor beneficially owning 1.2% of Milestone's common stock.

The Acquisition Group

         The acquisition group consists of Concord, Leonard Mandor, Robert Mandor and any company that is controlled by Concord, Leonard Mandor or Robert Mandor. Concord's directors and executive officers, Leonard Mandor and Robert Mandor and its executive officer, Joseph Otto, are also directors and executive officers of Milestone.

         As of the record date, the acquisition group beneficially owned 2,955,466 shares of Milestone common stock, which represents approximately 68.84% of Milestone's common stock. Upon completion of the merger, pursuant to which Concord's wholly-owned subsidiary, MST Merger Corp., will merge into Milestone, the certificate of incorporation, bylaws, directors and officers of Concord's wholly-owned subsidiary will become Milestone's certificate of incorporation, bylaws, directors and officers, and, the beneficial ownership of Milestone's common stock by the acquisition group, will increase from approximately 68.84% to 100%.

Joseph P. Otto

         Joseph Otto serves as a director, a Vice President and the Secretary of Milestone while also serving as a Vice President of Concord. As of the record date, Joseph Otto held unexercised stock options, each of which was fully exercisable, granting him the right to purchase 26,000 shares of Milestone common stock, at an exercise price of $0.50 per share. Upon completion of the merger, Joseph Otto's options will be canceled and converted into the right to receive $55,900 in cash.

OTHER CONFLICTS

Legal Counsel to Milestone and Concord

         Milestone, Concord and the special committee have all been represented by separate legal counsel in connection with the merger. However, Rosenman & Colin LLP, legal counsel to Concord in connection with the merger, has in the past performed services for Milestone, Concord, Leonard Mandor, Robert Mandor and their respective affiliates, stockholders, directors and officers and is currently performing services for Milestone, Concord, Leonard Mandor and Robert Mandor and their respective affiliates, stockholders, directors and officers. In addition, Rosenman & Colin could in the future perform services for Milestone, Concord, Leonard Mandor and Robert Mandor and their respective affiliates, stockholders, directors and officers.

Members of the Special Committee

         The special committee consists of three non-employee, non-officer directors of Milestone, Geoffrey S. Aaronson, Harvey Jacobson and Gregory McMahon who are not affiliated with Concord.

         Geoffrey Aaronson has been a shareholder in the law firm of Adorno & Zeder, P.A. since 1999. Adorno & Zeder has performed corporate and general legal services for Milestone and its subsidiaries during the year ended December 31, 2000 and the current year, including acting as legal counsel to Milestone in connection with the merger. Milestone paid $50,555 to Adorno & Zeder for services provided to Milestone during the year ended December 31, 2000. Prior to joining Adorno & Zeder, Geoffrey Aaronson was a partner of the law firm Schantz, Schatzman, Aaronson & Perlman, P.A., which firm had performed various legal services for Milestone and its subsidiaries.

         Gregory McMahon is a partner in the certified public accounting firm of John McMahon & Sons. John McMahon & Sons has performed accounting, tax and other general business advisory services for Concord, Milestone, Leonard Mandor and Robert Mandor and their respective subsidiaries and affiliates during the year ended December 31, 2000 and the current year. John McMahon & Sons derives a substantial portion of its revenues from the services that it provides to Concord, Milestone, Leonard Mandor and Robert Mandor and their respective subsidiaries and affiliates. Milestone paid $57,300 to John McMahon & Sons for services provided to Milestone for the year ended December 31, 2000.

         Harvey Jacobson is currently, and in the past has been, an investor in entities controlled by Leonard Mandor and Robert Mandor. These entities do not include Concord or Concord's subsidiaries. In 1998, Harvey Jacobson borrowed $700,000 from Leonard Mandor. As of April 30, 2001, approximately $368,000 remains outstanding under the loan, including accrued interest. Interest accrues on the loan at the rate of 8% per annum.

Compensation of the Members of the Special Committee

         The members of the special committee have or will receive fees aggregating $25,000 from Milestone for services rendered in connection with the merger and the special committee itself is projected to have expenses of approximately $120,000, including fees and expenses of its special counsel and financial advisors, which will be paid by Milestone.

Indemnification; Directors' and Officers' Insurance

         Pursuant to the merger agreement, as of the effective time, the certificate of incorporation of the surviving corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Milestone's certification of incorporation prior to the effective time, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the effective time in any manner that would adversely affect the rights thereunder of individuals who at the effective time were directors, officers, employees or agents of Milestone. The merger agreement further provides that from and after the effective time, for a period of six years, Concord shall indemnify the directors and officers of Milestone on terms no less favorable than the provisions with respect to indemnification that are set forth in the certificate of incorporation of Milestone as of the effective time. Concord and Milestone agree that the directors, officers and employees of Milestone covered by these provisions are intended to be third party beneficiaries of these provisions and shall have the right to enforce the obligations of the surviving corporation and of Concord under these provisions. The surviving corporation shall maintain in effect from the effective time until their expiration the current policies of the directors' and officers' liability insurance maintained by Milestone.

Employment Arrangements and Compensation Plans

         Effective as of January 1, 1999, Milestone entered into employment agreements with each of Leonard Mandor, Robert Mandor, Joseph Otto and Patrick
S. Kirse. Such agreements contain provisions providing for, among other things,
(i) an initial three year term which will be automatically extended for additional consecutive one year periods unless written notice is given by either party to the other no later than 60 days before the expiration of the term; and
(ii) the payment in certain circumstances of $5,932,270 in aggregate severance payments to the employees if there is a "change of control" of Milestone. Since, pursuant to the employment agreements, the consummation of the merger will not be deemed to be a change of control, Milestone will not be required to make any severance payments as a result of its consummation. The employment arrangements are summarized below.

         LEONARD S. MANDOR - CHIEF EXECUTIVE OFFICER

                  Salary - Leonard Mandor's employment agreement provides for an initial annual base salary of $446,698. Leonard Mandor's salary is subject to annual increases at the discretion of Milestone's board of directors. In addition, Leonard Mandor may be given an annual bonus, which is to be paid in accordance with the Management Incentive Plan, as adopted by Milestone's compensation committee on May 24, 1994, and as otherwise determined by the board of directors in its discretion. Based on the achievement of certain Milestone objectives, Leonard Mandor was awarded a bonus of $519,500 in 1999. Based on a recommendation by the compensation committee and effective since the year 2000, the board of directors approved an increase in the base salary and annual bonus of Leonard Mandor. For the year 2000, Leonard Mandor's base salary was $480,000. Leonard Mandor did not receive a bonus in the year 2000.

                  Benefits - Leonard Mandor's employment agreement provides him with certain benefits, including a term life insurance policy generally providing for a benefit of no less than $200,000 and eligibility to participate in all benefit plans created by Milestone including, but not limited to, medical, bonus and stock option programs.

                  Options - On June 22, 1999, options to purchase 111,100 shares of Milestone common stock issued to Leonard Mandor were repurchased by Milestone for the quoted market price of the Milestone common stock of $3.438 per share, less the exercise price of $.50 per share.

                  Change of Control - If, after a change of control, (a) Leonard Mandor's employment agreement is not assigned to a successor company and (i) his employment is terminated by either Milestone or a successor company other than for certain "cause" events, or (ii) there is a material reduction in his compensation or benefits, or a material change in his status, working conditions, management responsibilities or titles, and he voluntary terminates his relationship with Milestone or the successor company within 60 days of any such occurrence, or the last in a series of such occurrences, or (b) Leonard Mandor's employment agreement is assigned to a successor company, and his employment is thereafter terminated other than as a result of certain "cause" events, disability or death, Leonard Mandor will be entitled to receive a lump sum payment equal to 299% of his "base period income".

                  Leonard Mandor's "base period income" is his average annual compensation (including, without limitation, his base salary and any bonuses) for the last five years immediately preceding the date of his termination of employment, reduced by any additional payments to Leonard Mandor required to be taken into consideration for the purposes of calculating a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Based on Leonard Mandor's compensation in 2000, if a change of control were to occur as of the time of the mailing of this proxy statement, his base period income would be no less than $2,551,893.

         ROBERT A. MANDOR - PRESIDENT AND CHIEF FINANCIAL OFFICER

                  Salary - Robert Mandor's employment agreement provided him with an initial annual base salary of $400,195. Robert Mandor's salary is subject to annual adjustments at the discretion of Milestone's board of directors, but may not be reduced to less than his initial salary. In addition, Robert Mandor may be given an annual bonus, which is to be paid in accordance with the Management Incentive Plan, as adopted by Milestone's compensation committee on May 24, 1994, or as otherwise determined by Milestone's board of directors in its discretion. Based on the achievement of certain Milestone objectives, Robert Mandor was awarded a bonus of $525,000 in 1999. Based on a recommendation by the compensation committee and effective since the year 2000, the board of directors approved an increase in the base salary and annual bonus of Robert Mandor. For the year 2000, Robert Mandor's base salary was $408,000. Robert Mandor did not receive a bonus in the year 2000.

                  Benefits - Robert Mandor's employment agreement provides him with certain benefits, including a term life insurance policy generally providing for a benefit of no less than $200,000 and eligibility to participate in all benefit plans created by Milestone including, but not limited to, medical, bonus and stock option programs.

                  Options - On June 22, 1999, options to purchase 111,100 shares of Milestone common stock issued to Robert Mandor were repurchased by Milestone for the quoted market price of the Milestone common stock of $3.438 per share, less the exercise price of $.50 per share.

                  Change of Control - If, after a change of control, (a) Robert Mandor's employment agreement is not assigned to a successor company and (i) his employment is terminated by either Milestone or a successor company other than for certain "cause" events, or (ii) there is a material reduction in his compensation or benefits, or a material change in his status, working conditions, management responsibilities or titles, and he voluntary terminates his relationship with Milestone or the successor company within 60 days of any such occurrence, or the last in a series of such occurrences, or (b) Robert Mandor's employment agreement is assigned to a successor company, and his employment is thereafter terminated other than for certain "cause" events, disability or death, Robert Mandor will be entitled to receive a lump sum payment equal to 299% of his "base period income".

                  Robert Mandor's "base period income" is his average annual compensation (including, without limitation, his base salary and any bonuses) for the last five years immediately preceding the date of his termination of employment, reduced by any additional payments to Robert Mandor required to be taken into consideration for the purposes of calculating a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Based on Robert Mandor's compensation in 2000, if a change of control were to occur as of the time of the mailing of this proxy statement, his base period income would be no less than $2,337,331.

         JOSEPH P. OTTO - VICE PRESIDENT

                  Salary - Joseph Otto's employment agreement provided him with an initial annual base salary of $192,938. Joseph Otto's salary is subject to annual adjustments at the discretion of Milestone's board of directors, but may not be reduced to less than his initial salary. In addition, Joseph Otto may be given an annual bonus, which is subject to the sole discretion of the Milestone board of directors and is in addition to any bonus awarded to him under the Management Incentive Plan. During 1999, Joseph Otto received bonuses totaling $114,827. For the year 2000, Joseph Otto's base salary was $202,587. During 2000, Joseph Otto received a bonus of $16,516.

                  Benefits - Joseph Otto's employment agreement provides him with certain benefits, including a term life insurance policy generally providing for a benefit of no less than $200,000 and eligibility to participate in all benefit plans created by Milestone including, but not limited to, medical, bonus and stock option programs.

                  Change of Control - If, after a change of control, (a) Joseph Otto's employment agreement is not assigned to a successor company and (i) his employment is terminated by either Milestone or a successor company other than for certain "cause" events, or (ii) there is a material reduction in his compensation or benefits, or a material change in his status, working conditions, management responsibilities or titles, and he voluntary terminates his relationship with Milestone or the successor company within 60 days of any such occurrence, or the last in a series of such occurrences, or (b) Joseph Otto's employment agreement is assigned to a successor company, and his employment is thereafter terminated other than for certain "cause" events, disability or death, Joseph Otto will be entitled to receive a lump sum payment equal to 299% of his "base period income".

                  Joseph Otto's "base period income" is his average annual compensation (including, without limitation, his base salary and any bonuses) for the last five years immediately preceding the date of his termination of employment, reduced by any additional payments to Joseph Otto required to be taken into consideration for the purposes of calculating a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Based on Joseph Otto's compensation in 2000, if a change of control were to occur as of the time of the mailing of this proxy statement, his base period income would be no less than $712,864.

         PATRICK S. KIRSE - VICE PRESIDENT OF ACCOUNTING

                  Salary - Patrick Kirse's employment agreement provided him with an initial annual base salary of $105,000. Patrick Kirse's salary is subject to annual adjustments at the discretion of Milestone's board of directors, but may not be reduced to less than his initial salary. In addition, Patrick Kirse may be given an annual bonus, which is subject to the sole discretion of the Milestone board of directors and is in addition to any bonus awarded to him under the Management Incentive Plan. In 1999, Patrick Kirse received bonuses totaling $31,500. For the year 2000, Patrick Kirse's salary was $114,490. Patrick Kirse did not receive a bonus in the year 2000.

                  Benefits - Patrick Kirse's employment agreement provides him with certain benefits, including a term life insurance policy generally providing for a benefit of no less than $200,000 and eligibility to participate in all benefit plans created by Milestone including, but not limited to, medical, bonus and stock option programs.

                  Change of Control - If, after a change of control, (a) Patrick Kirse's employment agreement is not assigned to a successor company and (i) his employment is terminated by either Milestone or a successor company other than for certain "cause" events, or (ii) there is a material reduction in his compensation or benefits, or a material change in his status, working conditions, management responsibilities or titles, and he voluntary terminates his relationship with Milestone or the successor company within 60 days of any such occurrence, or the last in a series of such occurrences, or (b) Patrick Kirse's employment agreement is assigned to a successor company, and his employment is thereafter terminated other than for certain "cause" events, disability or death, Patrick Kirse will be entitled to receive a lump sum payment equal to 299% of his "base period income".

                  Patrick Kirse's "base period income" is his average annual compensation (including, without limitation, his base salary and any bonuses) for the last five years immediately preceding the date of his termination of employment, reduced by any additional payments to Patrick Kirse required to be taken into consideration for the purposes of calculating a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Based on Patrick Kirse's compensation in 2000, if a change of control were to occur as of the time of the mailing of this proxy statement, his base period income would be no less than $330,182.

CERTAIN RELATIONSHIPS BETWEEN MILESTONE AND THE ACQUISITION GROUP

         Milestone is party to a management agreement with Concord pursuant to which Milestone provides management services and office space to Concord, assists in the management of Concord properties and provides certain personnel and office space and general office services to Concord, for which Milestone receives reimbursements from Concord. The management agreement is renewable annually. For the years ended December 31, 2000, 1999 and 1998 reimbursed expenses to Milestone were $19,530, $54,547 and $215,684, respectively. As of December 31, 2000 and 1999,
Milestone had recorded receivables from Concord of $527,485 and $520,669, respectively. Such receivables consist of management fees due to Milestone and expenses for general office services as well as salary reimbursements.

         Milestone sublet a portion of its leased office space and shared certain overhead expenses with Tristone Partners, Inc., of which Leonard Mandor and Robert Mandor, are majority owners. At December 31, 2000 and 1999, Milestone had recorded receivables from Tristone of $109,363 and $103,018, respectively.

         Milestone received property management fees of $128,250, $128,904 and $132,388 during 2000, 1999 and 1998, respectively, from a partnership whose general partner is a Concord subsidiary.

         Milestone's current obligations as master lessee under nine leases on commercial real estate properties are guaranteed by Concord. Milestone has no obligation to indemnify Concord with respect to such guarantees.

         Leonard Mandor and Robert Mandor own a majority of the voting stock of Watershed-Act II, Inc. Watershed sublets certain office space from Milestone at its corporate office in Boca Raton, Florida. The amount paid by Watershed to Milestone from May to December, 2000 was $43,000.



                                   THE MERGER


         The following information describes certain material aspects of the merger. This description is not complete and is qualified in its entirety by reference to the appendices, including the merger agreement which is attached to this proxy statement as Appendix A and is incorporated herein by reference. You are urged to read Appendix A in its entirety. See also pages 58-69 (The Merger Agreement).

         Our board of directors has determined, based on the unanimous recommendation of the special committee, that the merger is fair to and in the best interests of Milestone and our common stockholders, other than the acquisition group, and has declared that the merger agreement is advisable and has recommended adoption and approval of the merger agreement by you. See pages 33-36 (Special Factors - Reasons for the Recommendations of the Special Committee and Our Board of Directors).


         Our board of directors unanimously recommends a vote "FOR" adoption and approval of the merger agreement.

EFFECTIVE TIME OF THE MERGER

         The merger will be consummated and become effective at the time a certificate of merger is filed with the Secretary of State of the State of Delaware or such later time as specified in the certificate of merger. We refer to this time as the "effective time". If the merger agreement is adopted by our stockholders and the other conditions to the merger agreement are satisfied (or waived to the extent permitted by law), we expect to complete the merger on or about ________, 2001, and in any event, no later than two business days after the satisfaction or waiver (to the extent permitted by law) of the other conditions. The acquisition group possesses sufficient voting power to adopt and approve the merger and the merger agreement, and intends to do so.


         The merger agreement may be terminated prior to the effective time of the merger by Milestone or Concord in certain circumstances, whether before or after the adoption and approval of the merger agreement by our common stockholders. See pages 66-68 (The Merger Agreement - Termination of the Merger Agreement).


PAYMENT OF MERGER CONSIDERATION AND SURRENDER OF STOCK CERTIFICATES

         Concord has designated The Bank of New York to act as payment agent for purposes of making the cash payments contemplated by the merger agreement. Immediately prior to the effective time of the merger, Concord will deposit in trust with the payment agent cash in U.S. dollars in an aggregate amount equal to the merger consideration for all Milestone stockholders. The payment agent will, pursuant to irrevocable instructions, deliver to you your merger consideration according to the procedure summarized below.

         At the close of business on the day of the effective time of the merger, our stock ledger will be closed. As soon as reasonably practicable after the effective time of the merger, Concord will cause the payment agent to mail to you a letter of transmittal and instructions advising you of the effectiveness of the merger and the procedure for surrendering to the payment agent your certificates in exchange for the merger consideration. Upon the surrender for cancellation to the paying agent of your certificates, together with a letter of transmittal, executed and completed in accordance with its instructions, and any other items specified by the letter of transmittal, the payment agent will promptly pay to you your merger consideration. No interest will be paid or accrued in respect of cash payments of merger consideration. Payments of merger consideration also will be reduced by applicable withholding taxes. In the event that you have lost or misplaced a certificate, you will have to send an affidavit of loss in lieu of the applicable certificate along with your transmittal letter.

         If the merger consideration (or any portion of it) is to be delivered to a person other than you, it will be a condition to the payment of the merger consideration that your certificates be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that the transfer otherwise be proper and not violate any applicable federal or state securities laws, and that you pay to the payment agent any transfer or other taxes payable by reason of the transfer or establish to the satisfaction of the payment agent that the taxes have been paid or are not required to be paid.

         You should not forward your stock certificates to the payment agent without a letter of transmittal, and you should not return your stock certificates with the enclosed proxy.

         At and after the effective time of the merger, you will cease to have any rights as our stockholder, except for the right to surrender your certificate in exchange for payment of the merger consideration, or, if you exercise your appraisal rights, the right to perfect your right to receive payment for your shares pursuant to Delaware law, and no transfer of Milestone common or series A preferred stock will be made on the stock transfer books of Milestone. Certificates presented to Milestone after the effective time will be canceled and exchanged for cash as described above.

         Promptly following the date which is nine months after the effective date of the merger, the payment agent will return to Milestone all cash, certificates and other instruments in its possession that constitute any portion of the merger consideration, and the payment agent's duties will terminate. Thereafter, stockholders may surrender their certificates to Milestone and (subject to applicable abandoned property laws, laws regarding property which is not accounted for by the laws of intestacy and similar laws) receive the merger consideration without interest, but will have no greater rights against Milestone or Concord than may be accorded to general creditors of Milestone or Concord under applicable law. None of the payment agent, Milestone, Concord, or MST Merger Corp. will be liable to stockholders for any merger consideration delivered to a public official pursuant to applicable abandoned property laws, laws regarding property which is not accounted for by the laws of intestacy and similar laws.

ACCOUNTING TREATMENT

         The merger will be accounted for under the purchase method of accounting under which the total consideration paid in the merger will be allocated by the surviving corporation to and among the respective fair values of the assets acquired subject to the amounts of liabilities assumed.

FINANCING OF THE MERGER; FEES AND EXPENSES OF THE MERGER


         The total amount of funds required to consummate the merger and to pay related fees and expenses is estimated to be approximately $4,350,000. Whether or not the merger is consummated, all costs, fees and expenses incurred in connection with the merger shall be borne entirely by the party that has incurred such costs, fees and expenses, except as set forth on pages 68-69 (The Merger Agreement - Fees, Expenses and Other Payments). The acquisition group has sufficient funds to pay the merger consideration and to pay its portion of the fees and expenses to be incurred in connection with the merger. The merger is not conditioned on any financing arrangements.


         The estimated fees and expenses of Milestone in connection with the merger are set forth in the table below:

         Brooks, Houghton's Fees                              $    65,000
         Legal, Accounting and Other Professional Fees            165,000
         Printing, Proxy Solicitation and Mailing Costs            75,000
         Special Committee Fees                                    25,000
         Filing Fees                                                  730
         Miscellaneous                                             20,000
                                                                ---------
         Total                                                 $  350,730

APPRAISAL RIGHTS

         Pursuant to Delaware law, if (1) you properly file a demand for appraisal of your Milestone common stock or series A preferred stock in writing prior to the vote taken at the special meeting and (2) your shares of Milestone common stock are not voted in favor of the merger, you will be entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware.

         Section 262 is reprinted in its entirety as Appendix C to this proxy statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Appendix C. This discussion and Appendix C should be reviewed carefully by you if you wish to exercise statutory appraisal rights or you wish to preserve the right to do so, as failure to comply with the procedures set forth in Section 262 will result in the loss of your appraisal rights.

         If you make the demand described below with respect to your shares, and

         o are continuously the record holder of your shares through the effective time of the merger;

         o otherwise comply with the statutory requirements of Section 262 of the General Delaware Corporation Law of the State of Delaware;

         o do not vote your shares of common stock in favor of the merger agreement; and

         o do not consent, with respect to your shares of common stock, to the merger in writing;

you shall be entitled to an appraisal by the Delaware Court of Chancery of the "fair value" of your shares, exclusive of any element of value which might arise from either the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by the Delaware Court of Chancery.

         Under Section 262, where a merger is to be submitted for adoption and approval at a meeting of stockholders, as in the special meeting, not less than 20 days prior to the meeting we must notify you that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes your notice of your appraisal rights, and the applicable statutory provisions are attached to this proxy statement as Appendix C. In addition, under the Certificate of Designations of the series A preferred stock, we must provide the holders of series A preferred stock with notice of their appraisal rights in connection with a merger. This proxy statement satisfies our obligation, under Certificate of Designations of the series A preferred stock, to so notify such holders.

         As a holder of Milestone common stock, if you desire to exercise your appraisal rights you must not vote in favor of the merger agreement or the merger and you must deliver a separate written demand for appraisal to us prior to the vote on the merger agreement and the merger at the special meeting. If you sign and return a proxy without expressly directing by checking the applicable boxes on the reverse side of the enclosed proxy card that your shares be voted against the proposal or that an abstention be registered with respect to your shares in connection with the proposal, you will effectively have waived your appraisal rights as to those shares because, in the absence of express contrary instructions, your shares will be voted in favor of the proposal. See page 15-16 (Special Meeting - Voting and Revocation of Proxies). Accordingly, if you desire to perfect appraisal rights with respect to any of your shares you must, as one of the procedural steps involved in such perfection, either (1) refrain from executing and returning the enclosed proxy card and from voting in person in favor of the proposal to adopt the merger agreement or (2) check either the "AGAINST" or the "ABSTAIN" box next to the proposal on the proxy card or affirmatively vote in person against the proposal or register in person an abstention with respect to the proposal.


         The holders of series A preferred stock, by virtue of their class of shares, do not have the right to vote on the merger agreement. Accordingly, their appraisal rights are not conditioned upon their not voting in favor of the merger agreement. In order to exercise their appraisal rights, holders of series A preferred stock must deliver a separate written demand for appraisal to us prior to the vote of the special meeting, in addition to following the procedures outlined under Delaware law.

         Only a holder of record is entitled to assert appraisal rights for the shares of our common and series A preferred stock registered in that holder's name. A demand for appraisal must be executed by or on behalf of the holders of record and must reasonably inform us of the holder of record's identity and that the holder of record intends to demand appraisal of the holder's shares. If you have a beneficial interest in shares that are held of record in the name of another person, such as a broker, fiduciary or other nominee, you must act promptly to cause the record holder to follow properly and in a timely manner to perfect whatever appraisal rights are available, and your demand must be executed by or for the record owner. If your shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, your demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, the agent is acting as agent for the record owner.

         A record owner, such as a broker, fiduciary or other nominee, who holds shares as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which the person is the record owner. In such case, the written demand must set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares in the name of such record owner.

         If you elect to exercise appraisal rights, you should mail or deliver your written demand to:

                           Milestone Properties, Inc.
                    150 East Palmetto Park Road, Fourth Floor
                            Boca Raton, Florida 33432
                         Attention: Karen Renza Director
                             of Stockholder Services

         The written demand for appraisal should specify your name and mailing address, the number of shares owned, and that you are demanding appraisal of your shares. A proxy or vote against the merger agreement will not by itself constitute a demand. Within ten days after the effective date, Milestone, as the surviving corporation, must provide notice of the effective time of the merger to you if you have complied with Section 262.

         Within 120 days after the effective date, either Milestone or you, if you have complied with the required conditions of Section 262 and are otherwise entitled to appraisal rights, may file a petition in the Delaware Court of Chancery, and if you file a petition you must serve a copy on Milestone, demanding a determination of the fair value of the shares of all stockholders demanding an appraisal. Milestone does not have any present intention to file any such petition in the event that a stockholder makes a proper written demand for appraisal of Milestone common stock or series A preferred stock. Accordingly, if you desire to have your shares appraised you should initiate any petitions necessary for the perfection of your appraisal rights within the time periods and in the manner prescribed in Section 262. If appraisal rights are available and if you have complied with the applicable provisions of Section 262, within 120 days after the effective date of the merger, you will be entitled, upon written request, to receive from Milestone a statement setting forth the aggregate number of shares not voting in favor of the merger agreement and with respect to which we received demands for appraisal, and the aggregate number of holders of such shares. The statement must be mailed within ten days after the written request for the statement has been received by Milestone or within ten days after the expiration of the period for delivery of demands for appraisal rights whichever is later.

         If a petition for an appraisal is timely filed by a holder of our shares and a copy thereof is served upon Milestone, Milestone will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of Milestone common or series A preferred stock and with whom agreements as to the value of their shares have not been reached. After notice to those stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. If you have demanded an appraisal, the Delaware Court of Chancery may require you to submit your certificates to the Register in Chancery for notation on the certificates of the pendency of the appraisal proceeding; and if you fail to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to you. Where proceedings are not dismissed, the Delaware Court of Chancery will appraise the shares owned by stockholders demanding an appraisal, determining the "fair value" of such shares, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In such event, the Delaware Court of Chancery's appraisal may be more than, less than, or equal to the merger consideration and stockholders should be aware that investment advisors' opinions as to fairness from a financial point of view are not opinions as to "fair value" under Section
262. In determining fair value, the Delaware Court of Chancery is to take into account all relevant factors. In relevant case law, the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company". The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts ascertainable as of the date of the merger that throw light on future prospects of the merged corporation. The Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder's exclusive remedy.

         The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of our common stock or whose shares of our series A preferred stock have been appraised. The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed against the parties, as the Delaware Court of Chancery deems equitable in the circumstances. Upon application of a stockholder who has demanded an appraisal, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

         If you have demanded appraisal in compliance with Section 262 you will not, after the effective time of the merger, be entitled to vote for any purpose any shares subject to your demand or to receive payment of dividends or other distributions on your shares, except for dividends or distributions payable to holders of record as of a date prior to the effective time of the merger.

         At any time within 60 days after the effective date of the merger, you will have the right to withdraw your demand for appraisal; after this period, you may withdraw your demand for appraisal only with the consent of Milestone. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the effective date of the merger, your rights to appraisal shall cease. You may withdraw your demand for appraisal by delivering to Milestone a written withdrawal of your demand for appraisal and an acceptance of the merger, except that (1) any attempt to withdraw made more than 60 days after the effective time of the merger will require written approval of Milestone, and (2) no appraisal proceeding in the Delaware Court of Chancery shall be dismissed without the approval of the Delaware Court of Chancery, and the approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

         If you fail to comply fully with the statutory procedure set forth in
Section 262 you will forfeit your rights of appraisal and will be entitled to receive the merger consideration for your shares.



                              THE MERGER AGREEMENT

         The following discussion of the material terms of the merger agreement is qualified in its entirety by reference to the complete text of the merger agreement, which is included in this proxy statement as Appendix A (exclusive of all schedules) and is incorporated herein by reference.

GENERALLY

         The merger agreement provides for MST Merger Corp. to merge with and into us. Milestone will be the surviving corporation in the merger, and, as a result of the merger, the acquisition group will own 100% of Milestone's stock.

         In the merger, MST Merger Corp.'s certificate of incorporation as in effect immediately prior to the effective time, shall be the certificate of incorporation of the surviving corporation, provided, that MST Merger Corp.'s certificate of incorporation will be amended by the certificate of merger to read as follows: "The name of the corporation is: Milestone Properties, Inc." As of the completion of the merger, the bylaws of MST Merger Corp. will be the bylaws of Milestone.

CONSIDERATION TO BE OFFERED TO OUR STOCKHOLDERS

         At the effective time of the merger:

                  (i) each outstanding share of common stock will be canceled and converted into the right to receive $2.65 in cash, other than any outstanding share of common stock that is held by stockholders who perfect their appraisal rights under Delaware law, any outstanding share of common stock that is held by the acquisition group and any outstanding share of common stock held in our treasury; and

                  (ii) each outstanding share of series A preferred stock will be canceled and converted into the right to receive $2.91 in cash (which is $2.65, multiplied by the number of shares of common stock into which such share of series A preferred stock may be converted), other than any outstanding share of series A preferred stock that is held by stockholders who perfect their appraisal rights under Delaware law.

         Each share of common stock of MST Merger Corp. then issued and outstanding will, by virtue of the merger and without any action on the part of MST Merger Corp. become one fully paid and nonassessable share of common stock of the surviving corporation.

STOCK OPTIONS

         As of the effective time of the merger, all outstanding options to purchase shares of Milestone common stock issued to our directors, officers and employees will become exercisable in full. The merger agreement provides that each stock option will be converted into the right to receive an amount in cash equal to the product of (a) the number of shares subject to the option, multiplied by (b) the difference between the $2.65 per share common stock merger consideration and the per share exercise price of the option, reduced by applicable withholding tax.

REPRESENTATIONS AND WARRANTIES

Our Representations and Warranties to Concord and MST Merger Corp.

         We have made various representations and warranties in the merger agreement to Concord and MST Merger Corp. relating to, among other matters:

         o        our and our subsidiaries' organization, standing and power;

         o        our and our subsidiaries capital structure;

         o our corporate authority to enter into and consummate our obligations under the merger agreement and the enforceability of the merger agreement;

         o the vote required by our stockholders to adopt the merger agreement;

         o the required consents and approvals of governmental entities and absence of conflict with our governing documents and certain agreements and permits;

         o the making and accuracy of SEC filings (including our financial statements);

         o        the accuracy of this proxy statement and the Schedule 13E-3;

         o the absence of certain material changes since December 31, 2000 that may reasonably be expected to have a material adverse effect on Milestone and our subsidiaries;

         o        the absence of material litigation;

         o the inapplicability of any state takeover statute or any anti-takeover provision in our certificate of incorporation or bylaws and inapplicability of our stockholder rights plan; and

         o the receipt by the special committee of the opinion of Brooks, Houghton.

Concord and MST Merger Corp.'s Representations and Warranties to Us

         The merger agreement also contains various representations and warranties by Concord and MST Merger Corp. to us, relating to, among other matters:

         o        their organization, standing and power;

         o their corporate authority to enter and consummate their obligations under the merger agreement and the enforceability of the merger agreement;

         o the veracity and completeness of information provided by them in connection with the preparation of this proxy statement;

         o        the interim operations of MST Merger Corp.; and

         o the availability of sufficient funds to complete the merger and related transactions.

         Please see Article III of the merger agreement for a full statement of the representations and warranties of the parties. The representations and warranties terminate upon the completion of the merger.

COVENANTS

         We agreed that we and each of our subsidiaries will, except as expressly contemplated by the merger agreement or consented to in writing by Concord, conduct our respective businesses and operations only according to our ordinary course of business, consistent with past practice, and use reasonable best efforts to preserve intact our respective business organization, keep available the services of our present officers, employees and consultants and maintain existing relationships with suppliers, creditors, business associates and others having business dealings with us.

         We also agreed that, except as expressly contemplated by the merger agreement or consented to in writing by Concord, until the effective time of the merger, we will not and will not permit any of our subsidiaries to:

Dividends; Changes In Stock

         o declare or pay any dividends on or make other distributions in respect of any of our own our subsidiaries' capital stock, other than cash dividends payable by a subsidiary to us or one of our subsidiaries;

         o split, combine or reclassify any of our capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for our shares of capital stock; or

         o repurchase, redeem or otherwise acquire any shares of our capital stock or permit any subsidiary to acquire any shares of our capital stock or any securities convertible into or exercisable for any of our capital stock;

Issuance of Securities

         o issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of our capital stock of any class, any debt securities having the right to vote or any securities convertible into or exercisable for or any rights, warrants or options to acquire any such shares or debt securities having the right to vote, or enter into any agreement with respect to the foregoing, other than issuances of our common stock pursuant to exercises of stock options or common stock awards listed in our disclosure letter;

Governing Documents

         o amend or propose to amend our certificate of incorporation, bylaws or other governing documents;

No Acquisitions

         o acquire or agree to acquire (by merger, consolidation, purchase of a substantial equity interest in or purchase of a substantial portion of the assets of, or by any other manner) any business or any corporation, limited liability company, partnership, association or other business organization or division thereof; or

         o other than in the ordinary course of business, otherwise acquire any assets which are material, individually or in the aggregate, to us;

No Dispositions

         o sell, lease, encumber or otherwise dispose of any of or agree to sell, lease, encumber or otherwise dispose of our assets, except as disclosed in our disclosure letter and for dispositions in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as dispositions in the past;

Indebtedness

         o incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any of our or our subsidiaries' long term debt securities, or guarantee any long term debt securities of others or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing, other than in replacement for existing or maturing debt, indebtedness of any of our subsidiaries or other borrowing under existing lines of credit in the ordinary course of business consistent with prior practice; or

         o make any loans, advances or capital contributions to any person;

Benefits Plans

         o enter into, adopt, amend (except as may be required by law) or terminate any employee benefit plan or any agreement, arrangement, plan or policy between us or any of our subsidiaries, on the one hand, and one or more of our directors or officers, on the other hand;

         o except for normal increases in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as increases in the past that in the aggregate, do not result in a material increase in benefits or compensation expense to us or any of our subsidiaries, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date of the merger agreement, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing; or

         o enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any of our or our subsidiaries' directors, officers or employees of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any transaction contemplated by the merger agreement;

Other Covenants

         o change our methods of accounting in effect at January 1, 2001, except as required by changes in generally accepted accounting principles as concurred by our independent auditors;

         o except in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as elections made in the past, make any material tax election or settle or compromise any material federal, state, local or foreign income tax claim or liability or amend any previously filed tax return in any respect;

         o take any action that would or is reasonably likely to result in any of the conditions to the merger not being satisfied or that would materially impair the ability of us, Concord or MST Merger Corp. to consummate the merger or materially delay the merger; or

         o agree, authorize or announce to take any of the actions described above.

         We also agreed that we will give to each holder of our series A preferred stock the notice, which is required by, and in accordance with the terms of, the Certificate of Designations for Milestone's series A preferred stock in connection with the merger.

SPECIAL MEETING

         The merger agreement provides that as promptly as practicable after the date of the merger agreement we must call a special meeting to be held, for the purpose of voting upon the adoption and approval of the merger and the merger agreement. Through our board of directors and the special committee, we will recommend to our common stockholders adoption and approval of such matters, unless the taking of such action would be inconsistent with the board of directors' or the special committee's fiduciary duties to stockholders under applicable law. We shall, at the direction of Concord, solicit from you proxies in favor of adoption and approval of the merger agreement, and shall cooperate and coordinate with Concord with respect to the timing of such meeting.

COMPETING TRANSACTIONS

         Nothing contained in the merger agreement shall prohibit us from, prior to the date of the common stockholder's meeting, doing any of the following:

         o furnishing information or entering into discussions with any person that makes an unsolicited written proposal to us with respect to a competing transaction, which could reasonably be expected to result in a superior proposal, if the failure to take such action would be inconsistent with our board of directors' and the special committee's fiduciary duties to Milestone stockholders. Prior to furnishing information to, or entering into negotiations with, such person, we will provide reasonable notice to Concord that we are furnishing information or negotiating with such person, and will have received from such person a fully executed confidentiality agreement;

         o complying with Rule 14d-9 or Rule 14e-2 under the Exchange Act with regard to a tender offer or exchange offer;

         o failing to make or withdrawing or modifying our board of director's or the special committee's recommendation to the common stockholders that they adopt and approve the merger agreement; or

         o recommending an unsolicited, bona fide proposal with respect to a competing transaction which could reasonably be expected to result in a superior proposal, if the failure to take such action would be inconsistent with the board of directors' or the special committee's fiduciary duties to the stockholders.

"A competing transaction" means:

         o any merger, consolidation, share exchange, exchange offer, business combination, recapitalization, liquidation, dissolution or other similar transaction involving us or any of our subsidiaries;

         o any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets representing 20% or more of our total assets;

         o any tender offer or exchange offer for 20% or more of our outstanding shares of capital stock or the filing of a registration statement in connection therewith;

         o any person or group having acquired beneficial ownership of 15% or more of our outstanding shares of capital stock or such person or group having increased its beneficial ownership beyond 15% of such shares; or

         o any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         "A superior proposal" means any bona fide written proposal to acquire, directly or indirectly, for cash and/or securities, all of our common stock and series A preferred stock or all or substantially all of our assets and the assumption of our liabilities and obligations to be followed by a pro rata distribution of the sale proceeds to our stockholders, that:

         o        is not subject to any financing conditions or contingencies;

         o provides stockholders with consideration that the special committee determined in good faith, after receipt of advice of its financial advisor, is more favorable from a financial point of view than the consideration to be received by stockholders in the merger;

         o is determined by the special committee in its good faith judgment, after receipt of advice of its financial advisor and outside legal counsel, to be likely of being completed (taking into account the aspects and timing of the proposal, and the person making the proposal);

         o does not, in the definitive acquisition agreement, contain any "due diligence" conditions; and

         o has not been obtained in violation of our conditions with respect to competing transactions.

ACCESS TO EMPLOYEES AND FACILITIES

         Upon reasonable notice, we shall provide Concord access to our employees and facilities.

INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE

         As of the effective time, the certificate of incorporation of the surviving corporation, shall contain provisions no less favorable with respect to indemnification than are set forth in Milestone's certification of incorporation prior to the effective time, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the effective time in any manner that would adversely affect the rights thereunder of individuals who at the effective time were directors, officers, employees or agents of Milestone. From and after the effective time, for a period of six years, Concord shall indemnify the directors and officers of Milestone on terms no less favorable than the provisions with respect to indemnification that are set forth in the certificate of incorporation of Milestone as of the effective time. Concord and Milestone agree that the directors, officers and employees of Milestone covered by these provisions are intended to be third party beneficiaries of these provisions and shall have the right to enforce the obligations of the surviving corporation and of the Concord under these provisions. Milestone shall maintain in effect from the effective time until their expiration the current policies of the directors' and officers' liability insurance maintained by Milestone.

CONDITIONS TO THE MERGER

         Each party's obligation to effect the merger is subject to a number of conditions, including the following:

         o the adoption and approval of the merger agreement by the affirmative vote of the holders of a majority of our outstanding shares entitled to vote thereon. As the beneficial owners of 68.84% of the outstanding shares of Milestone common stock, the acquisition group possesses sufficient voting power to adopt and approve the merger agreement and intends to do so;

         o the absence of any actual or pending temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the merger agreement;

         o the absence of any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the merger, which makes consummation of the merger illegal; and

         o all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by any governmental entity, which are necessary for consummation of the merger shall have been filed, occurred or been obtained and in full force and effect.

         Our obligation to effect the merger is subject to a number of conditions, including the following:

         o the representations and warranties of Concord and MST Merger Corp. shall be true and correct, except for such breaches and warranties as would not have a material adverse effect on Concord; and

         o Concord and MST Merger Corp. shall have performed and complied in all material respects with all obligations under the merger agreement, and we shall have received a certificate signed on behalf of Concord to such effect.

         The obligation of Concord and MST Merger Corp. to effect the merger is subject to a number of conditions, including the following:

         o our representations and warranties shall be true and correct, except for such breaches as would not have a material adverse effect (as such term is defined in the merger agreement) on us;

         o we shall have performed and complied in all material respects with all of our obligations under the merger agreement, and Concord shall have received a certificate signed on our behalf to such effect;

         o the Milestone stockholders asserting their appraisal rights shall constitute less than 20% of all shares of Milestone common stock outstanding not held by the acquisition group immediately prior to the effective time;

         o there has been no action taken, or any regulation enacted or deemed applicable to the merger by any governmental entity which would impose requirements upon Concord, the surviving corporation or their subsidiaries that would materially adversely impact the economic or business benefits of the merger agreement or that would require Concord or any of its subsidiaries to dispose of any asset that is material to Concord prior to the effective time;

         o a material adverse effect with respect to our operations has not occurred, and no facts or circumstances arising after April 2, 2001 have occurred which, individually or in the aggregate, could reasonably be expected to have a material adverse effect on us;

         o all proceedings to be taken on our part in connection with the merger agreement and all documents incident to the merger agreement shall be reasonably satisfactory to Concord, and Concord shall have received copies of all such documents and other evidences as Concord may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith;

         o there has been no action, suit or proceeding instituted, pending or threatened seeking to materially restrain the merger or seeking to obtain from us, Concord or MST Merger Corp. damages which would have a materially adverse effect with respect to us; and

         o except for those consents or approvals for which failure to obtain could not, in the aggregate or individually, reasonably be expected to have a material adverse effect on us, each person whose consent or approval is required in order to permit the succession pursuant to the merger to any of our or our subsidiaries' obligations, rights or interests under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, shall have been obtained and shall be in full force and effect.

TERMINATION OF THE MERGER AGREEMENT

         Either we or Concord may terminate the merger agreement at any time prior to the effective time, whether before or after approval of the matters presented to our common stockholders in connection with the merger if:

         o        consented to by both parties in writing;

         o the merger does not occur on or before to December 31, 2001 and the terminating party has not caused the failure of the merger to occur by such date;

         o a governmental entity issues a non-appealable permanent injunction or action that prevents the consummation of the merger; or

         o any approval of our common stockholders required for the consummation of the merger is not obtained by reason of the failure to obtain the required vote at the special meeting.

Concord may terminate the merger agreement if:



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

         o there is a material breach by us of any of our representations, warranties, covenants or agreements set forth in the merger agreement, or, any of our representations or warranties set forth in the merger agreement shall have become untrue, such that we would be incapable of satisfying Concord and MST Merger Corp.'s conditions precedent to the merger agreement by December 31, 2001;

         o the special committee or our board of directors shall have (a) withdrawn, modified or changed its approval or recommendation of the merger agreement in any manner which is adverse to Concord or MST Merger Corp.; or (b) approved or recommended to our stockholders a competing transaction or a superior proposal or entered into an agreement with respect thereto or have resolved to do so;

         o we exercise any of our rights with respect to competing transactions and shall, directly through agents or representatives, continue discussions with any third party concerning such transaction for more than 14 calendar days after the receipt of such competing transaction; or

         o a tender offer or exchange offer or a proposal by a third party to acquire us or our shares pursuant to a merger, share exchange, business combination, tender or exchange offer or similar transaction is commenced or proposed and such offer contains a proposal as to price, and we shall have not rejected such proposal within ten business days of its commencement or the date such proposal becomes publicly disclosed, if sooner.

We may terminate the merger agreement if:

         o there is a material breach by Concord or MST Merger Corp. of any of their representations, warranties, covenants or agreements set forth in the merger agreement, or, any of their representations or warranties set forth in the merger agreement shall have become untrue, such that Concord and MST Merger Corp. would be incapable of satisfying our conditions precedent to the merger agreement by December 31, 2001; or

         o if the special committee and the board of directors authorize us to enter into a written agreement with respect to a competing transaction that the special committee and the board of directors have determined to be a superior proposal, provided, that we do not terminate the agreement and enter into an agreement for a competing transaction until the expiration of five business days following Concord's receipt of a written notice advising them that we have received a superior proposal specifying the material terms and conditions of such proposal. After providing Concord with notice, we will provide a reasonable opportunity to Concord during the five business day period to make adjustments in the terms and conditions of the merger agreement, which would enable Concord to proceed with the merger on such adjusted terms.



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


         Upon termination, the merger agreement will become void and there shall be no liability or obligation on the part of any party except as set forth in pages 68-69 (The Merger Agreement - Fees, Expenses and Other Payments). However, no party shall be relieved from any liability for any breach of the merger agreement.


FEES, EXPENSES AND OTHER PAYMENTS

         We have agreed to pay Concord an amount equal to all of Concord's expenses, not to exceed $350,000, if the merger agreement is terminated:

         o as a result of a material breach of any of our representations, warranties, covenants or agreements, or if any of our representations or warranties shall have become untrue such that we would be incapable of satisfying the conditions precedent of Concord and MST Merger Corp. to the merger agreement by December 31, 2001;


         o because our common stockholders do not adopt and approve the merger agreement and the merger at the common stockholders' meeting and at the time of the common stockholders' meeting there exists (1) a proposal with respect to a competing transaction which either our board of directors or the special committee has not publicly opposed or is consummated or (2) a definitive agreement providing for such competing transaction is entered into at any time before or within twelve months after the termination of the merger agreement;


         o by Concord, if the special committee or our board of directors has withdrawn, modified or adversely changed its approval or recommendation of the merger agreement or any of the transactions contemplated by the merger agreement or recommended or approved a competing transaction or superior proposal, entered into an agreement with respect to a competing transaction or superior proposal, or shall have resolved to do any of the foregoing;

         o by Concord, if we furnish information to, or enter into discussions or negotiations with any person that makes an unsolicited proposal and such discussions continue for more than 14 calendar days after such offer is received;

         o by Concord, if we fail to reject a tender offer or exchange offer proposal by a third party within ten days of its commencement or the date such proposal is first publicly disclosed, if earlier;

         o by us, upon the special committee's and our board of directors' authorizing us to enter into a written agreement with respect to a competing transaction that the special committee and our board have determined to be a superior proposal; or

         o by us, if the merger shall not have been completed on or prior to December 31, 2001 and we enter into a definitive agreement providing for a competing transaction within 12 months after the date of the termination of the merger agreement.

         In addition, we have agreed to pay Concord a fee equal to $250,000 if the merger agreement is terminated as a result of one of the events described above and a competing transaction is completed within 12 months after the date of the termination of the merger agreement.

AMENDMENT TO THE MERGER AGREEMENT

         The merger agreement may be amended by the parties to the merger agreement in writing, by action taken by their respective boards of directors and by the special committee, at any time before or after the adoption and approval by our common stockholders of the merger. However, once our common stockholders have adopted and approved the merger, no amendment shall be made to the merger agreement which, by law, requires the further approval of stockholders, without obtaining that further approval.



                                    MILESTONE

BUSINESS OF MILESTONE


Recent Developments

         Subsequent to March 31, 2001, Milestone (i) generated cash proceeds in the amount of $1,269,315, representing payment in full of the balance of the Tonowanda loans receivable, (ii) made a cash payment in the amount of $201,100, representing payment in full of the indebtedness secured by the underlying mortgage on the property located in Danville, Illinois, and (iii) made a cash payment in the amount of $481,750, representing payment in full of the indebtedness secured by one of the underlying mortgages on the property located in Paris, Tennessee. On June 20, 2001, a land parcel (the "Miami Property") owned by a venture in which Milestone is a participant ("Ventures"), was sold to an unaffiliated party for $5,475,000 (which is $175,000 in excess of the original purchase price), of which $2,000,000 was used to satisfy a mortgage on the Miami Property. As a result of the sale of the Miami Property, Milestone received cash proceeds of $2,690,000 and realized a book gain of approximately $1,150,000 in the second quarter of 2001.


Introduction

         Milestone, directly and through its wholly-owned subsidiaries, is engaged in the business of owning, acquiring, managing, developing and investing in commercial real estate and real estate related assets. We are primarily engaged in the ownership, operation and management of interests in commercial real estate properties, currently consisting of (i) ten properties owned in fee (the "Fee Properties"), (ii) the ownership of wraparound notes (the "Wraparound Notes") and wraparound mortgages (the "Wraparound Mortgages" and, together with the Wraparound Notes, the "Wrap Debt") which are secured by nine commercial real properties (the "Underlying

Properties" and, together with the Fee Properties, the "Properties"), (iii) the Miami Property, and (iv) the operation and management of the Properties. At December 31, 2000, the Properties included shopping centers, strip malls and single tenant properties and have an aggregate gross leasable area ("GLA") of 1,076,309 square feet, of which 435,386 square feet are in the Fee Properties and 640,923 square feet are in the Underlying Properties. Additional information regarding the Properties and the Miami Property is set forth in Table 1, see pages 79-81 (Milestone - Business of Milestone - Description of Property).


         Our objectives are to realize upon, maintain and improve the value of our real estate holdings and to generate cash flow. To accomplish these objectives, we may (i) continue to manage the Properties, (ii) acquire additional commercial properties to develop and/or hold for investment, (iii) expand, improve or redevelop the Properties or properties owned by our affiliates or third parties through the acquisition and development of adjacent parcels, (iv) engage in management services for affiliates of ours and/or others, (v) invest in real estate backed or related securities, (vi) acquire related businesses and/or (vii) engage in such other activities or businesses as are consistent with our overall objectives. In connection with our activities, we may also consider selling one or more of our Fee Properties and/or financing or refinancing one or more of the Properties or additional properties acquired by us in order to fund our business activities. In addition, we may enter into joint ventures and/or similar arrangements with developers or owners of shopping centers or other commercial properties. These ventures may take the form of joint ownership, participation in general or limited partnerships, or other forms of investment, and may provide for the payment of preferential distributions, guaranteed returns and/or fees for services. We may also make secured real estate mortgage loans, including mortgages junior to institutional or other indebtedness, in connection with the acquisition, development, redevelopment or improvement of properties, either to affiliated or unaffiliated parties.


         Our business is operated as a single segment for financial reporting purposes. For our financial information regarding the fiscal years ended December 31, 2000, 1999 and 1998, see pages F-1-F-29 our Financial Statements and the notes thereto.


Background

         We were incorporated on November 30, 1989 under the laws of the State of Delaware. On December 18, 1990, Concord Milestone Income Fund, L.P. and Concord Milestone Income Fund II, L.P. were merged with and into Milestone (the "Acquisition"). We succeeded to the business and operations of Concord Milestone Income Fund, L.P. and Concord Milestone Income Fund II, L.P. and the partnership interests in Concord Milestone Income Fund, L.P. and Concord Milestone Income Fund II, L.P. were converted into shares of Milestone's common stock and series A preferred stock. In October 1995, we entered into various agreements with affiliates of Concord, pursuant to which we acquired certain real estate related assets for cash and approximately 2,545,000 shares of common stock.

         At the close of business on March 5, 1999, we canceled and retired 2,983,284 shares of our series A preferred stock, representing greater than 99% of the then outstanding shares of series A preferred stock, pursuant to the terms of a court approved settlement of a purported class action and derivative lawsuit brought against us, certain of its past and present members of its board of directors and executive officers, and Concord in connection with the Acquisition.

The Wrap Debt

         Certain material terms generally appearing in the Wraparound Notes and Wraparound Mortgages are described below. Since the provisions of the Wraparound Notes and Wraparound Mortgages are complex and extensive, and provisions vary among the Wraparound Notes and Wraparound Mortgages, no attempt has been made to describe in detail or to summarize all provisions of the Wraparound Notes and Wraparound Mortgages.

         The Wrap Debt was issued to affiliates of Concord by certain limited partnerships (the "Partnerships") sponsored by Concord. Such affiliates of Concord were formed for the purposes of (i) acquiring the Underlying Properties,
(ii) selling such properties to the Partnerships in exchange for cash and the Wrap Debt and (iii) leasing the Underlying Properties back from the Partnerships pursuant to master leases (the "Master Leases"). The payment of the Wrap Debt is secured by the Underlying Properties. Certain of our directors and officers are also directors, officers and controlling stockholders of the general partner of each of the Partnerships (the "General Partners"). In October 1995, as part of the Acquisition, we acquired certain of the Wrap Debt and became the lessee under the Master Leases.

         As the holder of the Wrap Debt, we are required to satisfy the obligations under notes and mortgages held by lenders (typically banks or other commercial lenders) on each Underlying Property with a priority senior to that of Milestone, including, without limitation, debt owed to the prior owner of such property under any purchase money notes issued by the Partnerships which own the respective Underlying Property in connection with the acquisitions of such respective Underlying Property (all such senior indebtedness being referred to herein collectively as the "Underlying Debt"). The Partnerships are obligated to us for the Wrap Debt which wraps around and includes the obligation to pay the Underlying Debt, and is secured by a mortgage on the Underlying Property. The Wrap Debt is in a second priority position subordinate to the Underlying Debt and, in some instances, may be in a third priority position overall, subordinate to a bank or commercial lender and a seller or other second priority lender.


         At December 31, 2000, a description of the balances, interest rates, monthly payments of principal and interest, prepayment provisions, maturity dates and amount of any balloon payments with respect to the Underlying Debt is set forth in Table 1, see pages 79-81 (Milestone - Business of Milestone - Description of Property).


The Wraparound Notes

         We are currently the holder of 14 Wraparound Notes relating to nine Underlying Properties. The maturity dates of the Wraparound Notes range from 2001 to 2016. Each of the Wraparound Notes is a non-recourse obligation of the issuing Partnership and includes the obligation to satisfy the Underlying Debt for the corresponding Underlying Property. The Underlying Debt associated with an Underlying Property in some instances consists of multiple notes and mortgages which may have different priorities in relation to one another, but all of which are superior in right to the Wraparound Note and the Wraparound Mortgage relating to such Underlying Property. A Wraparound Note may be prepaid by the Partnership issuing such note by (i) the payment of the excess of (a) the outstanding balance of such Wraparound Note, including accrued interest and any discount element over (b) the then aggregate outstanding balance, including accrued interest, of the Underlying Debt associated with the particular Underlying Property, and (ii) the assumption of the borrower's obligations pursuant to the

Underlying Debt associated with the particular Underlying Property. The wraparound mortgagor's, i.e., the Partnership owning the Underlying Property, source of debt service payments on the Wraparound Note is the rent it receives as lessor under the Master Leases. Additionally, any percentage rent payable to the Partnership pursuant to a Master Lease will be paid to Milestone as the holder of the Wraparound Note on the relevant Underlying Property as partial prepayment under such Wraparound Note.


         At December 31, 2000, a description of the current balances, interest rates, annual debt service, maturity dates and amounts of any balloon payments with respect to the Wraparound Notes is set forth in Table 2, see pages 79-81 (Milestone - Business of Milestone - Description of Property).


The Wraparound Mortgages

         We are currently the holder of 14 Wraparound Mortgages relating to nine Underlying Properties. The maturity dates of the Wraparound Mortgages range from 2001 to 2016. The Wraparound Mortgages provide that we, as the wraparound mortgagee, will pay, or cause to be paid, on a non-recourse basis, all payments required by the Underlying Debt so long as the wraparound mortgagor, i.e., the Partnership that owns the related Underlying Property, makes all payments under the Wraparound Notes to us. If we fail to make any payment required to be made by it within 30 days after the due date of such payment, the wraparound mortgagor may make such payment and deduct the amount of such payment from the next succeeding payments required to be made under the Wraparound Note. The Partnerships, as wraparound mortgagors, are obligated under the terms of the Wraparound Mortgages not to perform any act which would constitute a breach of the underlying mortgage(s) securing the applicable Underlying Debt.

         The Wraparound Mortgages provide that the Partnership, as wraparound mortgagor of each Underlying Property, will maintain all buildings, equipment and other improvements on the related Underlying Property. In the event that the buildings and any other improvements are damaged or destroyed, in whole or in part, or in the event of a taking of a portion of the premises under the power of eminent domain, the wraparound mortgagor is required to restore the same as nearly as possible to the condition they were in immediately prior to the casualty or taking. Insurance proceeds and condemnation awards will be made available, subject to the wraparound mortgagee's control and subject to the rights of the holders of the underlying mortgages, to the extent necessary to comply with the foregoing. The wraparound mortgagor is required to maintain property, casualty and public liability insurance on each Underlying Property and cannot remove improvements or fixtures or structurally alter any building.

         Pursuant to the terms of the Wraparound Mortgages, the outstanding balance of each corresponding Wraparound Note becomes due and payable upon the occurrence of certain specified events, subject to grace periods and cure rights, including, without limitation, (i) the failure of the wraparound mortgagor to make any payment or perform any covenant required under the related Wraparound Mortgage, (ii) the commencement of any action or proceeding to foreclose any lien senior to the lien created by such Wraparound Mortgage and
(iii) the Partnerships, as wraparound mortgagors, becoming the debtor in a bankruptcy or insolvency proceeding. In addition, after any default by the wraparound mortgagor under a Wraparound Mortgage, we, as the wraparound mortgagee, may exercise certain rights of the wraparound mortgagor with respect to the management of the related Underlying Property.

         We, as the wraparound mortgagee, have the right to refinance, restructure, alter, increase, renew or rearrange the Underlying Debt subject to certain terms and conditions, including, without limitation, that (i) the refinanced portion of the Underlying Debt cannot increase the obligations of the wraparound mortgagor, except in certain limited circumstances and (ii) the rents payable on the Underlying Properties pursuant to the operating leases (the "Operating Leases") on the related Underlying Properties should reasonably be expected to satisfy the debt service obligations on the refinanced portion of the Underlying Debt. The wraparound mortgagor is required to cooperate in the execution of documents necessary to effectuate the refinancing, so long as it is not required to become obligated thereon.

The Master Leases

         Certain material terms generally appearing in the Master Leases are described below. Since the provisions of the Master Leases are complex and extensive, and provisions vary among the Master Leases, no attempt has been made to describe in detail or to summarize all provisions of the Master Leases.

         We are currently the master lessee under eight individual leases on each of the Underlying Properties with the exception of the Underlying Property located in Natchez, Mississippi. The expiration dates of the Master Leases range from 2001 to 2016. As the master lessee, we lease an entire Underlying Property, i.e., a shopping center or single tenant commercial property, from the owner of such Underlying Property and re-lease it under Operating Leases to the tenant(s) who occupy such property.

         The Master Leases were initially entered into by affiliates of Concord, as tenants, and the Partnerships, as landlords, and are coterminous with the Wraparound Notes and Wraparound Mortgages. The rent payable by us under each Master Lease for an Underlying Property is approximately the same amount as the debt service due under each Wraparound Note for such Underlying Property. We are both the holder of each Wrap Debt and the lessee under the Master Leases relating to the Underlying Properties. Prior to the Acquisition, certain of Concord's affiliates, as tenants, and certain of the Partnerships, as lessors, amended the applicable Master Leases pursuant to which, among other things, the rent payable under such Master Leases was reduced by the amount of the fees, if any, payable by the lessor to the General Partner. As the master lessee and the wraparound mortgagee, we collect the rents under the Operating Leases and apply such amounts to the operating expenses of the Underlying Property and the payment of the Underlying Debt. Our obligations as master lessee under the Master Leases are guaranteed by Concord. Such guaranty was not affected by the transfer and assignment of the master lessee interest in the Master Leases to us pursuant to the Acquisition, and we are not obligated to indemnify Concord with respect to such guaranty. The Master Leases are subject and subordinate to the Underlying Debt.

         As between Milestone, as lessor, and the operating tenants, as lessees, the tenants are generally responsible for payment of rents to us and, in some instances, for all or a portion of their pro rata share of operating expenses and, to a lesser extent, for the maintenance and repair of the Underlying Property.

         Pursuant to the Master Leases, we, as master lessee, (i) pay a fixed base rent to the applicable Partnership, as master lessor, (ii) are entitled to receive the revenues payable under the

Operating Leases and (iii) are responsible for operating the Underlying Property. We are also obligated to pay percentage rent to the Partnership equal to certain percentages of net operating income in excess of certain threshold amounts, which are subject to adjustment.

         Each Partnership, as master lessor under the Master Leases, is responsible for the maintenance, repair and replacement of the physical property when necessary. We, as master lessee, can cause the Partnership, as master lessor, subject to certain limitations, to borrow additional amounts on a wraparound basis to finance improvements to the related Underlying Property.

         Pursuant to each Master Lease, we, as master lessee, are responsible for compliance with all applicable laws and regulations and are required to keep the Underlying Property insured at certain minimum levels for certain specified losses. Our management believes that the Properties are adequately insured. The Master Leases also have termination and assignment provisions.


         The amount of annual rents due with respect to each Master Lease and the termination dates thereof are set forth in Table 2, see pages 79-81 (Milestone - Business of Milestone - Description of Property).


Acquisition and Disposition of Real Estate and Real Estate Related Assets

         From time to time, in the normal course of business, we may sell, or may take action to sell, certain real estate assets. Recent acquisitions and dispositions are as follows:

         On November 10, 2000, a wraparound note held by us on a 68,337 square foot shopping center located in Deland, Florida (the "Deland Property"), was paid as a result of the sale of the Deland Property by its owner, an affiliate of ours (the partnership that owned the Deland Property) to an unrelated third party. In connection with the sale of the Deland Property, we, as a master lessee on a Master Lease on the Deland Property, canceled the subject Master Lease. Of the gross proceeds, approximately $642,000 was used to satisfy the underlying mortgage debt on the Deland Property. As a result of the payment of the wraparound note, we realized net cash proceeds of approximately $662,800 and recorded a book loss of approximately $59,000 in the fourth quarter of 2000.

         On February 25, 2000, a wraparound note held by us on a 138,954 square foot shopping center located in Quincy, Illinois (the "Quincy Property"), was terminated as a result of a foreclosure sale by the bank (the holder of the Underlying Debt). We had previously terminated, by written notice, the Master Lease associated with the Quincy Property as of December 31, 1998. As a result of the foreclosure sale by the bank of the Quincy Property and the termination of the Wraparound Note and the Underlying Debt, we recorded a book gain of approximately $1,727,000 in the first quarter of 2000, but received no cash proceeds.

         On February 15, 2000, a wraparound note held by us on a 91,800 square foot single tenant commercial building located in Palatka, Florida (the "Palatka Property"), was paid as a result of the sale of the Palatka Property by its owner, an affiliate of ours (the partnership that owned the Palatka Property), to an unrelated third party. In connection with the sale of the Palatka Property, we, as the master lessee on a Master Lease on the Palatka Property, canceled the subject Master Lease. Of the gross proceeds, approximately $1,067,000 was used to satisfy the underlying mortgage debt on the Palatka Property. As a result of the payment of the wraparound note and the satisfaction of the underlying mortgage debt, we realized net cash proceeds of approximately $911,000 and recorded a book gain of approximately $631,000 in the first quarter of 2000.

         On February 3, 2000, a wraparound note held by us on a 43,200 square foot single tenant commercial building located in Warsaw, Virginia (the "Warsaw Property"), was paid as a result of the sale of the Warsaw Property by its owner, an affiliate of ours (the partnership that owned the Warsaw Property), to an unrelated third party. In connection with the sale of the Warsaw Property, we, as the master lessee on a Master Lease on the Warsaw Property, canceled the subject Master Lease. Of the gross proceeds, approximately $768,000 was used to satisfy the underlying mortgage debt on the Warsaw Property. As a result of the payment of the wraparound note and the satisfaction of the underlying mortgage debt, we realized net cash proceeds of approximately $519,000 and recorded a book gain of approximately $315,000 in the first quarter of 2000.

         On January 13, 2000, a wraparound note held by us on a 43,200 square foot single tenant commercial building located in Hamilton, New York (the "Hamilton Property"), was paid as a result of the sale of the Hamilton Property by its owner, an affiliate of ours (the partnership that owned the Hamilton Property), to an unrelated third party. In connection with the sale of the Hamilton Property, we, as the master lessee on a Master Lease on the Hamilton Property, canceled the subject Master Lease. Of the gross proceeds, approximately $774,000 was used to satisfy the underlying mortgage debt on the Hamilton Property. As a result of the payment of the wraparound note and the satisfaction of the underlying mortgage debt, we realized net cash proceeds of approximately $521,000 and recorded a book gain of approximately $375,000 in the first quarter of 2000.

         On January 7, 2000, a wraparound note held by us on a 32,400 square foot single tenant commercial building located in Walpole, New Hampshire (the "Walpole Property"), was paid as a result of the sale of the Walpole Property by its owner, an affiliate of ours (the partnership that owned the Walpole Property), to an unrelated third party. In connection with the sale of the Walpole Property, we, as the master lessee on a Master Lease on the Walpole Property, canceled the subject Master Lease. Of the gross proceeds, approximately $736,000 was used to satisfy the underlying mortgage debt on the Walpole Property. As a result of the payment of the wraparound note, we realized net cash proceeds of approximately $510,000 and recorded a book gain of approximately $381,000 in the first quarter of 2000.

         On January 7, 2000, a wraparound note held by us on a 46,400 single-tenant commercial building located in Savannah, Tennessee (the "Savannah Property"), was paid as a result of the sale of the Savannah Property by its owner, an affiliate of ours (the partnership that owned the Savannah Property) to an unrelated third party. In conjunction with the sale of the Savannah Property, we, as the master lessee on a Master Lease on the Savannah Property, canceled the subject Master Lease. As a result of the payment of the wraparound note, we realized net cash proceeds of approximately $173,000 and recorded a book gain of approximately $129,000 in the first quarter of 2000.

         On November 12, 1999, a wraparound note held by us on a 45,000 square foot shopping center located in Southwick, Massachusetts (the "Southwick Property"), was paid as a result of the sale of the Southwick Property by its owner, an affiliate of ours (the partnership that owned the Southwick Property), to an unrelated third party. In connection with the sale of the Southwick Property, we, as the master lessee on a Master Lease on the Southwick Property, canceled the subject Master Lease. As a result of the payment of the wraparound note, we realized net cash proceeds of approximately $520,000 and recorded a book gain of approximately $514,000 in the fourth quarter of 1999.

         On October 21, 1999, five wraparound notes held by us on five separate single tenant commercial buildings (collectively, the "Five Properties"), were paid as a result of the sale of the Five Properties by their owners, affiliates of ours (the partnerships that owned the Five Properties) to unrelated parties. In conjunction with the sale of the Five Properties, we, as the master lessee on a Master Lease on each of the Five Properties, canceled the subject Master Leases. The negotiated sales prices of the Five Properties aggregated $12,500,000. As a result of the sale of the Five Properties, the payment of the wraparound notes and the assumption of the underlying mortgage debt by the buyers, we realized net cash proceeds of approximately $5,400,000 and recorded a book gain of approximately $2,316,000 in the fourth quarter of 1999.

         On July 30, 1999, a wraparound note held by us on a 31,170 square foot single tenant commercial building located in Franklin, Pennsylvania (the "Franklin Property"), was paid as a result of the sale of the Franklin Property by its owner, an affiliate of ours (the partnership that owned the Franklin Property), to an unrelated third party. In connection with the sale of the Franklin Property, we, as the master lessee on a Master Lease on the Franklin Property, canceled the subject Master Lease. Of the gross proceeds, approximately $1,348,000 was used to defease the underlying bond debt. As a result of the payment of the wraparound note, we realized net cash proceeds of approximately $896,000 and recorded a book gain of approximately $1,527,000 in the third quarter of 1999.

         On April 27, 1999, a wraparound note held by us on a 52,700 square foot shopping center property located in Baton Rouge, Louisiana (the "Baton Rouge Property"), was paid as a result of the sale of the Baton Rouge Property by its owner, an affiliate of ours (the partnership that owned the Baton Rouge Property), to an unrelated third party. In connection with the sale of the Baton Rouge Property, we, as the master lessee on a Master Lease on the Baton Rouge Property, canceled the subject Master Lease. Of the gross proceeds, approximately $1,896,208 was used to satisfy the underlying mortgage debt on the Baton Rouge Property. As a result of the payment of the wraparound note and the satisfaction of the underlying mortgage debt, we realized net cash proceeds of approximately $2,045,000 and recorded a book gain of approximately $306,000 in the second quarter of 1999.

         On April 6, 1999, a wraparound note held by us on a 125,803 square foot shopping center property located in Pascagoula, Mississippi (the "Pascagoula Property"), was paid as a result of the sale of the Pascagoula Property by its owner, an affiliate of ours (the partnership that owned the Pascagoula Property), to an unrelated third party. In connection with the sale of the Pascagoula Property, we, as the master lessee on a Master Lease on the Pascagoula Property, canceled the subject Master Lease. As a result of the payment of the wraparound note, we realized net cash proceeds of approximately $2,178,000 and recorded a book gain of approximately $845,000 in the second quarter of 1999.

Investment in Land Venture Partnerships

         On May 1, 1999 and August 27, 1999, we made initial investments of $262,469 and $46,762, respectively, in the Ventures, and the Ventures assumed contracts to purchase certain land parcels in the South Florida area. The land purchase contracts contained options to extend the closing date for an additional fee. Subsequent to the initial investment, we made additional net capital contributions of $2,991,036 to the Ventures. Our consolidated financial statements include the operating results for the Ventures from the date of Milestone's investments.


         On December 29, 1999, the Ventures completed the purchase of the Miami Property located in Miami, Florida (Miami-Dade County) from an unrelated third party for $3,512,000. In connection with the purchase, a $2,000,000 first mortgage was obtained. For the first 12 months, the payments were interest only at 9.5%. After that, the note requires 23 monthly payments of principal and interest beginning on December 29, 2000 based upon a 25 year amortization schedule. The note requires interest rate adjustments on December 29, 2000 and December 29, 2001 equal to the base rate (prime rate) announced by Citibank, N.A., New York, from time to time, plus one percent. On December 29, 2000, the interest rate on such note was changed to approximately 10.6%. A balloon payment of approximately $1,966,000 is required at the end of year three (December 2002) of the mortgage.

         The investments included in the Ventures at December 31, 2000 did not include any deposits as compared to deposits of $700,000 at December 31, 1999. Any such deposits expired during 2000. Additional capital contributions may be required by us to pay expenses of the Ventures in excess of its revenues. The Miami Property, which as of March 31, 2001, was under contract to be sold to an unaffiliated third party, was sold to such third party for a price of $5,475,000 on June 20, 2001 as described in page 69 (Milestone - Business of Milestone - Recent Developments).


Investment Policy

         There are no limitations on the percentage of assets which may be invested in any one investment or on the type of investments we may make. We have no present intention of investing in or acquiring the securities of other companies for the purpose of exercising control over other companies. We do not currently intend to expand its operations to include non real estate related activities, but may do so if our board of directors determines it to be in the best interest of Milestone. Our policies towards our investments are not subject to the vote of our stockholders.

Real Estate Revenue

         For the years ended December 31, 2000, 1999 and 1998, no tenant at any individual property accounted for more than ten percent of our total revenue. However, the total revenue from K-Mart Corporation's leases with Milestone accounted for approximately 18%, 30% and 29%, respectively, of our aggregate rent revenue for the past three years. The K-Mart Corporation's audited financial statements may be found in the SEC's Edgar database under the following: K-Mart Corp., stock symbol: KM, New York Stock Exchange, SIC code 5331, SEC Commission File No. 1 -327.

Potential Environmental Risks

         Under various federal, state and local environmental laws, ordinances and regulations, we, as a current or previous owner or operator of real property, may be held liable for the costs of removal or remediation of certain hazardous or toxic substances, including, without limitations, asbestos-containing materials, that could be located on, in or under such property. Such laws and regulations often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. The costs of any required remediation or removal of these substances could be substantial and our liability as an owner or operator as to any property is generally not limited under such laws and regulations, and could exceed the property's value and our aggregate assets. Our ability to sell or rent a property, or to borrow using a property as collateral may be adversely affected by the presence of these substances or failure to remediate such substances properly. Under these laws and regulations, we, as an owner, operator, or any entity who arranges for the disposal of hazardous or toxic substances, such as asbestos-containing materials, at a disposal site, may also be liable for these costs, as well as certain other costs, including governmental fines and injuries to persons or properties. To date, we have not incurred any costs of removal or remediation of such hazardous or toxic substances. However, the presence, with or without our knowledge, of hazardous or toxic substances at any property held or operated by us, could adversely affect our business, operating results and financial condition. We are not aware of environmental conditions at any of the properties that it owns or in which it has an investment which would have a material adverse impact on us.

Competition

         Any rental property that we currently own or lease, or that we should purchase in the future (whether retail, office, industrial or residential) may have competition from similar properties in the vicinity in which such property is located, some which may be substantial. Such competition will generally be for the retention of existing tenants and for new tenants upon space becoming vacant. We believe that the profitability of each of our properties is based, in part, upon such properties' geographic location, the operations and identity of the property's tenants, the performance of the property and leasing managers, the maintenance and appearance of the property, the ease of access to the property and the adequacy of property related facilities. We also believe that general economic circumstances and trends may affect the operation and competitiveness of the property.

         Numerous other developers, managers and owners of real estate compete with us for management and leasing revenues, land for development, properties for acquisition and tenants for properties, many of which may have greater financial and other resources than we do, and they may have operating development experience greater than ours. In addition, retailers at the operating properties face increasing competition from outlet malls, mail order catalogues, discount shopping clubs, direct mail and telemarketing operations. The development of competing properties and renovations and expansions of existing competing properties could have an adverse financial effect upon us by encouraging shoppers to make their purchases at the newer, expanded, or renovated competing center, attracting more popular tenants or luring tenants away from the competing operating property. Increased competition could materially and adversely affect our revenues.

Employees

         We currently employ 20 people. We are party to a management agreement with Concord pursuant to which the we provide management services, assist in the management of Concord properties and provides certain personnel and office space and general office services to Concord and for which we receive reimbursements from Concord. This management agreement is renewable annually, and except for services provided by certain employees to Concord pursuant to this management agreement, all of the employees are employed on a full time basis to provide services to us.

DESCRIPTION OF PROPERTY

         Our executive offices are located at 150 East Palmetto Park Road, Fourth Floor, Boca Raton, Florida, 33432 where we lease approximately 8,000 square feet of office space.


         As of December 31, 2000, we owned and/or had interests in 20 commercial real estate properties consisting of shopping centers, strip malls, free standing department stores and the Miami Property. On June 20, 2001, the Miami Property was sold. Additional information about the sale of the Miami Property is set forth on page 69 (Milestone - Business of Milestone - Recent Developments). As a result of the sale of the Miami Property, we currently own and/or have interests in 19 commercial real estate properties consisting of shopping centers, strip malls and free standing department stores. The following tables describe and summarize certain data for each such property as of December 31, 2000. See also pages 69-79 (Milestone - Business of Milestone), for a description of additional terms relating to the Properties and our investment policies.

                  Table 1.  Summary of Properties and Underlying Debt at December 31, 2000

-------------------- -------------------------------- --------- ----------- ----------- -------- ------------


                                                                                                   Monthly
                                                                            Underlying  Interest Payments of
                                                        GLA     Occupancy    Debt at     Rate    Principal &
Location             Property                         (Sq. Ft)   Rate (%)    12/31/00     (%)     Interest
==================== ================================ ========= =========== =========== ======== ============
Rochester, NY        Ridgemont Plaza (1), (6)           84,181         100     864,108    9.250       15,992

Janesville, WI       Blackhawk Village (4)              88,500          85     717,072     9.00       14,060
                                                                                91,742     9.00        1,529

No. Canton, OH       Kmart Corporation (1), (6)         84,181         100   1,883,644     9.00       21,669

Natchez, MS          Morgantown Plaza (4)               92,646         100   2,152,874     7.59       15,519

Sandy, PA            Sandy Plaza (1), (4)               34,019         100   1,165,000     7.00          (3)


Montgomery, AL       Chisolm Shopping Center (4)        39,075         100   1,065,074     8.75       14,500

Paris, TN            Paris Plaza (4)                   102,453          87     493,202    13.50        8,859
                                                                               233,046     9.25        8,467

Danville, IL         Holiday Square (4)                 50,978         100     235,346    9.625        9,663

Sunrise, FL          Pine Oak Plaza (2), (5)            16,994          87   1,135,238     7.48        8,095

Jacksonville, FL     Regency Walk (2), (5)              34,436          90   1,803,203     7.87       13,335

Orange Park, FL      Orange Park (2), (5)               21,509          70   1,270,786     7.39        8,992

Boca Raton, FL       Teeca Plaza (2), (5)               22,589          94   1,763,573     7.39       12,450

W. Palm Beach, FL    Country Grove Plaza (2), (5)       16,642          96     864,015     7.51        6,159

Jacksonville, FL     Mandarin Central (2), (5)          63,346          99   3,888,460     8.00       28,984

Ft. Lauderdale, FL   Pine Crest (2), (5)                40,408          73   2,347,217     7.00       15,967

Davie, FL            Lincoln Park (2), (5)              46,190          83   3,166,205     7.58       22,684

Miami, FL            Miami-Dade County Land Parcel         n/a         n/a   2,000,000     10.6          (7)

Columbus, NE         Cottonwood Plaza (1), (6)          64,890         100   1,203,211    12.00       17,201
                                                                                56,164     9.50          697

Zanesville, OH       Sunrise Shopping Center (2),      130,072          90   1,719,555     8.16       13,693
                     (4)

Blackstone, VA       Family Dollar (2), (4)             43,200          21           0      n/a          n/a
-------------------- -------------------------------- --------- ----------- ----------- -------- ------------



------------------------------------- -------- ------------

                                               Balance at
                                                Maturity
                                                (Assuming
                                      Maturity     no
Prepayment Provision                   Date    Prepayment)
===================================== ======== ============
1% premium                             1/1/02      747,266

None                                  7/31/02      540,492
None                                   8/1/07            0

Pre-payable at a discount             9/30/12            0

None until 2004; then 1% premium       5/1/08    1,951,900

None until 2004; then 3% declining    12/1/06            0
1% annually

2% premium                             4/1/07      396,073

1% premium                             4/1/08            0
Pre-payable at par                     7/1/03            0

1% premium                             9/1/02       64,250

None                                   5/1/08    1,027,700

None                                   5/1/08    1,643,700

None                                   4/1/08    1,147,600

None                                   7/1/08    1,591,000

None                                   9/1/08      780,150

None                                  10/1/08    3,542,000

None                                  11/11/08   2,063,000

5% premium                            11/1/08    2,854,000

None                                  12/29/02   1,966,000

None                                   9/1/10        9,274
None                                   7/1/11            0

3% premium                             6/1/09    1,471,500


n/a                                       n/a          n/a
------------------------------------- -------- ------------
(1)  Annual real estate taxes are the responsibility of the tenant.                 (5) Represents a strip mall.
(2)  Represents a Fee Property.                                                     (6) Represents a free standing department store.
(3)  Principal and interest are paid semi annually in accordance with the           (7) Monthly payments of approximately $19,000
     respective bond documents.                                                         in year 2001 and 2002 dependent on a
(4)  Represents a shopping center.                                                      floating interest rate of bank prime plus
                                                                                        one percent.

    Table 2.  Summary of Wraparound Notes and Master Leases at December 31, 2000


-------------------- -------- ------------ ------------- ---------------- ------------ --------------- ------------- ------------

                               Carrying    Face Amount       Annual                      Balance at       Annual
                     Interest  Amount of        of         Payments of       Final        Maturity        Master       Master
                     Rate     Wraparound    Wraparound     Principal &     Maturity     (Assuming no      Lease         Lease
     Location          (%)       Notes        Notes         Interest         Date       Prepayment)      Payment     Termination
==================== ======== ============ ============= ================ ============ =============== ============= ============
Rochester, NY           9.75    1,380,268     1,661,424          220,906     12/31/14               0       220,906     12/31/14
                       10.00      130,625       225,891                0     12/31/14         910,735             0          n/a
Janesville, WI         10.25    1,318,663     2,057,637          268,502     12/31/16               0       268,502     12/31/16
                       11.00       15,000        20,644                0     12/31/16         106,688             0          n/a
No Canton, OH           9.11    2,008,597     2,675,131          333,272     12/31/14               0       333,272     12/31/14
                       11.00       26,575        38,924                0     12/31/14         216,478             0          n/a
                       11.00      180,408       218,677                0     12/31/14       1,115,854             0          n/a
Natchez, MS            10.00      840,595     3,187,906          516,210     05/01/08       3,187,906           n/a          n/a
Sandy, PA              10.00      419,021     1,994,602          207,726      6/30/01               0       207,726      6/30/01
Montgomery, AL          9.75      705,332     2,015,635          236,100      6/30/01               0       236,100      6/30/01
Danville, IL            9.75      574,996     1,539,365          202,772      6/30/01               0       202,772      6/30/01
Paris, TN              10.00      867,047     2,679,715          288,924      6/30/01               0       288,924      6/30/01
                       11.00       51,016        90,992                0      6/30/01          78,242             0          n/a
Columbus, NE            9.75    1,968,411     2,233,342          227,124      6/30/01               0       227,124      6/30/01
-------------------- -------- ------------ ------------- ---------------- ------------ --------------- ------------- ------------


LEGAL PROCEEDINGS

         During 1996, Milestone, certain past and present members of our board of directors and executive officers, and Concord, were named as defendants in a purported class action and derivative lawsuit (the "Winston Actions") commenced in the Court of Chancery of the State of Delaware (the "Delaware Court"). In the Winston Actions, the plaintiff, a series A preferred stockholder purporting to bring the action on behalf of himself, all other series A preferred stockholders and derivatively on behalf of Milestone, alleged that in connection with our acquisition in October 1995 of certain wraparound notes, wraparound mortgages and fee properties from certain affiliates of Concord and certain related transactions (collectively, the "Transactions"), Milestone and its directors engaged in self dealing, violated federal securities laws and an injunction against such violations and breached their fiduciary duties to the series A preferred stockholders. The plaintiff claimed, among other things, that, as a result of the Transactions, we would not have sufficient funds to pay dividends on the series A preferred stock and that the properties which were not transferred to Union Properties Investors, Inc. ("UPI"), a then wholly-owned Delaware subsidiary of ours, in the Transfer were grossly inferior to the properties that were transferred to UPI.

         On August 5, 1998, the counsel for the named plaintiff in the Winston Actions and the counsel for the defendants entered into a Stipulation and Agreement of Settlement (the "Winston Settlement Agreement") which memorialized the terms of a settlement (the "Winston Settlement") of the Winston Actions. On January 28, 1999, the Delaware Court approved the Winston Settlement Agreement, which approval became final effective as of the close of business on March 5, 1999. At such time, (i) the shares of series A preferred stock owned by each series A preferred stockholder who was eligible to participate in the Winston Settlement and who did not properly opt out of the Winston Settlement and who owned shares of series A series A preferred stock as of the close of business on March 5, 1999 were canceled and represented only the right of such series A preferred stockholder to receive $3.00 in cash from Milestone in exchange for each such share; (ii) the holders of shares of the series A preferred stock between October 23, 1995 and the close of business on March 5, 1999, other than series A preferred stockholders who properly opted out of the Winston Settlement Agreement or who were precluded from participating in the Winston Settlement, released any and all claims they may have had against Milestone and the other named defendants in connection with the Transactions; (iii) Milestone's stockholders other than series A preferred stockholders who were eligible to participate in the Winston Settlement and who properly opted out of the Winston Settlement released all derivative claims in connection with the Transactions; and (iv) the Winston Actions were dismissed. In connection with the Winston Actions, Milestone retained counsel for all of the defendants (including, without limitation, Leonard Mandor, Robert Mandor, Harvey Jacobson, Gregory McMahon and Geoffrey Aaronson (each of whom is a director and/or officer of Milestone)) and assumed responsibility for the payment of all legal fees incurred by such persons in connection with the Winston Actions and the Winston Settlement (subject to the insurance coverage litigation described below).

         Milestone maintained a directors and officers insurance and company reimbursement policy (the "National Policy") issued by National Union Fire Insurance Company of Pittsburgh, PA ("National Union") with a $2,000,000 limit and an excess directors and officers liability and company reimbursement policy (the "Stonewall Policy") issued by Stonewall Surplus Lines Insurance Company, now known as American Dynasty Surplus Lines Insurance Company ("Stonewall"), with a $2,000,000 limit. We believe that the amounts that it has to pay pursuant to the Winston Settlement and in connection with the Winston Actions are covered losses under both the National Union Policy and the Stonewall Policy. In addition, we believe that the legal fees and other expenses incurred by us and the other defendants in connection with the Winston Actions are also covered losses under the National Union Policy and the Stonewall Policy. In connection with a previous proposed settlement of the Winston Actions which was never consummated, National Union and Stonewall both refused to contribute to such proposed settlement, asserting that such proposed settlement did not encompass any covered loss (as defined in the National Policy and the Stonewall Policy, respectively). On January 29, 1998, we commenced a lawsuit in the United States District Court for the Southern District of New York against National Union and Stonewall in connection with such refusal to contribute to such proposed settlement. In the complaint, the plaintiffs alleged that National Union and Stonewall wrongfully failed to contribute to the proposed settlement and sought reimbursement from National Union and Stonewall up to the limits of their respective policies. National Union and Stonewall both answered the complaint and denied liability. As a result of the termination of the previously proposed settlement, we on one hand, and Stonewall and National Union, on the other hand, agreed to dismiss such action without prejudice and such action was dismissed on May 29, 1998 by the United States District Court for the Southern District of New York. We gave both National Union and Stonewall notice of the Winston Settlement and provided each of them with a copy of the Winston Settlement Agreement on August 12, 1998. National Union and Stonewall reviewed the Winston Settlement Agreement and separately informed us that their basic position, denying coverage, had not changed. On February 12, 1999, we commenced a lawsuit in the Circuit Court for the Fifteenth Judicial Circuit in and for Palm Beach County, Florida against both National Union and Stonewall alleging, among other things, that National Union and Stonewall have wrongfully refused to contribute to the Winston Settlement and seeking reimbursement from National Union and Stonewall up to the limits of their respective policies. The initial complaint in the new lawsuit was served on each of National Union and Stonewall on February 12, 1999, and on March 17, 1999 we filed an amended complaint, which, among other things, added certain of the other defendants to the Winston Actions as plaintiffs.

On April 12, 1999, National Union served a motion to dismiss the amended complaint or to strike part thereof and a motion to recuse our Florida counsel. National Union has since agreed to withdraw its motion to dismiss and to serve its answer to the amended complaint by June 1, 1999. On April 12, 1999, Stonewall served its answer to the amended complaint and denied liability. On July 12, 1999, National Union served its first request for production and interrogatories to which we must respond before August 26, 1999. In connection with this action, we have retained counsel for all of the plaintiffs and is assuming financial responsibility for the payment of all legal fees incurred by such persons in connection with this action.

         At this time, we are not in a position to render an opinion as to the outcome of this action. The National Union Action is currently in discovery, and we are not in a position to render an opinion as to its outcome.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         We are engaged in the business of owning, acquiring, managing, developing and investing in commercial real estate and real estate related assets.

Results of Operations


THREE MONTHS ENDED MARCH 31, 2001 COMPARED TO THREE MONTHS ENDED MARCH 31, 2000

For the three months ended March 31, 2001, we recognized net loss of ($561,729), or ($.13) per share of common stock, basic and diluted computation. For the three months ended March 31, 2000, we recognized net income of $1,564,252, or $0.37 per share of common stock, basic computation.

Our total revenues for the three months ended March 31, 2001 were $2,251,805, as compared to $6,012,870 for the three months ended March 31,2000, a decrease of $3,761,065, or 63%, due primarily to the following:

Our gain on sale of real estate and real estate related assets decreased by $3,557,670. This decrease is due to no payoffs of wraparound notes during the first quarter of 2001 as compared to the payoffs of six wraparound notes during the quarter ended March 31, 2000.

Our total expenses for the three months ended March 31, 2001 were $2,820,559, as compared to $3,516,219 for the three months ended March 31, 2000, a decrease of $695,660, or 20% due primarily to the following:

There were no expenses associated with expired extensions to land purchase contracts during the three months ended March 31, 2001 as compared to $748,799 in expenses for the three months ended March 31, 2000. This is primarily due to the fact that no land purchase contracts were extended during the first quarter of 2001.


         CALENDAR YEAR 2000 COMPARED TO CALENDAR YEAR 1999

         For the year ended December 31, 2000, we reported net income of $541,051 on total revenues of $13,285,571, or $.13 per common share, basic computation. For the year ended December 31, 1999, we reported a net income of $2,123,119 on total revenues of $19,632,289, or $.50 per common share, basic computation. The 1999 results included a non-recurring reversal by us of a previously recorded income tax payable accrual of approximately $2,800,000 which we no longer believed was a necessary liability.

         Total revenues for the year ended December 31, 2000 were $13,285,571, as compared to $19,632,289, for the year ended December 31, 1999, a decrease of $6,346,718, or 32%, due to the following:

         (i) Rent decreased $2,230,256, or 31%, in 2000 compared to 1999. This decrease is primarily due to property sales, of the Underlying Properties subsequent to the second quarter of 1999.

         (ii) Interest income decreased $1,710,536, or 36%, for the year ended December 31, 2000 compared to the year ended December 31, 1999. This decrease is primarily due to a decrease in interest income related to the Wraparound Notes on Underlying Properties which were sold subsequent to the second quarter of 1999.

         (iii) For the year ended December 31, 2000 we had gains on the sale of real estate and real estate related assets of $3,499,462 as compared to gains on the sale of real estate and real estate related assets of $5,507,817 for the year ended December 31, 1999.

         Master Lease expenses decreased $4,055,199, or 65%, due to a decrease in the number of properties leased by us as a result of the sale of some of the Underlying Properties by their owners.

         Salaries, general and administrative expenses decreased $1,563,643, or 35% due primarily to non-recurring 1999 salary expenses of approximately $1,351,000 resulting from (i) the repurchase of 222,200 options to purchase shares of our common stock from certain executives of ours for approximately $650,000, (ii) there were no year end bonuses in 2000 as compared to $701,000 in year end bonuses for several executive officers of ours in 1999, (iii) non-recurring professional fees of approximately $485,000 relating to legal fees and other professional fees incurred in fiscal year 1999. The decrease in salary expenses in 2000 was partially offset by an accrual of an employment contract payout for an officer of ours of approximately $558,000.

         Expired extensions to land purchase contracts decreased $483,860, or 39% as there were fewer land purchase contracts being extended in fiscal year 2000.

         Professional fees decreased $476,738, or 52% due primarily to fees associated with the settlement of the Winston Actions which were paid in the first quarter of fiscal 1999.

         Interest expense for the year ended December 31, 2000 was $2,630,705, a decrease of $1,080,731 or 29%, from $3,711,436 for the year ended December 31, 1999. Such decrease is due to a reduction in the Underlying Debt related to the Underlying Properties of ours resulting from property sales in both 1999 and 2000.

         Income tax expense for the year ended December 31, 2000 was $460,600 as compared to an income tax benefit of $2,012,216 for the year ended December 31, 1999. The 1999 benefit was due primarily to a reversal of a previously recorded income tax accrual of approximately $2,800,000 which we no longer believed was a necessary liability.

         CALENDAR YEAR 1999 COMPARED TO CALENDAR YEAR 1998

         For the year ended December 31, 1999, we reported net income of $2,123,119 on total revenues of $19,632,289, or $0.50 per common share, basic computation. The 1999 results included a non-recurring reversal by Milestone of a previously recorded income tax payable accrual of approximately $2,800,000 which we no longer believe is a necessary liability. For the year ended December 31, 1998, we reported a net loss of $8,431,112, or $ 1.99 per common share, on total revenues of $25,515,391. These results include a non-recurring charge of approximately $7,084,000 related to the settlement of the Winston Actions.

         Total revenues for the year ended December 31, 1999 were $19,632,289, as compared to $25,515,391, for the year ended December 31, 1998, a decrease of $5,883,102, or 23%, due to the following:

         (i) Rent decreased $2,446,047, or 25%, in 1999 compared to 1998. This decrease is primarily due to the net of: (1) property sales, which caused a decrease in rent revenue of approximately $4,089,000 which is offset by (2) a full year of rents received on the properties purchased during 1998, which caused an increase in rent revenue of approximately $ 1,478,000.

         (ii) Interest income decreased $3,475,761, or 42%, for the year ended December 31, 1999 compared to the year ended December 31, 1998. This decrease is primarily due to: (1) a decrease of approximately $2,754,000 in interest income related to the Wraparound Notes on Underlying Properties which have been sold by its owners; and (2) a decrease of approximately $515,000 in interest income as a result of less cash on hand during 1999 due to the cash expended to settle the Winston Actions.

         (iii) For the year ended December 31, 1999 we had gains on the sale of real estate and real estate related assets of $5,507,817 as compared to gains on the sale of real estate and real estate related assets of $5,617,844 for the year ended December 31, 1998.

         Master Lease expenses decreased $6,147,169, or 50%, due to a decrease in the number of properties we leased as a result of the sale of some of the Underlying Properties by their owners.

         Salaries, general and administrative expenses increased $1,543,054, or 54% primarily due to an increase in salary expense of approximately $1,447,000 as the result of the repurchase of 222,200 options to purchase shares of our common stock, from certain of our executives for approximately $650,000, which amount represents the excess of the current market price of the common stock over the exercise price of the options. Also, increasing salary expense was an increase of approximately $701,000 in the year end bonuses for several of our executive officers.

         Expired extensions to land purchase contracts for the year ended December 31, 1999 were $1,232,659 as compared to $0 for the year ended December 31, 1998 due to our investments in Ventures during 1999.

         Professional fees decreased $349,184, or 27% due primarily to fees associated with the settlement of the Winston Actions which were paid in the first quarter of fiscal 1999 and which had been the cause of a significant amount of legal fee expense in 1998.

         Interest expense for the year ended December 31, 1999 was $3,711,436, a decrease of $1,763,015 or 32%, from $5,474,451 for the year ended December 31, 1998. Such decrease was primarily due to a decrease in interest expense of approximately $2,362,000 on the underlying debt as a result of Underlying Property sales, as previously described, which were offset by a full year of interest expense on the properties purchased during 1998, as previously described.

         Depreciation and amortization for the year ended December 31, 1999 was $865,102, a decrease of $48,425 or 5%, from $913,527 for the year ended December 31, 1998. Such decrease was primarily due to the net of property disposition and property purchases.

         Income tax benefit for the year ended December 31, 1999 was $2,012,216 as compared to an income tax expense of $1,253,056 for the year ended December 31, 1998, due primarily to Milestone reversing a previously recorded accrual of approximately $2,800,000 during 1999.

Cash Flows


         For the three months ended March 31, 2001, we had a decrease in cash and cash equivalents of $815,736, as compared to an increase in cash and cash equivalents of $1,019,305 for the three months ended March 31, 2000. For the three months ended March 31, 2001, cash used in operating activities was $599,018, cash provided by investing activities was $8,218 and cash used in financing activities was $224,936. The significant increase in cash and cash equivalents for the three months ended March 31, 2000 is primarily due to the fact that we generated cash proceeds from the payoff of five wraparound notes during the three months ended March 31, 2000 as compared to no payoffs of wraparound notes during the three months ended March 31, 2001.

         For the year ended December 31, 2000, cash used in operating activities was $3,229,489, cash provided by investing activities was $8,698,622 and cash used in financing activities was $4,862,973. The primary uses of these funds were payments to satisfy underlying mortgage debt as a result of property sales of the related Underlying Property, by its owner, an affiliate of ours i.e., the Partnership that owned the Underlying Property, as previously discussed in pages 69-79 (Milestone - Business of Milestone). The primary source of the funds was payments received by us on our Wraparound Notes, as previously described.

         For the year ended December 31, 1999, cash used in operating activities was $15,310,661, cash provided by investing activities was $22,908,711 and cash used in financing activities was $11,392,094. The primary uses of these funds were payments associated with the Winston Settlement and payments to satisfy underlying mortgage debt as a result of property sales of the related Underlying Property by its owner, our affiliate, i.e., the Partnership that owned the Underlying Property as described in pages 69-79 (Milestone - Business of Milestone). The primary source of the funds was payments received by us on our Wraparound Notes, as previously described.


         For the year ended December 31, 1998, cash used in operating activities was $6,567,933, cash provided by investing activities was $24,721,432 and cash used in financing activities was

$19,762,435. The primary uses and provision of these funds was a direct result of the property purchases and sales by us during 1998, as well as the payments received by us on our Wraparound Notes, as a result of the sale of the related Underlying Property by its owner, our affiliate, i.e., the Partnership that owned the Underlying Property.

Liquidity and Capital Resources


         During the fiscal year ended December 31, 2000, the Company generated cash as a result of payments received by the Company on its Wraparound Notes. This trend may continue as the Partnerships which own the properties attempt to sell Underlying Properties with imminent wrap maturities.

         We had previously made investments in the Ventures, and the Ventures previously assumed contracts to purchase certain land parcels in the South Florida area. At March 31, 2001, there were no deposits to purchase land outstanding and no additional capital contributions will be required by the Company to service the costs associated with extending the expiration dates of land parcel contracts. The consolidated financial statements include the operating results for the Ventures. The Miami Property, which as of March 31, 2001 was under contract to be sold to an unaffiliated third party, was sold to such third party for a price of $5,475,000 on June 20, 2001 (see page 69 Milestone - Business of Milestone - Recent Developments).

         Our existing borrowings and the encumbrances on the real properties securing those borrowings may inhibit, or result in increased costs to us in connection with our ability to incur future indebtedness and/or raise substantial equity capital in the marketplace.

         We have invested available funds in secure, short-term, interest bearing investments. On a short term basis, the cash position is believed to be sufficient to support all operating activities. On a long-term basis, we believe that our levels of working capital, liquidity, cash flow from operations, and access to credit are sufficient to support future operations.

         Other than described herein, our management is not aware of any other trends, events, commitments or uncertainties that will, or are likely to, materially impact our liquidity.


Current Accounting Issues

     SFAS NO. 133 AND NO. 138

         Statement of Financial Accounting Standards ("SFAS") No.133, "Accounting for Derivative Instruments and Hedging Activities" and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB 133" establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position, and measure those instruments at fair value. Changes in the fair value of those derivatives will be reported in earnings or other comprehensive income depending on the use of the derivative and whether the derivative qualifies for hedge accounting. SFAS No. 133 and SFAS No. 138 are effective for all fiscal quarters of all fiscal years beginning after June 30, 2000. We adopted SFAS No.133, as amended by SFAS No.138, on January 1, 2001.

         We have identified a minimal number of embedded derivative instruments, and these were evaluated for recording on our balance sheet at January 1, 2001. Within certain of its leases with tenants in its properties, we have embedded derivatives resulting from possible limitations on scheduled rent increases, based on changes in the CPI. These types of limitations are common in our industry. These embedded derivatives have been valued at an insignificant amount, so the effect of adopting this new accounting pronouncement is inconsequential at January 1, 2001.

         The adoption of SFAS No.133 resulted in our recording a net transition adjustment of an insignificant amount, so the effect of the recording of this new accounting pronouncement is inconsequential at January 1, 2001. We expect that the adoption of SFAS No. 133 will not increase the volatility of its reported earnings, as the embedded derivatives have not resulted in any material change in our earnings or cash flows in the past. We believe that our embedded derivatives are not likely to be material in the future.

         SFAS NO. 140

         Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities -
- a replacement of FASB No.125," was issued in September 2000. It revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures but will carry over most of SFAS No.125's provisions without reconsideration. SFAS 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This statement is effective for recognition and reclassification of collateral and for disclosures related to securitization transactions and collateral for fiscal years ending after December 15, 2000. The adoption of the provisions of SFAS No. 140 is not expected to have any material impact on us.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISKS

         In our normal course of business we are theoretically exposed to interest rate changes as they relate to real estate mortgages and the effect of such mortgage rate changes on the value of real estate. However most of our mortgage debt is at fixed rates, is for extended terms, is not assumable and would be unaffected by any sudden change in interest rates. Our possible risk is from increases in long term real estate mortgage rates that may occur over a decade or more, as this may decrease the overall value of real estate. Since we have the intent to hold our existing mortgages to maturity (or until the sale of a Property), we believe there to be no interest rate market risk on our results of operations or our working capital position. We estimate the fair value of its long term fixed rate mortgage loans generally using discounted cash flow analysis based on current borrowing rates for similar types of debt. At December 31, 2000, the fair value of the mortgage loans was estimated to be $29,731,468 compared to a carrying value amount of $30,118,735.

         Our cash equivalents and short term investments, if any, generally bear variable interest rates. Changes in the market rates of interest on short term investments will affect the interest earned by us. Since we do not rely on its interest earnings on short term investments to fund working capital needs, changes in these interest rates will not have an impact on our results of operations or working capital position.

                                  OTHER MATTERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The information set forth on the following table is furnished as of June 15, 2001 with respect to any person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act), who is known to us to be the beneficial owner of more than 5% of any class of our voting securities, and as to those shares of our equity securities beneficially owned by each of our directors and nominees for director, our named executive officers, and all of our directors and executive officers as a group. There are no options, warrants or other rights held by any of the persons listed in the table below which are exercisable within 60 days of the date of the filing of this proxy statement, other than the options described in page 45 (Conflicts of Interests -Joseph P.
Otto), which will expire, if not sooner exercised prior to the merger, upon the effective date of the merger.


NAME OF BENEFICIAL OWNER                                 COMMON STOCK       PERCENT OF     PREFERRED STOCK        PERCENT
-------------------------                              NUMBER OF SHARES     CLASS (17)    NUMBER OF SHARES     OF CLASS (1)
                                                       ----------------     ----------    ----------------     ------------

Robert A. Mandor (2)............................          2,955,466 (3)         68.84%          4,348 (4)           26.48%
Leonard S. Mandor (2)...........................          2,952,845 (5)         68.81%          2,500 (6)           15.22%
Concord Assets Group, Inc.  (2).................          2,903,845 (7)         67.67%          2,500               15.22%
Castle Plaza, Inc. (2)..........................          2,260,564             52.71%             --               --
Concord Milestone, Incorporated (2).............            274,910 (8)          6.41%             --               --
Concord Fund Incorporated (2)...................            274,910 (9)          6.41%             --               --
George J. D'Angelo (10).........................            229,000              5.34%             --               --
Loeb Arbitrage Fund.............................            214,664 (11)         5.01%             --               --
Loeb Partners Corp..............................             27,432 (11)         *                 --               --
Joseph P. Otto..................................             26,463 (12)         *                362 (12)           2.20%
Gregory McMahon.................................             12,610 (13)         *                100                *
Geoffrey S. Aaronson............................             12,500 (14)         *                 --               --
Harvey Shore....................................             29,180 (11)         *                 --               --
All directors, nominees for director and executive
officers as a group (8 persons)
(15) (16).......................................          3,035,861             69.87%          4,810               29.29%

*     Less than 1%

(1) These percentages are based on 4,288,542 shares of our common stock plus any increases due to the conversion of series A preferred stocks (shares outstanding on record date net of treasury shares).

(2) The address of each of the indicated stockholders is c/o Milestone Properties, Inc., 150 East Palmetto Park Road, Fourth Floor, Boca Raton, Florida 33432.

(3) Includes (a) 2,031 shares of Milestone common stock issuable upon the conversion of 1,848 shares of series A preferred stock; (b) 590 shares of Milestone common stock owned directly; (c) 2,903,845 shares of Milestone common stock beneficially owned by

         Concord (see footnote (6)) and (d) 49,000 shares of Milestone common stock owned by Mill Neck Associates. Mill Neck Associates is a New York general partnership in which Leonard Mandor and Robert Mandor each own a 50% general partnership interest. Therefore, each of them has the power to vote and dispose of the 49,000 shares and, as a result of such power, are each deemed to own beneficially all of the 49,000 shares. Robert Mandor is a director, executive officer and stockholder of Concord and, therefore, may be deemed to be a beneficial owner of the shares of Milestone common stock beneficially owned by Concord. Robert Mandor disclaims beneficial ownership of the shares of Milestone common stock beneficially owned by Concord pursuant to Rule 13d-4 promulgated under the Securities Exchange Act of 1934, as amended, by virtue of the ownership by Leonard Mandor of more than a majority of the outstanding capital stock of Concord, thereby giving Leonard Mandor the ultimate power to control the voting and disposition of the shares of Milestone common stock beneficially owned by Concord.

(4) Includes (a) 1,521 shares of Milestone series A preferred stock held in the name of American Century Co., as custodian for Robert Mandor's individual retirement account, (b) 218 shares of Milestone series A preferred stock held in the name of Resources Trust Corp., as custodian for Robert Mandor's individual retirement account, (c) 109 shares of Milestone series A preferred stock held in the name of Resources Trust Corp., as custodian for Elizabeth Mandor's individual retirement account, and (d) 2,500 shares of Milestone series A preferred stock owned by Concord. Elizabeth Mandor is Robert Mandor's wife.

(5) Includes (a) 2,903,845 shares of Milestone common stock beneficially owned by Concord (see footnote (6)); and (b) 49,000 shares of Milestone common stock owned by Mill Neck Associates (see footnote (2)).

(6) Represents 2,500 shares of Milestone series A preferred stock owned by Concord Assets Group, Inc.

(7) Includes (a) 274,910 shares of Milestone common stock held in the name of Concord Associates and beneficially owned by Concord Milestone Incorporated ("CMI"), a wholly-owned subsidiary of Concord (see footnote (7)); (b) 81,534 shares of Milestone common stock owned by Concord Milestone Partners, L.P., whose general partner, Concord Milestone Income II, Inc., is a wholly-owned subsidiary of Concord; (c) 2,747 shares of Milestone common stock which Concord has the right to acquire upon conversion of 2,500 shares of the Milestone series A preferred stock directly owned by Concord; (d) 2,260,564 shares of Milestone common stock owned by Castle Plaza, Inc., a wholly-owned subsidiary of Concord; (e) 163,291 shares of Milestone common stock owned by Mountain View Mall, Inc., a wholly-owned subsidiary of Concord; and (f) 120,799 shares of Milestone common stock owned by Concord Income Realty Partners VI, L.P., a limited partnership, the sole general partner and sole limited partner of which are wholly-owned subsidiaries of Concord.

(8) Consists of the 274,910 shares of Milestone common stock beneficially owned by Concord Fund Incorporated ("CFI"). CFI is a wholly-owned subsidiary of CMI.

(9) Owned as successor to Concord Associates, the registered owner of such shares.

(10) Based on information contained in a Schedule 13D, as amended and filed with the SEC on March 13, 2001 by George J. D'Angelo. Mr. George D'Angelo's address is 14502 West Dale Mabry, Suite 305, Tampa, Florida 33618. On March 13, 2001, an amendment to Mr. D'Angelo's Schedule 13D was filed by George J. D'Angelo, Loeb Partners Corporation, Loeb Arbitrage Fund, GJD Partners, L.P. and Value Equity Advisors, Inc. announced the formation of a "group", as that term is used in Section 13(d)(3) of the Exchange Act on March 13, 2001.

(11) Based on information reported in a Schedule 13D, as amended and filed with the SEC on January 26, 2000 by Vicki Z. Hollerman, c/o Loeb Partners Corporation, 61 Broadway, New York, NY 10006. Also, see note
         (9).

(12) Included (a) 358 shares of Milestone common stock issuable upon conversion of 326 shares of Milestone series A preferred stock, (b) 26,000 shares of Milestone common stock subject to currently exercisable options and (c) 105 shares of Milestone common stock owned directly. These shares are held in the name of Resources Trust Corp., as custodian for individual retirement account of Joseph Otto.

(13) Includes (a) 110 shares of Milestone common stock issuable upon conversion of 100 shares of Milestone series A preferred stock and (b) 12,500 shares of Milestone common stock subject to options, 11,250 of which are currently exercisable and 1,250 of which will become exercisable within 60 days.

(14)     Consists of 12,500 shares of Milestone common stock owned directly.

(15) The shares of Milestone common stock beneficially owned by Concord (see footnote (6)), and Mill Neck Associates (see footnote (2)) may be deemed to be beneficially owned by both Leonard Mandor and Robert Mandor. Such shares, however, are only included once in the computation of shares beneficially owned by directors, nominees for director and executive officers as a group.

(16) Includes (a) 26,000 shares of Milestone common stock subject to currently exercisable options; and (b) 5,246 shares of Milestone common stock issuable upon the conversion of 4,774 shares of Milestone series A preferred stock.

PRIOR STOCK PURCHASES

         The following table sets forth the purchases by us, the acquisition group and each of their directors, executive officers and affiliates, as applicable, of our common stock during the past two years, or the date that the individual or company became an affiliate, if this date is later, including: (1) the date the individual or the company purchased shares; (2) the number of shares purchased; (3) the price per share the individual paid for the shares;
(4) the average closing sales price per share for the quarter as reported by the Over-The-Counter Bulletin Board; and (5) the average closing price of the 20-day period prior to the date of each purchase as reported by the Over-The-Counter Bulletin Board.

NAME                            DATE               PURCHASED           PRICE PER SHARE
Milestone                       7/31/99              111,000(1)                 $3.438
Milestone                       7/31/99              111,000(2)                 $3.438
Gregory McMahon                 8/11/99               12,500(3)                 $3.25
Harvey Jacobson                 8/11/99               12,500(3)                 $3.25
Geoffrey S. Aaronson            8/11/99               12,500(3)                 $3.25
Harvey Jacobson                 9/3/99                12,500(4)                 $3.25
Milestone                       2/20/01               28,000                    $2.25(5)

         -------------

         (1) This figure represents stock options repurchased by Milestone from Robert Mandor, and subsequently canceled.

         (2) This figure represents stock options repurchased by Milestone from Leonard Mandor, and subsequently canceled.

         (3) This figure represents a stock award granted by Milestone in exchange for 12,500 stock options, which were subsequently canceled by Milestone. The closing price of the Milestone's common stock on this date was $3.25.

         (4) This figure represents shares purchased by Harvey Jacobson's wife on 9/3/99 (750 shares); 9/13/99 (750 shares); 9/20/99
                  (750 shares); and 9/24/99 (10,250 shares), all at $3.25 per share.

         (5) This figure represents stock options repurchased by Milestone from Harvey Shore.


OTHER MATTERS FOR ACTION AT THE SPECIAL MEETING

         Our board of directors is not aware of any matters to be presented for action at the special meeting other than described herein and does not intend to bring any other matters before the special meeting; however, if other matters should come before the special meeting, it is intended that the holders of proxies solicited hereby will vote thereon in their discretion.

PROPOSALS BY HOLDERS OF SHARES OF COMMON STOCK

         Due to the contemplated consummation of the merger, we do not currently expect to hold a 2001 annual meeting of stockholders because, following the merger, we will not be a publicly held company. In the event the merger is not consummated for any reason, we must receive proposals of stockholders intended to be presented at the 2001 annual meeting of stockholders at our principal executive offices no later than the tenth day following our public announcement of the date of our 2001 annual meeting, for inclusion in our proxy statement and form of proxy relating to that meeting.

EXPENSES OF SOLICITATION

         Milestone will bear the cost of preparing, mailing, and soliciting the proxy statement. In addition to our solicitations by mail, our directors, officers, and regular employees may solicit proxies personally and by telephone, facsimile, or other means, for which they will receive no compensation in addition to their normal compensation. Arrangements will be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock held of record by such persons, and we may reimburse them for their reasonable transaction and clerical expenses.


INDEPENDENT AUDITORS

         Our consolidated financial statements for the years ended December 31, 2000, 1999 and 1998 have been audited by Ahearn, Jasco + Company, P.A., independent auditors, as stated in their report appearing herein.


AVAILABLE INFORMATION

         We are subject to the informational reporting requirements of the Exchange Act and in accordance with the Exchange Act, we file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copies made at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 and the SEC's regional offices at 7 World Trade Center, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the SEC at its Washington address at prescribed rates. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of such material may also be accessed through the SEC's web site at www.sec.gov. Our common stock is listed on the OTC Bulletin Board under the symbol "MPRP".

         We have filed a Schedule 13E-3 with the SEC with respect to the merger. As permitted by the SEC, this proxy statement omits certain information contained in the Schedule 13E-3. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection or copying as set forth above. Statements contained in this proxy statement or in any document incorporated in this proxy statement by reference regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC.

         If you would like to request documents from us, please do so at least five business days before the date of the special meeting in order to receive timely delivery of such documents prior to the special meeting.

         You should rely only on the information contained in this proxy statement to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated _____________, 2001.

         You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction.

                                            By Order of the Board of Directors,


                                            [/s/] Leonard S. Mandor
                                                  -----------------------

                                            Leonard S. Mandor
                                            Chairman of the Board and
                                            Chief Executive Officer

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
Milestone Properties, Inc.

We have audited the accompanying consolidated balance sheets of Milestone Properties, Inc. and subsidiaries (the "Company"), as of December 31, 2000 and 1999, and the related consolidated statements of revenues and expenses, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. Our audits also included the information contained in the financial statement schedule of real estate and accumulated depreciation. These consolidated financial statements and the financial statement schedule of real estate and accumulated depreciation are the responsibility of the Company's management. Our responsibility is to express an opinion on the consolidated financial statements and the financial statement schedule of real estate and accumulated depreciation based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of Milestone Properties, Inc. and subsidiaries as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the information contained in the financial statement schedule of real estate and accumulated depreciation, when considered in relation to the basic financial statements, presents fairly, in all material respects, the information set forth therein.

/s/ Ahearn, Jasco + Company, P.A.
Pompano Beach, Florida

March 26, 2001



                                     MILESTONE PROPERTIES, INC. AND SUBSIDIARIES
                                             CONSOLIDATED BALANCE SHEETS

                                                                       December 31, 2000         December 31, 1999
                                                                       -----------------         -----------------
ASSETS
Current Assets:
    Cash and cash equivalents                                          $ 8,638,417                   $   8,032,257
    Restricted cash                                                             0                          222,000
    Restricted cash for settlement                                      1,501,692                        1,614,156
    Loans receivable                                                    1,290,361                        1,370,471
    Accounts receivable                                                   523,342                          567,112
    Accrued interest receivable                                         1,287,997                        2,694,289
    Due from related party                                                752,625                          762,102
    Prepaid expenses and other                                            553,388                          723,397
    Deposits to purchase land                                                   0                          700,000
                                                                       ---------------                ------------
         Total current assets                                          14,547,822                       16,685,784

    Property, improvements and equipment, net                          24,360,527                      24,884,220
    Wraparound notes, net                                              10,486,554                      18,641,853
    Deferred income tax asset, net                                      1,883,088                       2,293,167
    Management contract rights, net                                       112,553                         117,875
    Debt financing costs and other, net                                   554,336                         655,393
                                                                       -------------              ----------------
         Total assets                                                  $  51,944,880               $   63,278,292
                                                                       =============               ===============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Accounts payable and accrued expenses                              $1,419,720                  $    2,567,866
    Accrued litigation payable                                          1,501,692                       1,614,156
    Accrued interest payable                                              120,069                         148,173
    Master Lease payable                                                1,411,015                       3,916,308
    Current portion of mortgages and notes payable                      1,074,271                       4,203,029
                                                                       -----------                    -----------
         Total current liabilities                                       5,526,767                     12,449,532
                                                                       -----------                     ----------

    Mortgages and notes payable, long term portion                     29,044,464                      33,996,162
                                                                       ----------                      ----------

         Total liabilities                                             34,571,231                      46,445,694
                                                                       ----------                      ----------


Commitments and Contingencies

Stockholders' Equity:
    Common stock ($.01 par value, 10,000,000 shares
       authorized, 4,943,633 shares issued, and 4,288,542
       outstanding, in 2000 and 1999)                                      49,436                           49,436
    Preferred stock (Series A $.01 par value, $10 liquidation
       preference, 1,000,000 shares authorized, 16,423
       shares issued and outstanding in  2000 and 1999)                       164                             164
    Additional paid in surplus                                         45,340,638                      45,340,638
    Accumulated deficit                                               (24,762,546)                    (25,303,597)
    Held in treasury - 655,091 shares of common, at cost               (3,254,043)                     (3,254,043)
                                                                   ---------------                 ---------------

       Total stockholders' equity                                      17,373,649                      16,832,598
                                                                   --------------                  ---------------

       Total liabilities and stockholders' equity                   $  51,944,880                  $   63,278,292
                                                                       ==========                   ==============

                             See Accompanying Notes to Consolidated Financial Statements




                                         MILESTONE PROPERTIES, INC. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF REVENUES AND EXPENSES
                                     For the Years Ended December 31, 2000, 1999 and 1998



                                                         December 31, 2000      December 31, 1999       December 31, 1998
                                                         -----------------      -----------------       -----------------

REVENUES
   Rent                                                    $    5,071,670          $   7,301,926           $   9,747,973
   Interest income                                              3,005,074              4,715,610               8,191,371
   Revenue from management company operations                     474,919                664,264                 457,546
   Tenant reimbursements                                        1,113,578              1,060,451               1,002,691
   Management and reimbursement income                             43,143                 49,978                  83,091
Percentage rent                                                    77,725                332,243                 414,875
   Gain on sale of real estate and real estate related assets    3,499,462             5,507,817               5,617,844
                                                               -----------           -----------              ----------
       Total revenues                                          13,285,571             19,632,289              25,515,391
                                                               ----------             ----------              ----------

EXPENSES
   Master Lease expense                                         2,157,345              6,212,544              12,359,713
   Interest expense                                             2,630,705              3,711,436               5,474,451
   Depreciation and amortization                                  783,302                865,102                 913,527
   Salaries, general and administrative                         2,852,893              4,416,536               2,873,482
Property expenses                                               1,812,523              1,881,872               1,682,791
   Expired extensions to land purchase contracts                  748,799              1,232,659                       0
Expenses for management company operations                        876,494                940,828               1,031,690
Professional fees                                                 447,633                924,371               1,273,555
Settlement fees                                                         0                      0               7,084,238
                                                       ------------------      ------------------              ----------

       Total expenses                                          12,309,694             20,185,348              32,693,447
                                                              ------------            ----------              ----------

Income (loss) before income taxes and minority interest           975,877               (553,059)             (7,178,056)

Provision (benefit) for income taxes                              460,600             (2,012,216)              1,253,056
                                                             ------------            -----------             ------------

Net income (loss) before minority interest                        515,277              1,459,157              (8,431,112)

Minority interest in net loss of consolidated subsidiaries        25,774                 663,962                       0
                                                            ------------            -------------       ----------------

Net income (loss) attributable to common stockholders     $       541,051          $   2,123,119        $     (8,431,112)
                                                            ==============           ============           =============

Income (loss) per common share, basic                  $            0.13       $            0.50    $              (1.99)
                                                         =================      =================      ==================

Weighted average common shares outstanding, basic              4,288,542               4,260,417               4,235,245
                                                             ============           ============          ==============

Income (loss) per common share, diluted                $            0.12       $            0.43    $              (1.99)
                                                         =================      =================      ==================

Weighted average common shares outstanding, diluted            4, 360,589              4,990,970
                                                         =================          ============



                                 See Accompanying Notes to Consolidated Financial Statements



                                         MILESTONE PROPERTIES, INC. AND SUBSIDIARIES
                                       CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                     For the Years Ended December 31, 2000, 1999 and 1998






                                                     Common Stock           Preferred Stock             Treasury Stock

                                                    Shares       Cost        Shares        Cost       Shares          Cost
============================================     =========== ==========  ============= ==========  =========== ===============
Balance, January 1, 1998                           4,905,959    $49,060      3,033,995    $30,341    (692,591)    $(3,440,418)
                                                 ----------- ----------  ------------- ----------  ----------- ---------------
Conversion of preferred stock into common stock       37,674        376       (34,288)      (344)

Reserve for preferred stock settlement repurchase

Net loss for the year ended December 31, 1998
                                                 ----------- ----------  ------------- ----------  ----------- ---------------
Balance, December 31, 1998                         4,943,633     49,436      2,999,707     29,997    (692,591)     (3,440,418)
                                                 ----------- ----------  ------------- ----------  ----------- ---------------
Cancellation of Series A Preferred Stock                                    (2,983,284)   (29,833)

Issuance of Treasury Stock                                                                             37,500         186,375

Net income for the year ended December 31, 1999
                                                  ----------- ----------  ------------- ----------  ----------- ---------------
Balance, December 31, 1999                         4,943,633     49,436         16,423        164    (655,091)     (3,254,043)
                                                  ----------- ----------  ------------- ----------  ----------- ---------------
Net income for the year ended December 31, 2000
                                                 ----------- ----------  ------------- ----------  ----------- ---------------
Balance, December 31, 2000                         4,943,633    $49,436         16,423      $ 164    (655,091)    $(3,254,043)
                                                 ----------- ----------  ------------- ----------  ----------- ---------------

                                                           Additional
                                                           paid in        Accumulated
                                                            Surplus          deficit     Stockholders' equity


============================================            ==============  =============== ====================
Balance, January 1, 1998                                   $48,105,428    $(18,995,604)          $25,748,807
                                                        --------------  --------------- --------------------
Conversion of preferred stock into common stock                   (32)                                     0

Reserve for preferred stock settlement repurchase          (2,608,216)                           (2,608,216)

Net loss for the year ended December 31, 1998                               (8,431,112)          (8,431,112)

                                                        --------------  --------------- --------------------
Balance, December 31, 1998                                  45,497,180     (27,426,716)           14,709,479
                                                        --------------  --------------- --------------------
Cancellation of Series A Preferred Stock                       29,833                                     0

Issuance of Treasury Stock                                  (186,375)                                     0

Net income for the year ended December 31, 1999                               2,123,119            2,123,119

                                                        --------------  --------------- --------------------
Balance, December 31, 1999                                  45,340,638     (25,303,597)           16,832,598
                                                        --------------  --------------- --------------------
Net income for the year ended December 31, 2000                                 541,051              541,051
                                                        --------------  --------------- --------------------
Balance, December 31, 2000                                $ 45,340,638    $(24,762,546)         $ 17,373,649
                                                        --------------  --------------- --------------------

                                     See Accompanying Notes to Consolidated Financial Statements



                                             MILESTONE PROPERTIES, INC. AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   For the Years Ended December 31, 2000, 1999 and 1998


                                                       December 31, 2000       December 31, 1999         December 31, 1998
                                                       -----------------      ------------------        ------------------

CASH FLOW FROM OPERATING ACTIVITIES

   Net income (loss)                                   $            541,051             $ 2,123,119          $   (8,431,112)
   Adjustments to reconcile net income (loss) to
         net cash used in operating activities:
   Depreciation and amortization                                    783,302                 865,102                 913,527
   Deferred taxes                                                   410,079                 700,903               1,064,288
   Litigation and settlement fees                                         0                       0              7,084,238
   Gain on sale of real estate related assets                    (3,499,462)             (5,507,817)             (5,617,844)
   Changes in operating assets and liabilities
         Decrease in accounts receivable                             43,770                 245,443                 453,070
         Decrease (increase) in due from related party                9,477                  80,983                (451,234)
         Decrease in accrued interest receivable                  1,406,292               2,491,143               3,280,096
         Decrease (increase) in prepaid expenses and other          170,009                 379,548                (671,355)
         Decrease (increase) in deposits to purchase land           700,000                (700,000)                      0
         Increase (decrease) in accounts payable/accrued expenses(1,148,146)             (2,735,220)                465,025
         Decrease in accrued litigation payable                    (112,464)             (8,078,298)                      0
         (Decrease) increase in accrued interest payable            (28,104)               (158,673)                 47,730
         Decrease in Master Lease payable                        (2,505,293)             (5,016,894)             (4,704,362)
                                                               -------------            ------------             -----------

         Net cash used in operating activities                   (3,229,489)            (15,310,661)             (6,567,933)
                                                               -------------             ----------              -----------

CASH FLOW FROM INVESTING ACTIVITIES

   Principal repayments on loans receivable                          80,110                  73,971                  68,302
   Principal repayments on wraparound notes                       2,114,278               3,850,399               5,190,630
   Investment in wraparound notes                                         0                       0                (108,838)
   Purchase of building and land                                          0              (3,511,669)            (18,515,000)
   Purchase of leasehold improvements                              (271,679)               (635,057)               (484,209)
   Proceeds from realization of real estate related assets, net   6,775,913              22,685,567              19,407,819
   Proceeds from the sale of real estate assets                           0                       0              17,379,628
   Proceeds from redemption of investments in preferred stock             0                 445,500               1,783,100
                                                             -------------------       -------------           ------------

         Net cash provided by investing activities                8,698,622              22,908,711              24,721,432
                                                               -------------            -----------             ------------




                                        MILESTONE PROPERTIES, INC. AND SUBSIDIARIES
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                        (continued)
                                   For the Years Ended December 31, 2000, 1999 and 1998



                                                        December 31, 2000       December 31, 1999       December 31, 1998
                                                        -----------------       -----------------       -----------------

CASH FLOW FROM FINANCING ACTIVITIES

   Proceeds from mortgages and notes payable                           0               3,750,000              18,749,000
   Principal payments on mortgages and notes payable          (5,197,437)            (13,527,938)            (38,511,435)
   Changes in amounts in restricted cash                         334,464               (1,614,156)                      0
                                                           --------------           -------------       -----------------


         Net cash used in financing activities                (4,862,973)            (11,392,094)            (19,762,435)
                                                            -------------             -----------            ------------


NET INCREASE (DECREASE) IN
         CASH AND CASH EQUIVALENTS                               606,160              (3,794,044)             (1,608,936)

CASH AND CASH EQUIVALENTS,
         BEGINNING OF PERIOD                                   8,032,257              11,826,301             13,435,237
                                                           --------------           ------------             ----------

CASH AND CASH EQUIVALENTS,
         END OF PERIOD                               $         8,638,417         $     8,032,257         $   11,826,301
                                                           ==============          =============          =============

SUPPLEMENTAL DISCLOSURE OF
         CASH FLOW INFORMATION


         Cash paid during the period for interest    $         2,658,809         $     3,870,109        $     5,426,721
                                                           ==============          ==============        ==============


         Cash paid during the period for income taxes$              72,877      $        100,272       $        174,396
                                                          =================       ==============        ===============



SUPPLEMENTAL DISCLOSURE OF NON-CASH
         FINANCING AND INVESTING ACTIVITIES


At the close of business on March 5, 1999, the Company canceled and retired 2,983,284 shares of Series A Preferred Stock, $.01 par value, resulting in a reduction of Series A Preferred Stock and an increase in Additional Paid In Surplus of $29,833. This transaction occurred pursuant to the terms of a court approved settlement as discussed in Note 14. Legal Proceedings. Also, 37,500 shares of Treasury Stock were issued at a cost of $4.97 per share to certain Non-Employee Directors pursuant to the Company's 1999 Stock Incentive Plan resulting in a reduction in Treasury Stock and Additional Paid In Surplus of $186,375. The transaction is described in detail in Note 9. Capital Stock.

On February 25, 2000, the Company's interest in a Wraparound Note and Wraparound Mortgage encumbering a shopping center in Quincy, Illinois was terminated. The transaction resulted in the termination of a Wraparound Note of $1,156,057, the underlying mortgage and note payable of $2,883,019 and resulted in a gain for the Company of $1,726,962.




             See Accompanying Notes to Consolidated Financial Statements

                                    MILESTONE PROPERTIES, INC. AND SUBSIDIARIES
                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     Organization and Basis of Presentation

Milestone Properties, Inc. ("Milestone"), directly and through its wholly owned subsidiaries, is engaged in the business of owning, acquiring, managing, developing and investing in commercial real estate and real estate related assets. Milestone, together with its subsidiaries, is hereinafter referred to as the "Company".

Milestone was incorporated on November 30, 1989 under the laws of the state of Delaware. On December 18, 1990, the Concord Milestone Income Fund, L.P. ("CMIF") and Concord Milestone Income Fund II, L.P. ("CMIF II") (collectively, the "Predecessor Partnerships") were merged with and into the Company. The Company succeeded to the business and operations of the Predecessor Partnerships and the partnership interests in the Predecessor Partnerships were converted into shares of Milestone's common stock and preferred stock. In October 1995, the Company entered into various agreements with affiliates of Concord Assets Group, Inc., a New York Corporation ("Concord"), pursuant to which the Company acquired certain real estate related assets for cash and approximately 2,545,000 shares of common stock. See note 12 for a description of related party transactions with Concord.

2.     Summary of Significant Accounting Policies

Business

The Company is primarily engaged in a single business industry, commercial real estate, which involves the ownership of a land parcel, and the ownership, operation and management of 19 interests in commercial real estate properties at December 31, 2000 consisting of (i)10 fee interests (the "Fee Properties") and
(ii) wraparound notes (the "Wraparound Notes") and wraparound mortgages (the "Wraparound Mortgages" and, together with the Wraparound Notes, the "Wrap Debt") which are secured by 9 commercial real properties (the "Underlying Properties" and, together with the Fee Properties, the "Properties"). The Company is also the master lessee (the "Master Lessee") under individual leases (the "Master Leases") on each of the Underlying Properties. The Properties are located in 11 states. The Company also invests directly in real estate and real estate related assets.

Revenue Recognition

Rental and interest income is accrued as earned except when doubt exists as to collectibility, in which case the accrual is discontinued. When rental payments due under leases vary from a straight- line basis because of free rent periods or stepped increases, income is recognized on a straight-line basis in accordance with generally accepted accounting principles. Expense recoveries represent a portion of property operating expense billed to the tenants, including common area maintenance, real estate taxes and other recoverable costs. Expense recoveries are recognized in the period when the expenses are incurred. Rental income based on a tenant's revenues ("percentage rent") is accrued when a tenant reports sales that exceed a specified amount.

Principles of Consolidation and Minority Interest in Consolidated Subsidiary

The consolidated financial statements include the accounts of Milestone Properties, Inc. and its subsidiaries. Inter-company accounts and transactions have been eliminated in the consolidated financial statements. On May 1, 1999, the Company began investing in venture partnerships ("Ventures") with unrelated third parties. The Ventures contracted for the acquisition of land parcels in the South Florida area. Minority investors owned approximately 17% of the Ventures at December 31, 2000. The ownership percentages changed throughout the investment periods as additional capital was contributed. The minority investors' proportionate share in the Ventures after- tax results is shown in the accompanying statements of revenues and expenses. The minority investors' interest in the consolidated subsidiary is insignificant at year end.

Basis of Accounting, Fiscal Year

The Company's records are maintained on an accrual basis of accounting for both financial and tax reporting purposes. The Company's fiscal year is the calendar year.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The carrying value of these investments approximates fair market value. At times, cash balances held at financial institutions were in excess of federally insured limits.

Cash of $1,501,692 is restricted at December 31, 2000 per the terms of the Winston Settlement; see note 14 for a description of the Winston Settlement.

Property, Improvements and Equipment and Related Depreciation and Amortization

Properties are stated at cost, less depreciation computed on a straight-line basis over their estimated useful lives of 26.5 - 50 years. The allocation of costs between land and depreciable assets are based upon estimates made by management. Building improvements and equipment are stated at cost and depreciated on a straight-line basis using an estimated useful life of five years. Leasehold improvements are amortized on a straight-line basis over the lesser of the estimated useful life or the remaining term of the Master Lease.

Investment Allowances and Impairments

The Company assesses at least annually the probability that the amounts collectible under the contractual terms of each Wraparound Note will equal or exceed the carrying amount of such Wraparound Note. When management believes that a Wraparound Note has been impaired, the Company measures impairment based on the estimated fair value of the underlying properties, using internal analysis and independent appraisals when necessary. For the years ended December 31,

2000, 1999 and 1998, no valuation allowances were recorded.

The Company individually reviews each of the Fee Properties for possible impairment at least annually, and more frequently if circumstances warrant. Impairment is determined to exist when estimated amounts recoverable through future cash flows from operations on an un-discounted basis is less than the property's carrying value. If a property is determined to be impaired, it is written down to its estimated fair value to the extent that the carrying amount exceeds the fair value of the property. No write downs for impairment of property investments were recorded in 2000, 1999 and 1998.

The determination of impairment is based, not only upon future cash flows, which rely upon estimates and assumptions including expense growth, occupancy and rental rates, but also upon market capitalization and discount rates as well as other market indicators. The Company believes that the estimates and assumptions used are appropriate in evaluating the carrying amount of the Company's Wraparound Notes and Properties. However, changes in market conditions and circumstances may occur in the near term which would cause these estimates and assumptions to change, which, in turn, could cause the amounts ultimately realized upon the sale or other disposition of the Wraparound Notes and Properties to differ materially from their carrying value. Such changes may also require future write-downs.

Management Contract Rights

Milestone Property Management, Inc., a subsidiary of the Company ("MPMI") completed the purchase of the assets, i.e., the management contracts, used in connection with the shopping-center management business of Concord Assets Management, Inc. ("CAMI"), a wholly owned subsidiary of Concord Assets Group, Inc. ("Concord"), for an aggregate purchase price of $5,190,210 in 1992. Pursuant to the management contract, CAMI agreed to provide property management services to the properties owned by limited partnerships syndicated by Concord and master-leased to subsidiaries of Concord. The total purchase price of $5,190,210 was allocated $4,670,210 to the management contract rights acquired from CAMI, and $520,000 to goodwill.

Management contract rights are being amortized over a period of twenty-five and thirty years. The balance of any unamortized management contract right is written off for those management agreements that are terminated prior to the expiration of the initial management contract term.

Debt Financing Costs

Debt financing costs are being amortized over the life of each respective loan.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes" which requires the recognition of deferred tax assets and liabilities at currently enacted tax rates for the expected future tax benefits or consequences of events that have been included in the financial statements and tax returns. Deferred taxes are provided for the temporary differences between the tax basis of the assets and liabilities and the amounts reported in the financial statements. A valuation allowance is recognized, if necessary, to reduce the net deferred tax asset to an amount that is more likely than not to be realized.

Income (loss) per Common Share

SFAS No. 128, "Earnings per Share," requires companies with complex capital structures or common stock equivalents to present both basic and diluted earnings per share ("EPS") on the face of the income statement. Basic EPS is calculated as income available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted EPS is calculated using the "if converted" method for convertible securities and the treasury stock method for options prescribed by APB15, "Earnings per Share." In certain circumstances, the conversion of stock options and Convertible Series A Preferred Stock are excluded from diluted EPS if the effect of such inclusion is anti-dilutive. The numerators of EPS computations are as reported in the consolidated statements of revenues and expenses; the denominators include the effects of common share equivalents of outstanding stock options and Convertible Series A Preferred Stock which totals 4,360,589 and 4,990,970 respectively, in 2000 and 1999. For 1998, the common share equivalents, if converted, would have increased common shares outstanding by 3,610,081 shares.

Comprehensive Income (Loss)

A statement of comprehensive income (loss) is not presented since the Company has no items of other comprehensive income (loss). Comprehensive income is the same as net income for the periods presented.

Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes annual and interim reporting standards for an enterprise's operating segments and related disclosures about its products, services, geographic areas and major customers. The Company's operations are within one reportable segment.

Recent Accounting Pronouncements

SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities, an Amendment of FASB 133" established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position, and measure those instruments at fair value. Changes in the fair value of those derivatives will be reported in earnings or other comprehensive income depending on the use of the derivative and whether the derivative qualifies for hedge accounting. These pronouncements are effective for all fiscal quarters of fiscal years beginning after June 30, 2000. The Company adopted SFAS No. 133, as amended by SFAS No. 138, on January 1, 2001. The Company does not expect this adoption to have any impact on reported earnings, comprehensive income, or financial position, as the Company's derivative instruments embedded in certain leases are insignificant, and the Company does not use any hedging activities.

Statement of Financial Accounting Standards No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - - a replacement of FASB No. 125," was issued in September 2000. It revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures but will carry over most of SFAS No. 125's provisions without reconsideration. SFAS 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This statement is effective for recognition and reclassification of collateral and for disclosures related to securitization transactions and collateral for fiscal years ending after December 15, 2000. The adoption of the provisions of SFAS No. 140 is not expected to have any material impact on the Company.

Reclassifications

Certain prior year amounts have been reclassified to conform with the 2000 financial presentation.

3.     Acquisition and Disposition of Real Estate and Real Estate Related Assets

On November 10, 2000, a wraparound note held by the Company on a 68,337 square foot shopping center located in Deland, Florida (the "Deland Property"), was paid as a result of the sale of the Deland Property by its owner, an affiliate of the Company (the partnership that owned the Deland Property) to an unrelated third party. In connection with the sale of the Deland Property, the Company, as a master lessee on a Master Lease on the Deland Property, canceled the subject Master Lease. Of the gross proceeds, approximately $642,000 was used to satisfy the underlying mortgage debt on the Deland Property. As a result of the payment of the wraparound note, the Company realized net cash proceeds of approximately $662,800 and recorded a book loss of approximately $59,000 in the fourth quarter of 2000.

On February 25, 2000, a wraparound note held by the Company on a 138,954 square foot shopping center located in Quincy, Illinois (the "Quincy Property"), was terminated as a result of a foreclosure sale by the bank (the holder of the Underlying Debt). The Company had previously terminated, by written notice, the Master Lease associated with the Quincy Property as of December 31, 1998. As a result of the foreclosure sale by the bank of the Quincy Property and the termination of the Wraparound Note and the Underlying Debt, the Company recorded a book gain of approximately $1,727,000 in the first quarter of 2000, but received no cash proceeds.

On February 15, 2000, a wraparound note held by the Company on a 91,800 square foot single tenant commercial building located in Palatka, Florida (the "Palatka Property"), was paid as a result of the sale of the Palatka Property by its owner, an affiliate of the Company (the partnership that owned the Palatka Property), to an unrelated third party. In connection with the sale of the Palatka Property, the Company, as the master lessee on a Master Lease on the Palatka Property, canceled the subject Master Lease. Of the gross proceeds, approximately $1,067,000 was used to satisfy the underlying mortgage debt on the Palatka Property. As a result of the payment of the wraparound note and the satisfaction of the underlying mortgage debt, the Company realized net cash proceeds of approximately $911,000 and recorded a book gain of approximately $631,000 in the first quarter of 2000.

On February 3, 2000, a wraparound note held by the Company on a 43,200 square foot single tenant commercial building located in Warsaw, Virginia (the "Warsaw Property"), was paid as a result of the sale of the Warsaw Property by its owner, an affiliate of the Company (the partnership that owned the Warsaw Property), to an unrelated third party. In connection with the sale of the Warsaw Property, the Company, as the master lessee on a Master Lease on the Warsaw Property, canceled the subject Master Lease. Of the gross proceeds, approximately $768,000 was used to satisfy the underlying mortgage debt on the Warsaw Property. As a result of the payment of the wraparound note and the satisfaction of the underlying mortgage debt, the Company realized net cash proceeds of approximately $519,000 and recorded a book gain of approximately $315,000 in the first quarter of 2000.

On January 13, 2000, a wraparound note held by the Company on a 43,200 square foot single tenant commercial building located in Hamilton, New York (the "Hamilton Property"), was paid as a result of the sale of the Hamilton Property by its owner, an affiliate of the Company (the partnership that owned the Hamilton Property), to an unrelated third party. In connection with the sale of the Hamilton Property, the Company, as the master lessee on a Master Lease on the Hamilton Property, canceled the subject Master Lease. Of the gross proceeds, approximately $774,000 was used to satisfy the underlying mortgage debt on the Hamilton Property. As a result of the payment of the wraparound note and the satisfaction of the underlying mortgage debt, the Company realized net cash proceeds of approximately $521,000 and recorded a book gain of approximately $375,000 in the first quarter of 2000.

On January 7, 2000, a wraparound note held by the Company on a 32,400 square foot single tenant commercial building located in Walpole, New Hampshire (the "Walpole Property"), was paid as a result of the sale of the Walpole Property by its owner, an affiliate of the Company (the partnership that owned the Walpole Property), to an unrelated third party. In connection with the sale of the Walpole Property, the Company, as the master lessee on a Master Lease on the Walpole Property, canceled the subject Master Lease. Of the gross proceeds, approximately $736,000 was used to satisfy the underlying mortgage debt on the Walpole Property. As a result of the payment of the wraparound note, the Company realized net cash proceeds of approximately $510,000 and recorded a book gain of approximately $381,000 in the first quarter of 2000.

On January 7, 2000, a wraparound note held by the Company on a 46,400 single-tenant commercial building located in Savannah, Tennessee (the "Savannah Property"), was paid as a result of the sale of the Savannah Property by its owner, an affiliate of the Company (the partnership that owned the Savannah Property) to an unrelated third party. In conjunction with the sale of the Savannah Property, the Company, as the master lessee on a Master Lease on the Savannah Property, canceled the subject Master Lease. As a result of the payment of the wraparound note, the Company realized net cash proceeds of approximately $173,000 and recorded a book gain of approximately $129,000 in the first quarter of 2000.

On November 12, 1999, a wraparound note held by the Company on a 45,000 square foot shopping center property located in Southwick, Massachusetts (the "Southwick Property"), was paid as a result of the sale of the Southwick Property by its owner, an affiliate of the Company (the partnership that owned the Southwick Property), to an unrelated third party. In connection with the sale of the Southwick Property, the Company, as the master lessee on a Master Lease on the Southwick Property, canceled the subject Master Lease. As a result of the payment of the wraparound note, the Company realized net cash proceeds of approximately $520,000 and recorded a book gain of approximately $514,000, in the fourth quarter of 1999.

On October 21, 1999, five wraparound notes held by the Company on five separate single-tenant commercial buildings (collectively the "Five Properties"), were paid as a result of the sale of the Five Properties by their owners, affiliates of the Company (the partnerships that owned the Five Properties) to unrelated parties. In conjunction with the sale of the Five Properties, the Company, as the master lessee on a Master Lease on the Five Properties, canceled the subject Master Lease. The negotiated sales prices of the Five Properties aggregated $12,500,000. As a result of the sale of the Five Properties, the payment of the wraparound notes and the assumption of the underlying mortgage debt by the buyers, the Company realized net cash proceeds of approximately $5,400,000 and recorded a book gain of approximately $2,316,000 in the fourth quarter of 1999.

On July 30, 1999, a wraparound note held by the Company on a 31,170 square foot single tenant commercial building located in Franklin, Pennsylvania (the "Franklin Property"), was paid as a result of the sale of the Franklin Property by its owner, an affiliate of the Company (the partnership that owned the Franklin Property), to an unrelated third party. In connection with the sale of the Franklin Property, the Company, as the master lessee on a Master Lease on the Franklin Property, canceled the subject Master Lease. Of the gross proceeds, approximately $1,348,000 was used to defease the underlying bond debt. As a result of the payment of the wraparound note, the Company realized net cash proceeds of approximately $896,000 and recorded a book gain of approximately $1,527,000 in the third quarter of 1999.

On April 27, 1999, a wraparound note held by the Company on a 52,700 square foot shopping center property located in Baton Rouge, Louisiana (the "Baton Rouge Property"), was paid as a result of the sale of the Baton Rouge Property by its owner, an affiliate of the Company (the partnership that owned the Baton Rouge Property), to an unrelated third party. In connection with the sale of the Baton Rouge Property, the Company, as the master lessee on a Master Lease on the Baton Rouge Property, canceled the subject Master Lease. Of the gross proceeds, approximately $1,896,208 was used to satisfy the underlying mortgage debt on the Baton Rouge Property. As a result of the payment of the wraparound note and the satisfaction of the underlying mortgage debt, the Company realized net cash proceeds of approximately $2,045,000 and recorded a book gain of approximately $306,000 in the second quarter of 1999.

On April 6, 1999, a wraparound note held by the Company on a 125,803 square foot shopping center property located in Pascagoula, Mississippi (the "Pascagoula Property"), was paid as a result of the sale of the Pascagoula Property by its owner, an affiliate of the Company (the partnership that owned the Pascagoula Property), to an unrelated third party. In connection with the sale of the Pascagoula Property, the Company, as the master lessee on a Master Lease on the Pascagoula Property, canceled the subject Master Lease. As a result of the payment of the wraparound note, the Company realized net cash proceeds of approximately $2,178,000 and recorded a book gain of approximately $845,000 in the second quarter of 1999.

4.     Investment in Land Venture Partnerships ("Ventures")

On May 1, 1999 and August 27,  1999,  the Company made  initial  investments  of
$262,469 and $46,762, respectively, in the Ventures, and the Ventures assumed contracts to purchase certain land parcels in the South Florida area. The land purchase contracts contained options to extend the closing date for an additional fee. Subsequent to the initial investment, the Company made additional net capital contributions of $2,991,036 to the Ventures. The consolidated financial statements of the Company include the operating results for the Ventures from the date of the Company's investments.

On December 29, 1999, the Ventures completed the purchase of a parcel of land (the "Land Parcel") located in Miami, Florida (Miami-Dade County) from an unrelated third party for $3,512,000. In connection with the purchase, a $2,000,000 first mortgage was obtained. For the first 12 months, the payments were interest only at 9.5%. After that, the note requires twenty-three monthly payments of principal and interest beginning on December 29, 2000 based upon a 25 year amortization schedule. The note requires interest rate adjustments on December 29, 2000 and December 29, 2001 equal to the base rate (prime rate) announced by Citibank, N.A., New York, from time-to-time, plus one percent. On December 29, 2000, the interest rate on such note was changed to approximately 10.6%. A balloon payment of approximately $1,966,000 is required at the end of year three of the mortgage.

The investments included in the Ventures at December 31, 2000 did not include any deposits as compared to deposits of $700,000 at December 31, 1999. Any such deposits expired during 2000. Additional capital contributions may be required by the Company to pay expenses of the Ventures in excess of its revenues. The Land Parcel is currently under contract to be sold to an unaffiliated third party for a price of $5,300,000.

5.     Property, Improvements and Equipment

Property, improvements and equipment at December 31, 2000 and 1999 consisted of the following:



                                                     December 31, 2000        December 31, 1999
============================================  ======================== ========================
Land                                                     $   5,473,169           $    5,473,169
Building                                                    20,978,628               20,978,628
Leasehold improvements and equipment                         1,484,112                1,330,885
                                                         -------------              -----------
Total, at cost                                              27,935,909               27,782,682
Less: Accumulated depreciation                             (3,575,382)              (2,898,462)
                                                        --------------             ------------
Total, net                                               $ 24,360,527             $ 24,884,220
                                                         =============            =============
--------------------------------------------  ------------------------ ------------------------


6.     Investment in Wraparound Notes

Investment in Wraparound Notes represents obligations due from limited partnerships (the "Partnerships"). Certain directors and officers of the Company are also directors, officers and controlling stockholders of the general partner of each of the Partnerships. The original formation of the Partnerships typically involved the purchase of a property by the Partnership for cash and certain non-recourse promissory notes (the "Wraparound Notes"), payment of which was secured by the purchased property (the "Underlying Property"). The related Wraparound Notes were subordinate to the Underlying Property Mortgage Debt (the "Underlying Debt"). The property was then leased back (the "Master Leases") from the Partnership for a fixed annual rental fee. The Partnerships are obligated to make fixed payments of principal and interest on certain Wraparound Notes. Such payments approximate the Master Lease obligations. The Company is entitled to all rents under the tenant operating leases and is required to satisfy all other landlord obligations. The payments received by the Company from the tenants are used to make the Master Lease payments to the Partnerships.

Upon the sale of an Underlying Property, proceeds are initially applied to satisfy the Underlying Debt, and the balance, to the extent proceeds are available, is divided between a preferred return to the Partnership's limited partners and then repayment of the Wraparound Note.

Each of the Wraparound Notes gives the Company a lien on the Underlying Property as well as the Partnership's interest in the Master Lease. The Wraparound Notes are subordinate to the Underlying Debt. The Wraparound Notes have maturities ranging from 2001 to 2016. Six of the Wraparound Notes have been extended in six month increments since their original December 31, 1999 maturities as the Partnerships attempt to sell the Underlying Properties. The scheduled principal receipts of the Wraparound Notes are as follows (dollar amounts in thousands):

     Year Ending December 31st:
=====================================
       2001                   $ 5,604
       2002                       196
       2003                       216
       2004                       237
       2005                       261
  Thereafter (a)                3,973
                            ---------
      Total                    10,487
                             ========
------------------  -----------------

a - Excludes $1,575 of the original issue discount.

The following schedule depicts Wraparound Notes which are subordinate to the Underlying Debt on such properties:


                                                                    Face Amount
                          Closing     Interest        Final         of Mortgage         Carrying Amount of     Interest Due
      Location             Date       Rate (%)    Maturity Date        Loans              Mortgage Loans        and Accrued
=====================  ============= ===========  ==============  =============== ==== =====================  ===============
Rochester, NY               10/23/95        9.75        12/31/14        1,661,424                  1,380,268          169,427
                                           10.00        12/31/14          225,891                    130,625                0
Janesville, WI              10/23/95       10.25        12/31/16        2,057,637                  1,318,663          221,165
                            02/11/98       11.00        12/31/16           20,644                     15,000                0
No. Canton, OH              10/23/95        9.11        12/31/14        2,675,131                  2,008,597          254,100
                            10/23/95       11.00        12/31/14           38,924                     26,575                0
                            10/15/96       11.00        12/31/14          218,677                    180,408                0
Natchez, MS                 10/23/95       10.00        05/01/08        3,187,906                    840,595          116,684
Sandy, PA                   10/23/95       10.00         6/30/01        1,994,602    a               419,021          101,831
Montgomery, AL              10/23/95        9.75         6/30/01        2,015,635                    705,332          100,280
Paris, TN                   10/23/95       10.00         6/30/01        2,679,715                    867,047          136,814
                            10/23/95       11.00         6/30/01           90,992                     51,016                0
Danville, IL                10/23/95        9.75         6/30/01        1,539,365                    574,996           76,585
Columbus, NE                10/23/95        9.75         6/30/01        2,233,342                  1,968,411          111,111
                                                          Totals      $20,639,885                $10,486,554       $1,287,997
                                                                       ==========                 ==========        =========
---------------------  ------------- -----------  --------------  --------------- ---- ---------------------  ---------------

a - Includes discount elements totaling in aggregate $1,575,000.

The following schedule represents a roll forward of Wraparound Notes for the years ended December 31, 2000 and 1999:


                                                               2000                      1999
=================================================== ========================== =========================
Beginning balance                                                 $ 18,641,853              $ 39,529,787
Investment in wraparound notes                                         154,758                         0
Principal repayments                                               (2,232,734)               (3,782,763)
Notes satisfied from property sales                                (6,077,323)              (17,105,171)
Valuation allowance                                                          0                         0
                                                          --------------------        ------------------
Ending balance                                                   $ 10,486,554              $ 18,641,853
                                                                 =============             =============
--------------------------------------------------- -------------------------- -------------------------

On February 25, 2000, a wraparound note held by the Company on a 138,954 square foot shopping center located in Quincy, Illinois (the "Quincy Property"), was terminated as a result of a foreclosure sale by the bank (the holder of the Underlying Debt). The Company had previously terminated, by written notice, the Master Lease associated with the Quincy Property as of December 31, 1998. As a result of the foreclosure sale by the bank of the Quincy Property and the termination of the Wraparound Note and the Underlying Debt, the Company recorded a book gain of approximately $1,727,000 in the first quarter of 2000 but received no cash proceeds.

The maturity dates of the remaining Wraparound Notes and Wraparound Mortgages currently held by the company range through 2016.

7.     Leases

As Lessor

The Properties have a gross leasable area of approximately 1,076,309 and 1,551,640 square feet of which approximately 90% and 94% was leased as of December 31, 2000 and 1999, respectively.

Minimum base rental income under tenant lease agreements relating to the Properties having remaining lease terms ranging from one to 17 years at December 31, 2000 is as follows (dollars amounts in thousands):


Year Ending December 31st:
====================================
      2001                 $   4,337
      2002                     3,047
      2003                     1,942
      2004                     1,258
      2005                       529
   Thereafter                  1,608
                           ---------
      Total                 $ 12,721
                            ========
----------------- ------------------

For the years ended December 31, 2000, 1999 and 1998, no tenant at any individual property accounted for more than 10% of the Company's total revenue. However, the total revenue from K- mart Corporation's leases with the Company accounted for approximately 18%, 30% and 29%, respectively, of the Company's aggregate rent revenue.

As Lessee

Minimum rental expense under the Master Leases, having original lease terms ranging from 2001 to 2016, at December 31, 2000 is as follows (dollar amounts in thousands):


Year Ending December 31st:
====================================
      2001                 $   1,404
      2002                       823
      2003                       823
      2004                       823
      2005                       823
   Thereafter                  7,941
                           ---------
      Total                 $ 12,637
                            ========
----------------- ------------------

Although the Company's lease payments are not contingent upon receiving rent from the Properties, such payments are expected to be made from such receipts and the receipt of interest and principal payments from the Wraparound Notes.

On December 31, 1998, the Master Lease on the property located in Natchez, Mississippi (the "Natchez Property") expired. As a result of such Master Lease expiration, the Company, as the tenant under such Master Lease, assigned all of its rights, title and interests in the Natchez Property to Quincy II Plaza Associates, the landlord under such Master Lease and Quincy II Plaza Associates, assumed all of the Company's related obligations under such Master Lease.

The expiration dates of the eight Master Leases currently held by the Company range from June 2001 to December 2016. Six of the Master Leases have been extended in six month increments since their original expirations in December 1999 as the Partnerships attempt to sell the Underlying Properties.

8.     Mortgages and Notes Payable

The mortgages and notes payable are non-recourse to the Company and are collateralized by the Properties. The scheduled principal payments of the mortgages and notes payable at December 31, 2000 are as follows (dollar amounts in thousands):


Year Ending December 31st:
====================================
      2001                 $   1,074
      2002                     4,273
      2003                       846
      2004                       863
      2005                       963
   Thereafter                 22,100
                             -------
      Total                 $ 30,119
                            ========
----------------- ------------------

The interest rates on the mortgages and notes payable range from 7.00% to 13.5%. The mortgage and notes payable and related terms at December 31, 2000 for the Properties are summarized as follows (dollar amounts in thousands, except as noted):


                        Underlying                    Monthly Payment
                          Debt at       Interest     Provisions (Actual   Maturity
      Location           12/31/00       Rate (%)          Dollars)        Date (2)
=====================  ============= =============== ================== =============
Rochester, NY                    864           9.250             15,992        1/1/02
Janesville, WI                   717            9.00             14,060       7/31/02
                                  92            9.00              1,529        8/1/07
No. Canton, OH                 1,884            9.00             21,669       9/30/12
Natchez, MS                    2,153            7.59             15,519        5/1/08
Sandy, PA                      1,165            7.00                (1)       12/1/06
Montgomery, AL                 1,065            8.75             14,500        4/1/07
Paris, TN                        493           13.50              8,859        4/1/08
                                 233            9.25              8,467        7/1/03
Danville, IL                     235           9.625              9,663        9/1/02
Sunrise, FL                    1,135            7.48              8,095        5/1/08




                        Underlying                    Monthly Payment
                          Debt at       Interest     Provisions (Actual   Maturity
      Location           12/31/00       Rate (%)          Dollars)        Date (2)
=====================  ============= =============== ================== =============
Jacksonville, FL               1,803            7.87             13,335        5/1/08
Orange Park, FL                1,271            7.39              8,992        4/1/08
Boca Raton, FL                 1,764            7.39             12,450        7/1/08
West Palm Beach, FL              864            7.51              6,159        9/1/08
Jacksonville, FL               3,889            8.00             28,984       10/1/08
Ft. Lauderdale, FL             2,347            7.00             15,967      11/11/08
Davie, FL                      3,166            7.58             22,684       11/1/08
Miami, FL                      2,000            10.6                (3)       12/1/02
Columbus, NE                   1,203           12.00             17,201        9/1/10
                                  56            9.50                697        7/1/11
Zanesville, OH                 1,720            8.16             13,693        6/1/09
                             -------
Total                       $ 30,119
                            ========
---------------------  ------------- --------------- ------------------ -------------

      (1) Principal and interest are paid semi annually in accordance with the bond documents.

       (2)  Certain   mortgages  and  notes  contain   various  terms  regarding
prepayment penalties.

       (3) Monthly payments of approximately $19,100 in year 2001 and 2002 dependant on a floating interest rate of bank prime plus one percent.

The Company estimates the fair value of its long term fixed rate Mortgage Loans generally using discounted cash flow analysis based on the Company's current borrowing rates for similar types of debt. At December 31, 2000, the fair value of the Mortgage Loans was estimated to be $29,731,468 compared to a carrying value amount of $30,118,735.

The following schedule represents a reconciliation of the mortgages and notes payable for the years ended December 31, 2000 and 1999:



                                           2000                1999
=================================== =================== ===================
Balance at January 1st                     $ 38,199,191      $   47,977,129
Principal repayments                        (8,080,456)        (13,527,938)
Proceeds from loans                                   0           3,750,000
                                     ------------------       -------------
Balance at December 31st                   $ 30,118,735      $ 38,199,191
                                           ============      ==============
----------------------------------- ------------------- -------------------

9.     Capital Stock

Common and Preferred Stock

The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock at December 31, 2000 and 1999 and 1,000,000 shares of Series A Preferred Stock at December 31, 2000 and 1999.

The shares of Common Stock are entitled to one vote per share. The Series A Preferred Stock has limited voting rights. The Series A Preferred Stock has a $10.00 liquidation preference and has a preferential right to receive a quarterly dividend of $0.195 per share before dividends can be paid on the Common Stock.

At the close of business on March 5, 1999, Milestone canceled and retired 2,983,284 shares of its Series A Preferred Stock, representing greater than 99% of the then outstanding shares of Series A Preferred Stock, pursuant to the terms of a court approved settlement of a purported class action and derivative lawsuit brought against Milestone, certain of its past and present members of its Board of Directors and executive officers, and Concord. See Note 14, Legal Proceedings.

On December 21, 1995, the conversion ratio for the Series A Preferred Stock was adjusted to provide for the receipt of one share of Common Stock upon the conversion of .91 shares of Series A Preferred Stock. Previously, the conversion ratio was 1.6 shares of Series A Preferred Stock for one share of Common Stock. The new conversion ratio, which was effective as of November 1, 1995, was determined pursuant to the Certificate of Designations for the Series A Preferred Stock.

After September 30, 1995, holders of the Series A Preferred Stock having a liquidation preference of $10.00 per share, were no longer entitled to receive dividends on a cumulative basis. Pursuant to the Certificate of Designations of the Series A Preferred Stock, after such date, no cash dividend may be paid on the Common Stock unless full dividends of $0.195 per share on all outstanding shares of Series A Preferred Stock for the then current quarterly dividend period are declared and either paid or sufficient sums for the payment thereof are set apart. As a result of Milestone's Board of Directors' determination not to declare a dividend for the quarter ended June 30, 1997, which was the sixth consecutive quarter for which no dividend was declared, the number of persons entitled to serve as directors on Milestone's Board of Directors was increased by one, and the holders of the Series A Preferred Stock, who, at that date, only elected one member of the Board of Directors, were entitled to elect a second member of the Board of Directors to fill such newly created directorship. At the annual meeting in May 1999, the holders of the Series A Preferred Stock elected Harvey Shore to fill such position. Any decision as to the future payment of dividends on the Series A Preferred Stock will depend on the results of operations and the financial condition of the Company and such other factors as Milestone's Board of Directors, in its discretion, deems relevant.

Milestone's Board of Directors determined not to declare any dividends on the Series A Preferred Stock for the years ended December 31, 2000 and 1999. The last dividend declared by the Company was for the quarter ended December 31, 1995 and was paid on February 15, 1996 at $0.195 per share of Series A Preferred Stock.

Stock Options

In May 1994, the Common Stockholders approved the adoption of the 1993 Employee Stock Option Plan (the "Employee Stock Option Plan"). The total number of shares of Common Stock which may be issued pursuant to the exercise of options granted under the Employee Stock Option Plan is 300,000. In June 1997, the Compensation Committee granted 300,000 options exercisable for 300,000 shares of Common Stock at a per option exercise price of $0.50. During June 1999, the Company repurchased 222,200 options from certain executives of the Company for approximately $650,000, representing the excess of the current market price of the Common Stock over the exercise price of the options. The $650,000 payment to repurchase the options was expensed directly as compensation expense in the quarter in which such options were repurchased. In addition, certain vested options were repurchased for about $49,000 in February 2001 after the resignation of an officer in December 2000. Options granted under the Employee Stock Option Plan expire on the tenth anniversary of the date of their grant, or upon termination for cause of the grantee's employment with the Company.

In May 1994, the Common Stockholders also approved the adoption of the 1993 Non-Employee Director Stock Option Plan (the "Non-Employee Director Stock Option Plan"). Options granted under such plan expire on the tenth anniversary of the date of their grant, or upon the grantee's removal or resignation from the Board of Directors. The exercise price for each option granted under the Non-Employee Director Stock Option Plan is determined by averaging the high and low trading prices of the Common Stock on the date of the option grant. Under the Non-Employee Director Stock Option Plan, the Company granted 2,500 options to each non-employee director in each of 1993 (upon adoption of the plan), 1994, 1995, 1996 and 1997, at a per option exercise price of $4.75, $4.375, $1.375,
$1.6875 and $0.50, respectively. During 1999, Milestone's Board of Directors approved the cancellation of the options to purchase 12,500 shares of Common Stock held by each Non-Employee Director. The cancellation of the 12,500 options coincided with Milestone's Board of Directors approval of the granting of 12,500 shares of Common Stock to each of the Non- Employee Directors pursuant to the Company's 1999 Stock Incentive Plan. The 12,500 shares of Common Stock issued to each Non-Employee Director were issued from the Company's Treasury Stock.

SFAS No. 123, "Accounting for Stock Based Compensation", requires expanded disclosure of stock based compensation arrangements with employees, and encourages, but does not require compensation cost be measured based on the fair value of the equity instrument awarded. Companies are permitted to continue to apply Accounting Principles Board Opinion No. 25 ("APB 25"), which recognizes compensation cost based on the intrinsic value of the equity instrument awarded. The Company uses APB 25 for its stock based compensation awards. Accordingly, no compensation costs related to employee stock option awards have been recognized in the consolidated financial statements of the Company.

No options were exercised and no additional options were granted during the years ended December 31, 2000 and 1999. During 2000, zero options were canceled, so as of December 31, 2000, 54,000 options remain outstanding. The pro forma disclosure provisions of SFAS No. 123 for the year ended December 31, 2000, 1999 and 1998 are as follows:


                                                        2000                  1999                  1998
============================ ================= ======================  ==================  ======================
Net Income (loss)            As Reported                    $ 541,051         $ 2,123,119           $ (8,431,112)
                             Pro Forma                      $ 501,646         $ 2,092,403           $ (8,460,946)
Income (loss) per            As Reported                 $       0.13      $         0.50       $          (1.99)
Common Share, basic          Pro Forma                   $       0.12      $         0.49       $          (1.93)
Income (loss) per            As Reported                 $       0.12      $         0.43
Common Share, diluted        Pro Forma                   $       0.12      $         0.42
---------------------------- ----------------- ----------------------  ------------------  ----------------------

For the purposes of providing pro forma disclosures, the fair value of options granted in 1997 were estimated using the Black Scholes options pricing model with the following weighted average assumption; (i) a risk free interest rate of 5.75%, (ii) an expected life of six years, (iii) volatility of 58.8% and (iv) no dividends. The estimated fair value compensation cost of the related options was amortized to expense over the options' vesting period.

Certain information relating to the options under the Employee Stock Option Plan and the Non- Employee Director Stock Option Plan during the years ended December 31, 2000, 1999 and 1998 are as follows:


                                              2000                             1999                            1998
                                    ===========================  ================================ ==============================
                                     Number        Weighted         Number          Weighted          Number        Weighted
                                       of           Average           of            Average             of           Average
                                    Options        Exercise         Options      Exercise Price      Options        Exercise
                                                     Price                                                            Price
=============================================== ===============  ============= ================== ============== ===============
Outstanding at January 1st               54,000       $    0.50        313,700           $   0.74        313,700        $   0.74
Granted                                       0             n/a              0                n/a              0             n/a
Exercised                                     0             n/a              0                n/a              0             n/a
Repurchased                                   0             n/a      (222,200)                n/a              0             n/a
Canceled                                      0             n/a       (37,500)                n/a              0             n/a
Forfeited                                     0             n/a               0               n/a              0             n/a
                                    -----------                  --------------                     ------------
Outstanding at December 31st             54,000       $    0.50         54,000          $    0.50        313,700        $   0.74
                                       ========                     ==========                           =======
Options exercised at December 31st            0                              0                                 0
----------------------------------------------- ---------------  ------------- ------------------ -------------- ---------------

All granted options are currently exercisable and carry the same weighted average exercise price.

10.    Income Taxes

The provision for income taxes for the years ended December 31, 2000, 1999 and 1998 are as follows:


                                                       2000              1999              1998
=============================================== ================== ================= ================
Current Tax:
-----------
Federal                                                      $   0     $ (2,822,856)            $   0
State and Other                                             64,378           109,740          188,768
                                                       -----------      ------------       ----------
Total Current Tax                                           64,378       (2,713,116)          188,768
Deferred Tax:
------------
Federal                                                    355,867           595,765          904,645
State and Other                                             40,355           105,135          159,643
                                                       -----------      ------------       ----------
Total Deferred Tax                                         396,222           700,900        1,064,288
                                                        ----------        ----------        ---------
Total provision (benefit) for income taxes               $ 460,600     $ (2,012,216)      $ 1,253,056
                                                         =========     =============      ===========
----------------------------------------------- ------------------ ----------------- ----------------

Temporary differences between the amount reported in the consolidated financial statements and the tax basis of assets and liabilities result in deferred taxes. There was an increase in the valuation allowance for deferred tax assets of
$2,361,651  and $  4,953,862  for the years  ended  December  31, 2000 and 1998, respectively; there was no change in the allowance in 1999. Realization of the deferred tax asset is dependent, in part, on generating sufficient taxable income in the future. Although such realization is not assured, the Company believes that it is more likely than not that the deferred tax asset not allowanced will be recognized. Should estimates of future taxable income be reduced the deferred tax asset valuation allowance would be adjusted accordingly. The Company has a federal tax net operating loss ("NOL") carry forward of approximately $18,750,000 at December 31, 2000, and this amount includes an adjustment, which results in a book adjustment to the NOL deferred tax asset and the related allowance of $2,361,651 in 2000. The tax NOLs expire at various dates through 2020. Deferred tax assets and liabilities at December 31, 2000, 1999 and 1998 are as follows:


                                                                       2000             1999             1998
===============================================================  ================ ================ =================
Deferred Tax Assets:
-------------------
Acquisition Costs                                                   $     193,100     $    329,492       $   880,345
Principal amortization and allowance on Wraparound Notes                2,610,500        3,759,550         2,789,768
Net Operating Loss Carryforward                                         7,500,600        4,369,331         4,953,862
Other                                                                           0            5,468          613,697
                                                                 ----------------     ------------          -------
Gross Deferred Tax Assets                                              10,304,200        8,463,841         9,237,672
Less: Valuation Allowance                                             (8,330,512)      (5,968,862)       (5,968,862)
                                                                      -----------       ---------        ----------
Deferred Tax Asset, net of valuation allowance                         1,973,688         2,494,979        3,268,810
                                                                     ------------        ---------        ---------


Deferred Tax Liability:
----------------------
Accelerated depreciation                                                   90,600         201,812            274,740
                                                                     ------------       ----------       -----------
Gross deferred tax liabilities                                             90,600          201,812           274,740
                                                                     ------------        ---------       -----------
Net deferred tax asset                                              $  1,883,088      $ 2,293,167        $ 2,994,070
                                                                      ===========       ==========        ==========
---------------------------------------------------------------  ---------------- ---------------- -----------------

The provision (benefit) for income tax differs from the amount obtained by applying the statutory federal income tax rate to pre-tax losses for the following reasons:


                                                                            2000            1999          1998
====================================================================== ===============  =============  ===========
Statutory rate (benefit) on pre-tax income (loss)                                35.0%        (35.0)%      (35.0)%
Increase (decrease) in taxes:
From State and other taxes, net of Federal tax benefit                            10.2           15.7          2.4
Change in NOL, net of valuation allowance                                            0          141.8         35.0
Basis difference on asset dispositions                                               0           34.6         14.0
Reversal of prior year provision                                                     0        (512.1)          0.0
Permanent differences and other                                                    2.0          (8.8)         1.1
                                                                              --------      ---------      ------
Total                                                                           47.2%        (363.8)%      17.5%
                                                                              ========       ========      =======
---------------------------------------------------------------------- ---------------  -------------  -----------

During 1999, certain wraparound notes held by the Company on properties sold during the year were satisfied. The realization of the deferred tax assets relating to the wraparound notes was recorded as a non-cash tax adjustment. Also in 1999, the Company reversed income taxes payable of $2,800,000 which the Company no longer believed was a necessary liability. The reversal of these accruals reduced the 1999 income tax provision, but did not affect cash or liquidity.

11.    Fair Value of Financial Instruments

The following estimated fair values were determined by the Company using available market information and valuation methodologies considered appropriate by management. However, considerable judgement is necessary to interpret and apply market data to develop specific fair value estimates for given financial instruments, and the use of different market assumptions and/or estimation methodologies could have a material effect on reported fair value amounts. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the Company's financial instruments.

Cash and cash equivalents, accounts and loan receivables and accounts payable and accrued expenses are reflected in the consolidated balance sheets at amounts considered by management to reasonably approximate fair value due to their short term nature. The Company estimates the fair value of its long term fixed rate mortgage loans generally using discounted cash flow analysis based on the Company's current borrowing rates for similar types of debt. At December 31, 2000 and 1999, the aggregate carrying value of the notes and mortgages payable as compared to the aggregate fair value of such instruments was not significantly different.

The fair value of the Wraparound Notes has been estimated by management based on the estimated fair value of the Underlying Properties. At December 31, 2000 and 1999, the fair value of the Wraparound Notes was estimated to be $15,062,104 and $28,351,790, compared to a carrying value amount of $10,486,554 and $18,641,853, respectively. The legal value of the wraparound notes at December 31, 2000 and 1999 was $20,639,885 and $35,454,708, respectively. There were 9 and 16
Underlying Properties on December 31, 2000 and 1999, respectively.

The fair value estimates presented herein are based on information available as of December 31, 2000 and 1999. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, a comprehensive re-evaluation of all of the Properties has not been performed for purposes of these financial statement disclosures.

12.    Related Party Transactions

The Company is party to a management agreement (the "Management Agreement") with Concord pursuant to which the Company provides management services, assists in the management of Concord properties, provides certain personnel and office space and general office services to Concord which the Company receives reimbursements from Concord. The Management Agreement is renewable annually. For the years ended December 31, 2000, 1999 and 1998 reimbursed expenses to the Company were $19,530, $54,547 and $215,684, respectively.

As of December 31, 2000 and 1999, the Company had recorded receivables from Concord of $527,485 and $520,669, respectively. Such receivables consist of management fees due to the Company and expenses for general office services as well as salary reimbursements.

Concord is wholly owned by Leonard S. Mandor and Robert A. Mandor, both of whom are executive officers and directors of Concord and the Company. Concord and its subsidiaries own a majority of the outstanding common stock of the Company. Therefore, both may be deemed to beneficially own more than a majority of the voting stock of the Company.

The Company sublet a portion of its leased office space and shares certain overhead expenses with Tristone Partners, Inc. ("Tristone"). Leonard S. Mandor and Robert A. Mandor, are majority owners of Tristone. At December 31, 2000 and 1999, the Company had recorded receivables from Tristone of $109,363 and $103,018, respectively.

In addition, the Company received property management fees of $128,250, $128,904 and $132,388 during 2000, 1999 and 1998, respectively, from a partnership whose general partner is an affiliate of the Company.

13.    Commitments and Contingent Liabilities

The  Company's  office  facility  in  Boca  Raton,   Florida  is  subject  to  a
noncancellable five year operating lease agreement commencing January 1, 1998 and expiring December 31, 2002. Aggregate annual rental payments for the year ended December 31, 2000, 1999 and 1998 for the Company were $207,253, $183,479 and $176,374, respectively. Future minimum annual payments under the noncancellable operating lease agreement, as of December 31, 2000, are as follows:


Year Ending December 31st:
=====================================
       2001                   198,421
       2002                   206,358
                              -------
      Total                 $ 404,779
                            =========
------------------  -----------------

The Company has accrued performance related bonuses to certain executive officers in the amount of $0 and $1,187,038 for the years ended December 31, 2000 and 1999, respectively.

As of December 31, 2000 and 1999,  the Company has  $1,501,692  and  $1,614,156,
respectively, accrued for settlement fees relating to a class action and derivative lawsuit brought against the Company. Such settlement required, among other things, the payment of $3.00 in cash in exchange for each eligible share of Series A Preferred Stock required to be surrendered as of the close of business on March 5, 1999. See note 14. Legal Proceedings for additional information regarding the class action and derivative lawsuit.

Under various federal, state and local environmental laws, ordinances and regulations, the Company, as a current or previous owner or operator of real property, may be held liable for the costs of removal or remediation of certain hazardous or toxic substances, including, without limitations, asbestos-containing materials, that could be located on, in or under such property. Such laws and regulations often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. The costs of any required remediation or removal of these substances could be substantial and the Company's liability as an owner or operator as to any property is generally not limited under such laws and regulations, and could exceed the property's value and the Company's aggregate assets. The Company's ability to sell or rent a property, or to borrow using a property as collateral may be adversely affected by the presence of these substances or failure to remediate such substances properly. Under these laws and regulations, the Company, as an owner, operator, or any entity who arranges for the disposal of hazardous or toxic substances, such as asbestos-containing materials, at a disposal site, may also be liable for these costs, as well as certain other costs, including governmental fines and injuries to persons or properties. To date, the Company, has not incurred any costs of removal or remediation of such hazardous or toxic substances. However, the presence, with or without the Company's knowledge, of hazardous or toxic substances at any property held or operated by the Company, could adversely affect the Company's business, operating results and financial condition. The Company is not aware of environmental conditions at any of the properties that it owns or in which it has an investment which would have a material adverse impact on the Company.

14.     Legal Proceedings

       As previously reported, during 1996 Milestone, certain past and present members of its Board of Directors and executive officers, and Concord Assets Group, Inc. ("Concord"), a New York Corporation, were named as defendants in a purported class action and derivative lawsuit (the "Winston Actions") commenced in the Court of Chancery of the State of Delaware (the "Delaware Court"). In the Winston Actions, the plaintiff, a Series A Preferred Stockholder purporting to bring the action on behalf of himself, all other Series A Preferred Stockholders and derivatively on behalf of Milestone, alleged that in connection with Milestone's acquisition in October 1995 of certain wraparound notes, wraparound mortgages and fee properties from certain affiliates of Concord and certain related transactions (collectively, the "Transactions"), Milestone and its directors engaged in self-dealing, violated federal securities laws and an injunction against such violations and breached their fiduciary duties to the Series A Preferred Stockholders. The plaintiff claimed, among other things, that, as a result of the Transactions, Milestone would not have sufficient funds to pay dividends on the Series A Preferred Stock and that the properties which were not transferred to Union Properties Investors, Inc. ("UPI"), a then wholly-owned Delaware subsidiary of Milestone, in the Transfer were grossly inferior to the properties that were transferred to UPI.

         On August 5, 1998, the counsel for the named plaintiff in the Winston Actions and the counsel for the defendants entered into a Stipulation and Agreement of Settlement (the "Winston Settlement Agreement") which memorialized the terms of a settlement (the "Winston Settlement") of the Winston Actions. On January 28, 1999, the Delaware Court approved the Winston Settlement Agreement, which approval became final effective as of the close of business on March 5, 1999. At such time, (i) the shares of Series A Preferred Stock owned by each Series A Preferred Stockholder who was eligible to participate in the Winston Settlement and who did not properly opt out of the Winston Settlement and who owned shares of Series A Preferred Stock as of the close of business on March 5, 1999 were canceled and represented only the right of such Series A Preferred Stockholder to receive $3.00 in cash from the Company in exchange for each such share; (ii) the holders of shares of the Series A Preferred Stock between October 23, 1995 and the close of business on March 5, 1999, other than Series A Preferred Stockholders who properly opted out of the Winston Settlement Agreement or who were precluded from participating in the Winston Settlement, released any and all claims they may have had against the Company and the other named defendants in connection with the Transactions; (iii) Milestone's stockholders other than Series A Preferred Stockholders who were eligible to participate in the Winston Settlement and who properly opted out of the Winston Settlement released all derivative claims in connection with the Transactions; and (iv) the Winston Actions were dismissed. In connection with the Winston Actions, the Company retained counsel for all of the defendants (including, without limitation, Leonard S. Mandor, Robert A. Mandor, Harvey Jacobson, Gregory McMahon and Geoffrey Aaronson (each of whom is a director and/or officer of the Company)) and assumed responsibility for the payment of all legal fees incurred by such persons in connection with the Winston Actions and the Winston Settlement (subject to the insurance coverage litigation described below).

         The foregoing description of the Winston Settlement and the Winston Settlement Agreement is qualified in its entirety by reference to the Winston Settlement Agreement, a copy of which was filed by the Company with the Securities and Exchange Commission (the "Commission") on August 14, 1998 as
Exhibit 10.01 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998.

         The Company maintains a directors and officers insurance and company reimbursement policy (the "National Policy") issued by National Union Fire Insurance Company of Pittsburgh, PA ("National Union") with a $2,000,000 limit and an excess directors and officers liability and company reimbursement policy (the "Stonewall Policy") issued by Stonewall Surplus Lines Insurance Company, now known as American Dynasty Surplus Lines Insurance Company ("Stonewall"), with a $2,000,000 limit. The Company believes that the amounts that it has to pay pursuant to the Winston Settlement and in connection with the Winston Actions are covered losses under both the National Union Policy and the Stonewall Policy. In addition, the Company believes that the legal fees and other expenses incurred by the Company and the other defendants in connection with the Winston Actions are also covered losses under the National Union Policy and the Stonewall Policy. In connection with a previous proposed settlement of the Winston Actions which was never consummated, National Union and Stonewall both refused to contribute to such proposed settlement, asserting that such proposed settlement did not encompass any covered loss (as defined in the National Policy and the Stonewall Policy, respectively). On January 29, 1998, the Company commenced a lawsuit in the United States District Court for the Southern District of New York against National Union and Stonewall in connection with such refusal to contribute to such proposed settlement. In the complaint, the plaintiffs alleged that National Union and Stonewall wrongfully failed to contribute to the proposed settlement and sought reimbursement from National Union and Stonewall up to the limits of their respective policies. National
Union and Stonewall both answered the complaint and denied liability. As a result of the termination of the previously proposed settlement, the Company on one hand, and Stonewall and National Union, on the other hand, agreed to dismiss such action without prejudice and such action was dismissed on May 29, 1998 by the United States District Court for the Southern District of New York. The Company gave both National Union and Stonewall notice of the Winston Settlement and provided each of them with a copy of the Winston Settlement Agreement on August 12, 1998. National Union and Stonewall reviewed the Winston Settlement Agreement and separately informed the Company that their basic position, denying coverage, had not changed. On February 12, 1999, the Company commenced a lawsuit in the Circuit Court for the Fifteenth Judicial Circuit in and for Palm Beach County, Florida against both National Union and Stonewall alleging, among other things, that National Union and Stonewall have wrongfully refused to contribute to the Winston Settlement and seeking reimbursement from National Union and Stonewall up to the limits of their respective policies. At this time, the Company is not in a position to render an opinion as to the outcome of the National Union and Stonewall Actions.

Claims and Litigation

From time to time the Company is exposed to claims and legal actions in the normal course of business, some of which are initiated by the Company. At December 31, 2000, management believes that any such outstanding issues other than the Winston Actions will be resolved without significantly impairing the financial condition of the Company.

15.      Consolidated Quarterly Summary of Operations (unaudited)

The following is a summary of financial information with respect to the Company's operations for the four fiscal quarters during fiscal year 2000 and 1999:


                                                        Fourth                Third            Second            First
                                2000                   Quarter               Quarter          Quarter           Quarter
================================================= ================= ===  ===============  ================  ===============
Total revenues                                          $ 2,137,711          $ 2,491,822       $ 2,643,168      $ 6,012,870
Total expenses                                          3,280,417             2,761,523         2,751,535        3,516,219
                                                       ------------          -----------     -------------     -----------
(Loss) income before income taxes and
minority interest                                       (1,142,706)            (269,701)         (108,367)        2,496,651
Benefit (provision) for income taxes                     (555,103)               49,202            17,406          949,095
                                                       ------------          -----------   ---------------    ------------
Net  income (loss) before minority interest               (587,603)            (318,903)         (125,773)        1,547,556
Minority interest in net loss of consolidated
subsidiary                                                  5,745                 1,969            1,364            16,696
                                                   ----------------       --------------   ---------------      ----------
Net income (loss)                                        (581,858)             (316,934)         (124,409)       1,564,252
                                                      =============         ============     =============       =========
Net income (loss) per common share, basic                    (.14)               (0.07)               (.03)            .37
                                                  =================      ===============  ================= ==============
Net income (loss) per common share, diluted                  (.14)               (0.07)               (.03)            .36
                                                  =================      ===============  ================= ===============
-------------------------------------------------                                                           ---------------

                                                        Fourth                Third            Second            First
                                1999                   Quarter               Quarter          Quarter           Quarter
================================================= ================= ===  ===============  ================  ===============
Total revenues                                          $ 5,600,512          $ 4,943,530       $ 5,017,243      $ 4,071,004
Total expenses                                          6,374,924             4,650,885         4,569,362        4,590,177
                                                        -----------           ----------        ----------       ---------
(Loss) income before income taxes and
minority interest                                         (774,412)              292,645           447,881        (519,173)
(Benefit) provision for income taxes                   (3,177,452)    a         964,986           486,366         (286,116)
                                                       ------------          -----------       -----------      -----------
Net  income (loss) before minority interest               2,403,040            (672,341)          (38,485)        (233,057)
Minority interest in net loss of consolidated
subsidiary                                                663,962                      0                0                 0
                                                     --------------      ----------------  ---------------  ---------------
Net income (loss)                                       3,067,002             ( 672,341)         ( 38,485)        (233,057)
                                                      =============         ============     =============     ============
Net income (loss) per common share, basic                      .72                 (.16)             (.01)            (.05)
                                                  ==================     ===============   ===============  ===============
Net income (loss) per common share, diluted                     .65                (.16)             (.01)            (.05)
                                                   ================      ===============   ===============  ===============
------------------------------------------------- ----------------- ---  ---------------  ----------------  ---------------

Note:    a   Includes approximately $2,800,000 of a reversal of a prior year accrual.  See Note 11 for a description of income taxes.


                                    MILESTONE PROPERTIES, INC. AND SUBSIDIARIES

                                                    SCHEDULE III
                                      Real Estate and Accumulated Depreciation
                                                 December 31, 2000


                                                                        Cost of                Accumulated    Date   Depreciation
           Location      Encumbrances      Land           Building  Improvements    Total     Depreciation  Acquired     Life
========================================  ===========  ============ ============ =========== ============= ========  ===========
Pine Oak Plaza,
Sunrise, FL                $   1,135,238  $   110,000   $   990,000   $   49,845  $1,149,845  $   (96,512)  9/24/97           50
Regency Walk,
Jacksonville, FL               1,803,203      215,000     1,935,000      215,922   2,365,922     (200,648)  4/01/98           50
Orange Park,
Orange Park, FL                1,270,786      150,000     1,350,000       15,830   1,515,830      (78,402)  4/17/98           50
Teeca Plaza,
Boca Raton, FL                 1,763,573      207,500     1,867,500      159,784   2,234,784     (177,225)  7/15/98           50
Country Grove Plaza,
W. Palm Beach, FL                864,015      110,000       990,000       15,981   1,115,981      (50,916)  9/11/98           50
Mandarin Central,
Jacksonville, FL               3,888,460      465,000     4,185,000      115,080   4,765,080     (217,587) 10/13/98           50
Pine Crest,
Ft. Lauderdale, FL             2,347,217      320,000     2,880,000       13,503   3,213,503     (135,002) 10/27/98           50
Lincoln Park,
Davie, FL                      3,166,205      384,000     3,456,000       35,866   3,875,866     (159,028) 11/10/98           50
Sunrise Shopping Center
Zanesville, OH                 1,719,554            0     2,530,219      368,498   2,898,717   (1,340,100) 10/23/95           50
Family Dollar Stores,
Blackstone, VA                         0            0       794,909        8,607     803,516     (658,391) 10/23/95        26.65
Land Parcel
Miami, FL                      2,000,000    3,511,669             0            0   3,511,669             0 12/29/99          n/a
----------------------------------------  -----------  ------------ ------------ ----------- ------------- --------  -----------
Totals                       $19,958,251  $ 5,473,169  $ 20,978,628    $ 998,916 $27,450,713 $ (3,113,811)
                             ===========  ===========  ============    ========= =========== =============
----------------------------------------  -----------  ------------ ------------ ----------- ------------- --------  -----------

                   MILESTONE PROPERTIES, INC. AND SUBSIDIARIES

                                  SCHEDULE III
                    Real Estate and Accumulated Depreciation
                                December 31, 2000


Reconciliation of Property and Improvements:


                           2000              1999              1998
==================== ================= ================= =================
Beginning Balance         $ 27,194,053      $ 23,291,713       $25,546,306
Acquisitions                         0         3,511,669        18,515,000
Improvements                   256,660           390,671           351,585
Dispositions                         0                    0   (21,121,178)
                     ----------------- --------------------   ------------
Ending Balance            $ 27,450,713      $ 27,194,053      $23,291,713
                          ============      ============      ============
-------------------- ----------------- ----------------- -----------------


Reconciliation of Accumulated Depreciation:


                            2000              1999              1998
===================== ================= ================= =================
Beginning Balance           $ 2,480,526       $ 1,879,050       $ 6,065,951
Depreciation expense            633,285           601,476           492,686
Dispositions                           0                 0      (4,679,587)
                      ------------------------------------      -----------
Ending Balance              $ 3,113,811       $ 2,480,526       $1,879,050
                            ===========       ===========       ===========
--------------------- ----------------- ----------------- -----------------


At December 31, 2000, the tax basis of the Company's owned real estate was approximately $25,527,351.

                   MILESTONE PROPERTIES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                MARCH 31, 2001 (UNAUDITED) AND DECEMBER 31, 2000

                                                                     March 31, 2001      December 31, 2000
                                                                     ---------------     -----------------
ASSETS
Current Assets:
    Cash and cash equivalents                                         $  7,822,681          $  8,638,417
    Restricted cash for settlement                                       1,498,431             1,501,692
    Loans receivable                                                     1,269,315             1,290,361
    Accounts receivable                                                    411,257               523,342
    Accrued interest receivable                                          1,720,823             1,287,997
    Due from related party                                                 836,179               752,625
    Prepaid expenses                                                       242,424               132,544
    Deposit Receivable                                                     544,975               420,844
                                                                      ------------          ------------
         Total current assets                                           14,346,085            14,547,822

    Property, improvements and equipment, net                           24,212,537            24,360,527
    Wraparound notes, net                                               10,486,554            10,486,554
    Deferred income tax asset, net                                       1,883,088             1,883,088
    Management contract rights, net                                        104,635               112,553
    Debt financing costs, net                                              529,071               554,336
                                                                      ------------          ------------
         Total assets                                                 $ 51,561,970          $ 51,944,880
                                                                      ============          ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Accounts payable and accrued expenses                             $  1,313,621          $  1,419,720
    Accrued litigation payable                                           1,498,431             1,501,692
    Accrued interest payable                                               140,112               120,069
    Master Lease payable                                                 1,907,348             1,411,015
    Current portion of mortgages and notes payable                       1,361,830             1,074,271
                                                                      ------------          ------------
         Total current liabilities                                       6,221,342             5,526,767

    Mortgages and notes payable, long term portion                      28,528,708            29,044,464
                                                                      ------------          ------------
         Total liabilities                                              34,750,050            34,571,231
                                                                      ------------          ------------

COMMITMENTS AND CONTINGENCIES
Stockholders' Equity:
    Common stock ($.01 par value, 10,000,000 shares
       authorized, 4,943,633 shares issued, and 4,288,542
        outstanding, at March 31, 2001 and December 31, 2000)               49,436                49,436
    Preferred stock (Series A $.01 par value, $10 liquidation
       preference, 1,000,000 shares authorized,
       16,423 shares issued and outstanding at
       March 31, 2001 and December 31, 2000)                                   164                   164
    Additional paid in surplus                                          45,340,638            45,340,638
    Accumulated deficit                                                (25,324,275)          (24,762,546)
    Held in treasury - 655,091shares of common stock, at cost           (3,254,043)           (3,254,043)
                                                                      ------------          ------------
       Total stockholders' equity                                       16,811,920            17,373,649
                                                                      ------------          ------------
       Total liabilities and stockholders' equity                     $ 51,561,970          $ 51,944,880
                                                                      ============          ============

           See Accompanying Notes to Consolidated Financial Statements

                   MILESTONE PROPERTIES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF REVENUES AND EXPENSES
                                   (UNAUDITED)
               FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000

                                                                    March 31, 2001       March 31, 2000
                                                                    --------------       --------------
REVENUES
   Rent                                                               $ 1,208,668          $ 1,329,277
   Interest income                                                        706,676              672,346
   Revenue from management company operations                             112,264              120,244
   Tenant reimbursements                                                  189,159              297,541
   Percentage rent                                                         35,038               35,792
   Gain on sale of real estate and real estate related assets                   0            3,557,670
                                                                      -----------          -----------
       Total revenues                                                   2,251,805            6,012,870
                                                                      -----------          -----------

EXPENSES
   Master Lease expense                                                   496,333              547,588
   Interest expense                                                       605,180              675,867
   Depreciation and amortization                                          194,001              173,457
   Salaries, general and administrative                                   536,289              620,725
   Property expenses                                                      498,480              394,266
   Expired extensions to land purchase contracts                                0              748,799
   Expenses for management company operations                             171,979              230,198
   Professional fees                                                      318,297              125,319
                                                                      -----------          -----------
       Total expenses                                                   2,820,559            3,516,219

(Loss) income before income taxes and minority interest                  (568,754)           2,496,651

Provision  for income taxes                                                13,305              949,095
                                                                      -----------          -----------

Net (loss) income before minority interest                               (582,059)           1,547,556

Minority interest in net loss of consolidated subsidiaries                 20,330               16,696
                                                                      -----------          -----------
Net (loss) income attributable to common stockholders                 $  (561,729)         $ 1,564,252
                                                                      ===========          ===========
(Loss) income per common share, basic                                 $      (.13)         $       .37
                                                                      ===========          ===========
Weighted average common shares outstanding, basic                       4,288,542            4,269,792
                                                                      -----------          ===========
(Loss) income per common share, diluted                               $      (.13)         $       .36
                                                                      ===========          ===========
Weighted average common shares outstanding, diluted                     4,288,542            4,360,589
                                                                      ===========          ===========



           See Accompanying Notes to Consolidated Financial Statements

                   MILESTONE PROPERTIES, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                   (UNAUDITED)
                    FOR THE THREE MONTHS ENDED MARCH 31, 2001




                                                          Common Stock             Preferred Stock             Treasury Stock
                                                    ------------------------ -------------------------- --------------------------
                                                      Shares         Cost        Shares         Cost      Shares          Cost
=================================================== ===========  =========== ============== =========== ===========  =============
Balance, January 1, 2001                              4,943,633     $49,436      16,423        $ 164     (655,091)    $(3,254,043)
Net loss for the three months ended March 31, 2001
                                                      ---------     -------      ------        -----     --------     -----------
Balance, March 31, 2001                               4,943,633     $49,436      16,423        $ 164     (655,091)    $(3,254,043)
                                                      =========     =======      ======        =====     ========     ===========






                                                         Additional
                                                          paid in         Accumulated       Stockholders'
                                                          surplus           deficit            equity
===================================================    ============== ================== =================
Balance, January 1, 2001                                $ 45,340,638     $(24,762,546)      $17,373,649
Net loss for the three months ended March 31, 2001                           (561,729)        (561,729)
                                                        ------------     ------------       -----------
Balance, March 31, 2001                                 $ 45,340,638     $(25,324,275)      $16,811,920
                                                        ============     ============       ===========





           See Accompanying Notes to Consolidated Financial Statements

                   MILESTONE PROPERTIES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
               FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000

                                                                         March 31, 2001      March 31, 2000
                                                                         --------------      --------------
CASH FLOW FROM OPERATING ACTIVITIES
   Net income ( loss)                                                     $  (561,729)         $ 1,564,252
   Adjustments to reconcile net income (loss) to net cash used in operating activities:
   Depreciation and amortization                                              194,001              173,457
   Deferred income tax                                                              -              949,095
   Gain on sale of real estate related assets                                       -           (3,557,670)
   Changes in operating assets and liabilities
         Decrease in accounts receivable                                      112,085              176,467
         (Increase) decrease in due from related party                        (83,554)             146,254
         (Increase) decrease in accrued interest receivable                  (432,826)           2,201,257
         Increase in prepaid expenses and deposit receivable                 (234,011)             (37,646)
         Decrease in deposits to purchase land                                      -              612,500
         Decrease in accounts payable and accrued expenses                   (106,099)          (1,575,561)
         Increase (decrease) in accrued interest payable                       20,043               (6,285)
         Increase (decrease) in Master Lease payable                          496,333           (3,368,713)
         Decrease in accrued litigation payable                                (3,261)             (45,279)
         Decrease in income taxes payable                                           -               (1,595)
                                                                          -----------          -----------
         Net cash used in operating activities                               (599,018)          (2,769,467)
                                                                          -----------          -----------
CASH FLOW FROM INVESTING ACTIVITIES
   Principal repayments on loans receivable                                    21,046               19,433
   Principal repayments on wraparound notes                                         -            2,056,721
   Purchase of leasehold improvements                                         (12,828)             (89,296)
   Proceeds from realization of real estate related assets, net                     -            5,503,279
                                                                          -----------          -----------
         Net cash provided by investing activities                              8,218            7,490,137
                                                                          -----------          -----------
CASH FLOW FROM FINANCING ACTIVITIES
   Principal payments on mortgages and notes payable                         (228,197)          (3,746,644)
   Decrease in restricted cash for settlement                                   3,261               45,279
                                                                          -----------          -----------
         Net cash used in financing activities                               (224,936)          (3,701,365)
                                                                          -----------          -----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                         (815,736)           1,019,305

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                              8,638,417            8,032,257
                                                                          -----------          -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                  $ 7,822,681          $ 9,051,562
                                                                          ===========          ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
         Cash paid during the period for interest                         $   585,137          $   682,152
                                                                          ===========          ===========
         Cash paid during the period for income taxes                     $    13,305          $     1,595
                                                                          ===========          ===========


SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING
AND INVESTING ACTIVITIES

On February 25, 2000, the Company's interest in a Wraparound Note and Wraparound Mortgage encumbering a shopping center in Quincy, Illinois was terminated. The transaction resulted in the termination of a Wraparound Note of $1,156,057, the underlying mortgage and note payable of $2,883,019 and resulted in a gain for the Company of $1,726,962.


           See Accompanying Notes to Consolidated Financial Statements

                         INDEPENDENT ACCOUNTANTS' REPORT


To the Board of Directors of
Milestone Properties, Inc.

We have reviewed the accompanying consolidated balance sheet of Milestone Properties, Inc. and its subsidiaries (the "Company") as of March 31, 2001, and the related consolidated statements of revenues and expenses, stockholders' equity, and cash flows for the three month periods ended March 31, 2001 and 2000. These financial statements are the responsibility of the management of the Company.

We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying consolidated financial statements for them to be in conformity with generally accepted accounting principles.


/s/ Ahearn, Jasco + Company, P.A.

AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants


Pompano Beach, Florida
May 4, 2001

                   MILESTONE PROPERTIES, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)


The accompanying consolidated financial statements of Milestone Properties, Inc. ("Milestone") and its wholly owned subsidiaries (together, Milestone with its subsidiaries is hereinafter referred to as the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The financial statements as of and for the periods ended March 31, 2001 and 2000 are unaudited. The consolidated financial statements for the periods ended March 31, 2001 and 2000 have been reviewed by an independent public accountant pursuant to Rule 10-01 (d) of Regulation S-X and following applicable standards for conducting such reviews, and the report of the accountant is included as part of this filing. The results of operations for the interim periods are not necessarily indicative of the results of operations for the fiscal year. Certain information for 2000 has been reclassified to conform to the 2001 presentation. These consolidated financial statements should be read in conjunction with the financial statements and footnotes included thereto in the Company's Annual Report on Form 10-K for the year ended December 31, 2000

The Company is primarily engaged in the ownership, operation and management of interests in commercial real estate properties, which as of March 31, 2001, and as of the date of this filing consists of (i) 10 properties owned in fee (the "Fee Properties"), (ii) the ownership of wraparound notes (the "Wraparound Notes") and wraparound mortgages (the "Wraparound Mortgages" and, together with the Wraparound Notes, the "Wrap Debt") which encumber one of nine separate commercial real properties (the "Underlying Properties" and, together with the Fee Properties, the "Properties"), (iii) one parcel of land and (iv) the operation and management of the Properties. At March 31, 2000, the Company possessed interests in 20 commercial real properties consisting of (i) 10 properties owned in fee and (ii) the ownership of wraparound notes and wraparound mortgages secured by 10 commercial real properties.

1.       ACQUISITION AND DISPOSITION OF REAL ESTATE RELATED ASSETS

None for the three month period ending March 31, 2001.

2.       INCOME TAXES

The Company is required by Statement of Financial Accounting Standards (SFAS) No. 109 to record a deferred tax asset or liability for the basis of an asset or liability that is temporarily different for financial reporting purposes and tax reporting purposes. Income taxes for interim periods are generally computed using the effective tax rate estimated to be applicable for the full fiscal year. The interim tax provision is adjusted for specific significant transactions which affect deferred tax assets or liabilities as recorded under SFAS 109. For the three months ended March 31, 2001, the deferred tax asset generated by the current period loss is offset in its entirety by a deferred tax asset valuation allowance.

3.       SUBSEQUENT EVENTS

Subsequent to March 31, 2001, the following has occurred:

(a) The Tonowanda loans receivable balance in the amount of $1,269,315 was paid in full.

(b) The Company paid off the underlying mortgage on the property located in Danville, Illinois in the amount of $201,100.

(c) The Company paid off one of the underlying mortgages on the property located in Paris, Tennessee in the amount of $481,750.

                                                                      Appendix A

                           AGREEMENT AND PLAN OF MERGER





                           Dated as of APRIL 2, 2001

                                      among

                           CONCORD ASSETS GROUP, INC.,

                                MST MERGER CORP.,

                                       AND

                           MILESTONE PROPERTIES, INC.

                                TABLE OF CONTENTS

ARTICLE I THE MERGER..........................................................2
       1.1      The Merger....................................................2
       1.2      Closing.......................................................2
       1.3      Effective Time of the Merger..................................2
       1.4      Effects of the Merger.........................................3
       1.5      Certificate of Incorporation; By-Laws.........................3
       1.6      Directors; Officers...........................................3

ARTICLE II  CANCELLATION  OF THE CAPITAL  STOCK OF THE COMPANY AND PAYMENT  WITH
RESPECT THERETO...............................................................3
        2.1      Effect on Capital Stock.......................................3
       2.2      Delivery of Merger Consideration...............................4
                (a) Payment Agent..............................................4
                (b) Payment Procedures.........................................4
                (c) No Further Ownership Rights in the Shares..................5
                (d) Termination of Payment Fund................................5
                (e) No Liability...............................................5
                (f) Investment of Payment Fund.................................5
                (g) Withholding Rights.........................................6
                (h) Associated Company Rights..................................6
       2.3      Stock Options with Respect to Company Common Stock.............6

ARTICLE III REPRESENTATIONS AND WARRANTIES.....................................7
       3.1      Representations and Warranties of the Company..................7
                (a) Organization, Standing and Power...........................7
                (b) Subsidiaries...............................................7
                (c) Capital Structure..........................................8
                (d) Authority..................................................9
                (e) SEC Documents.............................................10
                (f) Information Supplied......................................11
                (g) Absence of Certain Changes or Events......................11
                (h) Litigation................................................11
          (i)  Section    203   of   the   DGCL   and   the    Certificate    of
               Incorporation..................................................11
                (j) Opinion of Financial Advisor.............................12
                (k) Company Rights Agreement.................................12
       3.2      Representations and Warranties of Concord and Merger Sub.....12
                (a) Organization, Standing and Power.........................12
                (b) Authority................................................12
                (c) Information Supplied.....................................13
                (d) Interim Operations of Merger Sub.........................13
                (e) Proceeds.................................................13

ARTICLE IV COVENANTS RELATING TO CONDUCT OF BUSINESS.........................14
       4.1      Covenants of Company.........................................14

                (a) Ordinary Course..........................................14
                (b) Dividends; Changes in Stock..............................14
                (c) Issuance of Securities...................................14
                (d) Governing Documents......................................14
                (e) No Acquisitions..........................................15
                (f) No Dispositions..........................................15
                (g) Indebtedness.............................................15
                (h) Other Actions............................................15
                (i) Advice of Changes; Government Filings....................15
                (j) Accounting Methods.......................................16
                (k) Benefit Plans............................................16
                (l) Tax Elections............................................16
                (m) Notice to Holders of Preferred Stock.....................16
       4.2      Covenants of Concord and Merger Sub..........................16
                (a) Other Actions............................................17
                (b) Government Filings.......................................17
       4.3      Competing Transactions.......................................17

ARTICLE V ADDITIONAL AGREEMENTS...............................................18
       5.1      Preparation of the Proxy Statement and Schedule 13E-3.........18
       5.2      Stockholders' Meeting.........................................19
       5.3      Legal Conditions to Merger....................................19
       5.4      Brokers or Finders............................................19
       5.5      Indemnification; Directors' and Officers' Insurance...........20
       5.6      Shareholder Lists.............................................20
       5.7      Shareholder Litigation........................................20
       5.8      Communication to Employees....................................20

ARTICLE VI CONDITIONS PRECEDENT...............................................21
       6.1      Conditions to Each Party's Obligation To Effect the Merger....21
                (a) Stockholder Approval......................................21
                (b) Other Approvals...........................................21
                (c) No Injunctions or Restraints; Illegality..................21
       6.2      Conditions to Obligations of Concord and Merger Sub...........21
                (a) Representations and Warranties............................21
                (b) Performance of Obligations of Company.....................21
                (c) Appraisal Rights..........................................22
                (d) Consents Under Agreements.................................22
                (e) Burdensome Condition......................................22
                (f) Material Adverse Effect...................................22
                (g) Proceedings...............................................22
                (h) No Action.................................................22
       6.3      Conditions to Obligations of Company..........................22
                (a) Representations and Warranties............................22
                (b) Performance of Obligations of Concord and Merger Sub......23

ARTICLE VII TERMINATION AND AMENDMENT.........................................23
       7.1      Termination...................................................23
       7.2      Effect of Termination.........................................24
       7.3      Fees, Expenses and Other Payments.............................24
       7.4      Amendment.....................................................25
       7.5      Extension; Waiver.............................................26

ARTICLE VIII GENERAL PROVISIONS...............................................26
       8.1      Nonsurvival of Representations, Warranties and Agreements.....26
       8.2      Notices.......................................................26
       8.3      Certain Definitions...........................................27
       8.4      Interpretation................................................28
       8.5      Counterparts..................................................28
       8.6  Entire Agreement;  No Third Party  Beneficiaries;  Rights of
                    Ownership.................................................28
       8.7      Governing Law; Consent to Jurisdiction........................28
       8.8      Severability; No Remedy in Certain Circumstances..............29
       8.9      Publicity.....................................................29
       8.10     Assignment....................................................29
       8.11     Adjustment....................................................29

EXHIBIT A                  Certificate of Incorporation of Merger Sub.........31
EXHIBIT B                  By-Laws of Merger Sub..............................34

                             INDEX of defined terms
Acquisition...................................................................1
Acquisition Group.............................................................1
Affiliate....................................................................27
Agreement.....................................................................1
Balance Sheet................................................................10
Beneficial Ownership.........................................................27
Beneficially Own.............................................................27
Board.........................................................................1
Certificate of Merger.........................................................2
Certificates..................................................................4
Closing.......................................................................2
Closing Date..................................................................2
Code..........................................................................6
Company.......................................................................1
Company Common Stock..........................................................1
Company Disclosure Letter.....................................................7
Company Preferred Stock.......................................................8
Company Rights................................................................8
Company SEC Documents........................................................10
Company Stock Options.........................................................6
Company Stock Plans...........................................................6
Competing Transaction........................................................17
Concord.......................................................................1
Concord Disclosure Letter....................................................13
Consents.....................................................................21
DGCL..........................................................................1
Dissenting Shares.............................................................4
Dissenting Stockholder........................................................4
Effective Time................................................................3
Expenses.....................................................................25
Fairness Opinion..............................................................9
GAAP.........................................................................10
Governmental Entity..........................................................10
Group........................................................................27
HSR Filings..................................................................10
Independent Advisor...........................................................1
Independent Committee.........................................................1
Litigation...................................................................11
Material......................................................................7
Material Adverse Effect.......................................................7
Merger........................................................................1
Merger Consideration..........................................................3
Merger Sub....................................................................1
Merger Sub Common Stock.......................................................4
Option Consideration..........................................................6
Payment Agent.................................................................4

Payment Fund..................................................................4
Person.......................................................................27
Preferred Stock...............................................................1
Requisite Regulatory Approvals...............................................21
Rights Agreement..............................................................8
Schedule 13E-3...............................................................18
SEC..........................................................................10
Securities Act...............................................................10
Series A Preferred Stock......................................................8
Shares........................................................................1
Stockholders' Meeting.........................................................9
Subsidiary...................................................................28
Superior Proposal............................................................17
Surviving Corporation.........................................................2
Violation.....................................................................9
Voting Debt...................................................................8
Year-End Financial Statements................................................10

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 2, 2001, among Concord Assets Group, Inc., a New York corporation ("Concord"), MST Merger Corp., a Delaware corporation and a wholly-owned Subsidiary of Concord ("Merger Sub"), and Milestone Properties, Inc., a Delaware corporation (the "Company").


                                    RECITALS

         1        Concord  together with its  affiliates,  including  Leonard S.
         Mandor and Robert A. Mandor, are the beneficial owners of 2,950,689 shares of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock"), which represents approximately 68.8% of the outstanding shares of Company Common Stock (not including outstanding shares held by the Company in its treasury or by its Subsidiaries) and 4,348 shares of $.78 Convertible Series A Preferred Stock, of the Company (the "Preferred Stock"), which represents approximately 26.4% of the outstanding shares of Preferred Stock.

         2        Concord has proposed that Concord acquire (the  "Acquisition")
         (i) all of the issued and outstanding shares of Company Common Stock not beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act (as defined below)) by Concord, Merger Sub, or any other Affiliate (as hereinafter defined) of Concord (collectively, the "Acquisition Group") and (ii) all of the issued and outstanding shares of Preferred Stock (such outstanding shares of Company Common Stock not owned by the Acquisition Group, together with all of the shares of Preferred Stock are referred to herein as the "Shares").

         3        In furtherance of the Acquisition,  it is proposed that Merger
         Sub shall be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"), in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and upon the terms and subject to the conditions set forth herein.

         4        A special  committee  of the Board of Directors of the Company
         (the "Board"), consisting entirely of non-management directors of the Company who are not Affiliates (as defined below) of the Acquisition Group (the "Independent Committee"), was established for, among other purposes, the purpose of evaluating the Acquisition and making a recommendation to the Board with regard to the Acquisition.

         5        The Independent  Committee has received the opinion of Brooks,
         Houghton Securities, Inc., (the "Independent Advisor") an independent financial advisor to the Independent Committee, which was selected by it, that, as of March 30, 2001, the consideration to be received by the holders of Shares pursuant to the Merger is fair to such holders from a financial point of view.

         6        The Independent  Committee,  has, after  consultation with the
         Independent Advisor and independent legal counsel selected by the Independent Committee, and in light of and subject to the terms and conditions set forth herein, (i) determined that (x) the Merger Consideration (as defined below), is fair to the holders of Shares and
         (y) the Merger is advisable and in the best interests of the Company and the holders of Shares; (ii) approved, and declared the advisability of, this Agreement and (iii) determined to recommend that the Board and the stockholders of the Company vote to adopt this Agreement.

          7 The Board, based on the unanimous recommendation and approval of the Independent Committee, has, in light of and subject to the terms and conditions set forth herein, (i) determined that (x) the Merger Consideration (as defined below), is fair to the holders of Shares and
          (y) the Merger is advisable and in the best interests of the Company and the holders of Shares; (ii) approved, and declared the advisability of, this Agreement and (iii) determined to recommend that the stockholders of the Company vote to adopt this Agreement. The Board also has consulted with Adorno & Zeder, as counsel for the Company.

           8   The respective boards of directors of Concord and Merger Sub have approved this Agreement; and Concord as the sole stockholder of Merger Sub, has adopted this Agreement.

          9      The  Company,  Concord  and Merger Sub desire to make  certain representations, warranties, covenants and agreements in connection with the merger and also to prescribe various conditions to the Merger.

         now, therefore, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties hereto agree as follows:


                                ARTICLE I
                                  THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall continue under the name "Milestone Properties, Inc."

1.2 Closing. Unless this Agreement shall have been terminated pursuant to Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place as promptly as practicable (and in any event within two business days) following satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at 10:00 a.m., New York City time, at the offices of Rosenman & Colin LLP, 575 Madison Avenue, New York, New York 10022, unless another date, time or place is agreed to in writing by the parties hereto.

1.3 Effective Time of the Merger. As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the Surviving Corporation shall file a certificate of merger conforming to the requirements of Subchapter IX of the DGCL (the "Certificate of Merger") with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or such other time thereafter as is provided in the Certificate of Merger in accordance with the DGCL (the "Effective Time").

 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

1.5 Certificate of Incorporation; By-Laws. (a) The certificate of incorporation of Merger Sub which is attached as Exhibit A hereto, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided that Article I of the certificate of incorporation of the Surviving Corporation shall be amended by the Certificate of Merger to read as follows: "The name of the corporation is:
Milestone Properties, Inc."

     (b) The by-laws of Merger Sub which are attached as Exhibit B hereto shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

1.6 Directors; Officers. (a) The directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                  (b) ...The officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                ARTICLE II

                    CANCELLATION OF THE CAPITAL STOCK OF THE
                    COMPANY AND PAYMENT WITH RESPECT THERETO

2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger, and without any action on the part of the holder thereof:

   (a) subject to Section 2.1(e), each Share issued and outstanding immediately prior to the Effective Time, together with the associated Company Rights (as hereinafter defined), shall be converted into the right to receive an amount in cash, without interest, equal to $2.65 (the "Merger Consideration") in the manner provided in Section 2.2 hereof; except that with respect to each Share of Preferred Stock issued and outstanding immediately prior to the Effective Time the Merger Consideration shall be equal to $2.65 multiplied by the number of shares of Company Common Stock into which such Share of Preferred Stock may be converted;

(b) each share of Company Common Stock issued and held in the Company's treasury or held by any Subsidiary of the Company immediately prior to the Effective Time, together with the associated Company Rights, shall, by virtue of the Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor;

(c) each share of Company Common Stock held by any member of the Acquisition Group immediately prior to the Effective Time shall remain outstanding;

     (d) each share of common stock, par value $.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation; and

(e) notwithstanding anything in this Agreement to the contrary, to the extent provided by the DGCL, Concord will not make any payment of Merger Consideration with respect to Company Common Stock or Preferred Stock held by any person (a "Dissenting Stockholder") who elects to demand appraisal of such Dissenting Stockholder's shares and duly and timely complies with all the provisions of the DGCL concerning the right of holders of Company Common Stock or Preferred Stock to require appraisal of their shares ("Dissenting Shares"), but such Dissenting Stockholders shall have the right to receive such consideration as may be determined to be due such Dissenting Stockholders pursuant to the laws of the State of Delaware. If, after the Effective Time, a Dissenting Stockholder withdraws such Dissenting Stockholder's demand for appraisal or fails to perfect or otherwise loses such Dissenting Stockholder's right of appraisal, in any case pursuant to the DGCL, such Dissenting Stockholder's shares will be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration pursuant to Section 2.1(a). The Company will give Concord (i) prompt notice of any demands for appraisal of Dissenting Shares received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company will not, without the prior written consent of Concord, make any payment with respect to, or enter into any negotiations or discussions or a binding settlement agreement or make an offer, written or oral, to settle, any such demands.

                2.2        Delivery of Merger Consideration.

(a) Payment Agent. As of the Effective Time, Concord shall deposit, or shall cause to be deposited, with a bank or trust company designated by Concord and satisfactory to the Independent Committee (the "Payment Agent"), for the benefit of the holders of Shares, for payment in accordance with this Article II through the Payment Agent, the Merger Consideration to be paid in respect of all Shares (such funds deposited with the Payment Agent, the "Payment Fund").

(b) Payment Procedures. As soon as reasonably practicable after the Effective Time, the Payment Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Shares (the "Certificates"), the following documents: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such other provisions as Concord may reasonably specify); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment with respect thereto. Upon surrender of a Certificate for cancellation to the Payment Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration payable with respect to the Shares represented by such Certificate pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be cancelled. In the event that a holder has lost or misplaced a Certificate, an affidavit of loss thereof (together with an appropriate indemnity and/or bond if Concord so requires by notice in writing to the holder of such Certificate) satisfactory in form and substance to the Company's transfer agent and the Payment Agent shall accompany such letter of transmittal in lieu of the applicable Certificate. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, payment of the applicable Merger Consideration may be made to a transferee if the Certificate representing such Shares is presented to the Payment Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration with respect thereto as contemplated by this Section 2.2. No interest shall accrue or be paid to any beneficial owner of Shares or any holder of any Certificate with respect to the Merger Consideration payable upon the surrender of any Certificate.

(c) No Further Ownership Rights in the Shares. The Merger Consideration paid with respect to the cancellation of Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II, subject to applicable law in the case of Dissenting Shares.

(d) Termination of Payment Fund. Any portion of the Payment Fund which remains undistributed to the stockholders of the Company for nine months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration. Upon termination of the Payment Fund pursuant to Section 2.2(d) and upon delivery to the Surviving Corporation of the balance thereof, the Surviving Corporation shall have the right to invest any such amount delivered to it in its sole discretion.

 (e) No Liability. If any Certificates shall not have been surrendered prior to five (5) years after the Effective Time (or immediately prior to such earlier date on which the Merger Consideration in respect of such certificate would otherwise escheat to or become the property of any Governmental Entity (as hereinafter defined), any cash or other property payable in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, none of the Surviving Corporation, Concord or the Payment Agent shall be liable to any holder of a Certificate or the shares represented thereby for any Merger Consideration delivered in respect of such Certificate or the shares represented thereby to a public official pursuant to any abandoned property, escheat or other similar law.

 (f) Investment of Payment Fund. The Payment Agent shall invest any cash included in the Payment Fund as directed by the Surviving Corporation, in
(i) obligations of or guaranteed by the United States, and (ii) certificates of deposit, bank repurchase agreements and bankers' acceptances of any bank or trust company organized under federal law or under the law of any state of the United States or of the District of Columbia that has capital, surplus and undivided profits of at least $500 million or in money market funds which are invested substantially in such investments, none of which shall have maturities of greater than one year. Any interest or other income resulting from such investments shall be paid to the Surviving Corporation. The Surviving
Corporation shall replace any net losses incurred by the Payment Fund as a result of investments made pursuant to this Section 2.2(f).

(g) Withholding Rights. Concord or the Payment Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Certificates or Shares represented thereby such amounts (if any) as Concord or the Payment Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Concord or the Payment Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Concord or the Payment Agent.

(h) Associated Company Rights. References in Article II of this Agreement to Shares or to Company Common Stock shall include, unless the context requires otherwise, the associated Company Rights.

 2.3 Stock Options with Respect to Company Common Stock. (a) The Company shall take all actions necessary pursuant to the terms and provisions of any outstanding options to acquire shares of Company Common Stock, to cause the following: (i) all outstanding options to acquire shares of Company Common Stock granted under the 1993 Employee Stock Option Plan, the 1993 Non-Employee Director Stock Option Plan, and the Non-Employee 1999 Stock Incentive Plan (collectively the "Company Stock Plans") or otherwise (the "Company Stock Options") shall be exercisable in full immediately prior to the Effective Time, and (ii) all Company Stock Options that are not exercised prior to the Effective Time will terminate and expire as of the Effective Time. The Company shall give written notice to the holders of all Company Stock Options of the foregoing, which written notice shall include an offer to pay such holder at the Effective Time, in exchange for the cancellation of such holder's Company Stock Options at the Effective Time, an amount in cash determined by multiplying (A) the excess, if any, of the Merger Consideration over the applicable exercise price per share of the Company Stock Option by (B) the number of Shares such holder could have purchased had such holder exercised such Company Stock Option in full immediately prior to the Effective Time (such amount, the "Option Consideration"), and each such Company Stock Option shall thereafter be canceled. All actions required to be taken pursuant to this Section 2.3(a) with respect to Company Stock Options has been, or prior to the Effective Time will be, taken by the Company. Notwithstanding the foregoing no Option Consideration shall be paid with respect to Company Stock Options beneficially owned by Robert
A. Mandor or Leonard S. Mandor.

                  (b)......Promptly  after the  Effective  Time,  the  Surviving
Corporation shall cause to be mailed to each holder of Company Stock Options a check payable to such holder in an amount equal to the Option Consideration payable with respect to all Company Stock Options held by such holder.

                             ARTICLE III
                     REPRESENTATIONS AND WARRANTIES

 3.1 Representations and Warranties of the Company. The Company represents and warrants to Concord and Merger Sub that, except as specifically disclosed in the letter dated the date hereof and delivered by the Company to Concord simultaneously with the execution and delivery of this Agreement (the "Company Disclosure Letter"):

 (a) Organization, Standing and Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and assets and to conduct its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties and assets makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, have a Material Adverse Effect on the Company. As used in this Agreement, (i) any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses or operations of such entity and its Subsidiaries taken as a whole, and (ii) the term "Material Adverse Effect" means, with respect to the Company or Concord, any change, event or effect shall have occurred or been threatened that, when taken together with all other adverse changes, events or effects that have occurred or been threatened would or would reasonably be expected to (a) be materially adverse to the business, assets, properties, results of operations or condition (financial or otherwise) of such party and its Subsidiaries taken as a whole, or (b) prevent or materially delay the consummation, or increase the cost to Concord or Merger Sub, of the Merger. The Company has made available to Concord true and complete copies of its certificate of incorporation and by-laws and the certificate of incorporation and by-laws (or equivalent organizational documents) of each Subsidiary of the Company, each as amended to date. Such certificates of incorporation, by-laws or equivalent organizational documents are in full force and effect, and neither the Company nor any Subsidiary of the Company is in violation of any provision of its certificate of incorporation, by-laws or equivalent organizational documents.

 (b) Subsidiaries. The Company owns, directly or indirectly, all of the outstanding capital stock or other equity interests in each of its Subsidiaries free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto. The Company Disclosure Letter sets forth a complete list of the Company's Subsidiaries. Other than the capital stock or other interests held by the Company in such Subsidiaries, neither the Company nor any such Subsidiary owns any direct or indirect equity interest in any person, domestic or foreign. All of the outstanding shares of capital stock in each of its corporate Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive rights and in compliance with applicable securities laws and regulations. All of the outstanding partnership interests in each of its partnership Subsidiaries are validly existing, nonassessable and were issued in compliance with applicable securities laws and regulations, and all capital contributions required with respect to such partnership interests have been made in full. There are no irrevocable proxies or similar obligations with respect to such capital stock or partnership interests of such Subsidiaries and no equity securities or other interests of any of its Subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock or any other equity interest of any such Subsidiary, and there are no agreements, contracts, commitments, understandings or arrangements by which any such Subsidiary is bound to issue additional shares of its capital stock or other equity interests, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or other equity interests or securities convertible into or exchangeable for such shares or other equity interests.

(c) Capital Structure. (i) The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock and 1,000,000 shares of Preferred Stock of the Company, par value $1.00 per share (the "Company Preferred Stock"), which shares have been designated Series A Preferred Stock (the "Series A Preferred Stock") and Series B Preferred Stock (the "Series B Preferred Stock"). At the close of business on February 26, 2001, (A) 4,943,633 shares of Company Common Stock were outstanding, (B) 18,047 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding Preferred Stock, (C) 26,000 Company Stock Options were outstanding pursuant to the Company Stock Plans, each such option entitling the holder thereof to purchase one share of Company Common Stock, (D) 26,000 shares of Company Common Stock are authorized and reserved for issuance upon the exercise of outstanding Company Stock Options, (E) 655,091 shares of Company Common Stock were held by the Company in its treasury or by its Subsidiaries, (F) 16,423 shares of Series A Preferred Stock, were issued and outstanding, and (G) 70,000 shares of Series B Preferred Stock have been reserved for issuance upon exercise of the rights (the "Company Rights") distributed to the holders of Company Common Stock pursuant to the Rights Agreement dated as of March 31, 1993 between the Company and The Bank of New York, as Rights Agent (the "Rights Agreement"). The Company Disclosure Letter sets forth a true and complete list of the outstanding Company Stock Options, including the exercise prices and vesting schedules therefor.

(ii) No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt") of the Company are issued or outstanding.

(iii)All outstanding shares of the Company's capital stock are validly issued, fully paid and nonassessable and free of preemptive rights and were issued in compliance with applicable securities laws and regulations. All shares of Company Common Stock subject to issuance upon the exercise of Company Stock Options, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights and will be issued in compliance with applicable securities laws and regulations.

(iv) Except for this Agreement, the Rights Agreement, the Company Rights, and the Company Stock Plans, there are no options, warrants, calls, rights, convertible securities, subscriptions, stock appreciation rights, phantom stock plans or stock equivalents, or other rights, commitments or agreements of any character to which the Company or any Subsidiary of the Company is a party or by which it is bound obligating the Company or any Subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of the Company or of any Subsidiary of the Company or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.

(d) Authority. (i) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of the Company, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, other than such approval by the stockholders of the Company.
This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law). The affirmative vote of holders of a majority of the outstanding shares of Company Common Stock entitled to vote at a duly called and held meeting of stockholders (the "Stockholders' Meeting") is the only vote of the Company's stockholders necessary to approve this Agreement, the Merger and the other transactions contemplated by this Agreement. The Independent Committee has been duly authorized and constituted and the Board, based on the approval and recommendation of the Independent Committee at a meeting duly called and held, has (A) determined that (x) the Merger Consideration is fair to the holders of Shares and (y) the Merger is advisable and in the best interests of the Company and the holders of Shares, (B) approved and declared the advisability of this Agreement in accordance with the provisions of the DGCL. The Independent Committee has received the written opinion (the "Fairness Opinion") of Brooks, Houghton Securities, Inc. to the effect that, as of March 30, 2001 the Merger Consideration to be paid to holders of Shares is fair to such holders from a financial point of view, and, as of the date hereof, such Fairness Opinion has not been withdrawn.

(ii) Subject to compliance with the applicable requirements of the Exchange Act and the filing of the Certificate of Merger as contemplated by Section 1.3, the execution and delivery of this Agreement and the Certificate of Merger, the consummation of the transactions contemplated hereby and thereby, and compliance of the Company with any of the provisions hereof or thereof will not breach, constitute an ultra vires act under, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such breach, ultra vires act, violation, default, right of termination, cancellation, acceleration loss or creation, a "Violation") pursuant to, (x) any provision of the certificate of incorporation or by-laws of the Company or the governing instruments of any Subsidiary of the Company or (y) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below or in the Company Disclosure Letter, any loan or credit agreement, note, mortgage, indenture, lease, or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary of the Company or their respective properties or assets except Violations under clause (y) which would not have a Material Adverse Effect on the Company.

(iii)No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any Subsidiary of the Company in connection with the execution and delivery of this Agreement and the Certificate of Merger by the Company, the consummation by the Company of the transactions contemplated hereby and thereby, and compliance of the Company with any of the provisions hereof or thereof, the failure to obtain which would have a Material Adverse Effect on the Company, except for (A) the filing with the Securities and Exchange Commission (the "SEC") of (1) a Proxy Statement in definitive form relating to the meeting of the Company's stockholders to be held in connection with the Merger (2) a Transaction Statement on Schedule 13E-3 (as hereinafter defined) and (3) such other filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (B) the filing of the Certificate of Merger as contemplated by Section 1.1 and appropriate documents with the relevant authorities of states in which the Company is qualified to do business, and (C) filings pursuant to the rules of the Nasdaq National Market.

(e) SEC Documents. The Company has made available to Concord a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since December 31, 1997 (as such documents have since the time of their filing been amended, the "Company SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. As of their respective dates, (i) the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and
(ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as disclosed in the Company Disclosure Letter, the consolidated financial statements of the Company included in the Company SEC Documents (including, without limitation, the audited balance sheet and related statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the fiscal year ended December 31, 2000, as audited by Ahearn, Jasco + Company, P.A. (such balance sheet is referred to hereinafter as the "Balance Sheet" and the Balance Sheet and related statements are referred to hereinafter as the "Year-End Financial Statements"), complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations, stockholders' equity and cash flows for the periods then ended in accordance with GAAP. As of December 31, 2000, neither the Company nor any of its Subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto) and which were not reflected on the Balance Sheet. Since December 31, 2000, except as and to the extent set forth in the Company SEC Documents and except for liabilities or obligations incurred in the ordinary course of business consistent with past practice and of substantially the same character, type and magnitude as incurred in the past, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would have a Material Adverse Effect on the Company. All agreements, contracts and other documents required to be filed as exhibits to any of the Company SEC Documents have been so filed. No Subsidiary of the Company is required to file any form, report or other document with the SEC.

(f) Information Supplied. None of the information included or incorporated by reference in the Proxy Statement or the Schedule 13E-3 (other than information concerning Concord or Merger Sub provided in writing by Concord or Merger Sub or their counsel specifically for inclusion or incorporation by reference therein) will, at the date of mailing to stockholders of the Company and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement and Schedule 13E-3 (except for information concerning Concord or Merger Sub provided in writing by Concord or Merger Sub or their counsel specifically for inclusion or incorporation by reference therein) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

(g) Absence of Certain Changes or Events. Except as contemplated by this Agreement or as disclosed in the Company Disclosure Letter or in the
Company  SEC  Documents,   since   December  31,  2000,  the  Company  and  its
Subsidiaries have conducted their respective businesses only in the ordinary course and consistent with prior practice and there has not been any event, occurrence, fact, condition, change, development or effect that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(h) Litigation. There are no material claims, actions, suits or legal or administrative arbitrations or other proceedings or investigations ("Litigation") pending against the Company or any of its Subsidiaries, or, to the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries, or to which the Company or any of its Subsidiaries is a party, before or by any Federal, foreign, state, local or other governmental or non-governmental department, commission, board, bureau, agency, court or other instrumentality, or by any private person or entity. There are no existing or, to the best knowledge of the Company, threatened material orders, judgments or decrees of any court or other Governmental Entity which specifically apply to the Company, any of its Subsidiaries or any of their respective properties or assets.

(i)              Section 203 of the DGCL and the Certificate of  Incorporation.
The Board and the Independent Committee has approved the Merger and this Agreement, and such approval is sufficient to comply with or render inapplicable to the Merger and this Agreement, and the transactions contemplated by this Agreement, the provisions of Section 203 of the DGCL and the certificate of incorporation of the Company. No other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or the transactions contemplated by this Agreement. No provision of the certificate of incorporation, by-laws and/or other governing instruments of the Company or any of its Subsidiaries would restrict or impair the ability of Concord to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of the Company and any of its Subsidiaries that may be acquired or controlled by Concord.

(j) Opinion of Financial Advisor. The Independent Committee has received the opinion of Brooks, Houghton Securities, Inc. dated March 30, 2001, to the effect that, as of such date, the consideration to be received by the holders of the Shares pursuant to this Agreement is fair to holders of the Shares from a financial point of view, a signed copy of which opinion has been delivered to Concord.

(k) Company Rights Agreement. The Company has delivered to Concord a true and correct copy of the Rights Agreement as in effect as of the execution and delivery of this Agreement. The Board has amended the Rights Agreement in accordance with its terms to render it inapplicable to the transactions contemplated by this Agreement. Neither Concord nor Merger Sub shall be deemed to be an "Acquiring Person" (as defined in the Rights Agreement) and the "Distribution Date" (as defined in the Rights Agreement) shall not be deemed to occur and the Company Rights will not separate from the Company Common Stock as a result of the Company entering into this Agreement or consummating the Merger and/or the other transactions contemplated by this Agreement. Neither Concord, the Surviving Corporation nor any of Concord's Subsidiaries will have any obligations under the Company Rights or the Rights Agreement and the holders of the Company Rights will have no rights under the Company Rights or the Rights Agreement as a result of the Company entering into this Agreement or the consummation of the Merger and/or the other transactions contemplated by this Agreement.

3.2 Representations and Warranties of Concord and Merger Sub. Concord and Merger Sub jointly and severally represent and warrant to the Company as follows:

(a) Organization, Standing and Power. Each of Concord and Merger Sub is a corporation, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, have a Material Adverse Effect on Concord or Merger Sub.

(b) Authority. (i) Concord and Merger Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Concord or Merger Sub, as the case may be. This Agreement has been duly executed and delivered by Concord and Merger Sub and constitutes a valid and binding obligation of Concord or Merger Sub, as the case may be, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(ii) Subject to compliance with the applicable requirements of the Exchange Act and the filing of the Certificate of Merger, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any Violation pursuant to (x) any provision of the certificate  of  incorporation  or  by-laws of  Concord,  any  provision  of the certificate of incorporation or by-laws of Merger Sub, or the governing instruments of any other Subsidiary of Concord or (y) except as disclosed in the letter dated the date hereof and delivered by Concord to the Company simultaneously with the execution and delivery of this Agreement (the "Concord Disclosure Letter") and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below or in the Concord Disclosure Letter, any loan or credit agreement, note, mortgage, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Concord, Merger Sub or any other Subsidiary of Concord or their respective properties or assets except Violations under clause (y) above which do not or would not have a Material Adverse Effect on Concord.

(iii)No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Concord, Merger Sub or any other Subsidiary of Concord in connection with the execution and delivery of this Agreement by Concord and Merger Sub, the consummation by Concord or Merger Sub, as the case may be, of the transactions contemplated hereby, and compliance by Concord and Merger Sub with any of the provisions hereof, the failure to obtain which would have a Material Adverse Effect on Concord except for (A) such filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, including the filing of the Schedule 13E-3, and (B) the filing of the Certificate of Merger as contemplated by Section 1.3 and appropriate documents with the relevant authorities of states in which Concord and Merger Sub are qualified to do business.

(c) Information Supplied. None of the information concerning Concord or Merger Sub provided by or on behalf of Concord or Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement or the Schedule 13E-3 will, at the date of mailing to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Interim Operations of Merger Sub. Merger Sub was incorporated on March 20, 2001 has engaged in no other business activities and has conducted its operations only as contemplated hereby.

(e) Proceeds. Concord has sufficient funds available to pay the Merger Consideration.

                                ARTICLE IV
                    COVENANTS RELATING TO CONDUCT OF BUSINESS

4.1 Covenants of Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or to the extent that Concord shall otherwise consent in writing):

(a) Ordinary Course. The Company and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course and use commercially reasonable efforts to preserve intact their present business organizations, maintain their rights and preserve their relationships with employees, officers, customers, suppliers and others having business dealings with them. The Company and its Subsidiaries shall maintain in force all insurance policies and Consents (as defined in Section 6.1) with respect to the Company and its Subsidiaries and shall maintain all assets and properties of the Company and its Subsidiaries in customary repair, order and condition, reasonable wear and tear excepted. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) enter into any new material line of business or
(ii) incur or commit to any significant capital expenditures or any obligations or liabilities other than capital expenditures and obligations or liabilities incurred or committed to as disclosed in the Company Disclosure Letter. The
Company and its Subsidiaries will comply with all applicable laws and regulations wherever its business is conducted, including without limitation the timely filing of all reports, forms or other documents with the SEC required pursuant to the Securities Act or the Exchange Act, except where such noncompliance would not have a Material Adverse Effect on the Company.

(b) Dividends; Changes in Stock. The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall the Company propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, other than cash dividends payable by a Subsidiary of the Company to the Company or one of its Subsidiaries, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

(c) Issuance of Securities. The Company shall not, nor shall it permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for (including any stock appreciation rights, phantom stock plans or stock equivalents), or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than issuances of Company Common Stock pursuant to exercises of Company Stock Options or Company Common Stock awards to directors listed in the Company Disclosure Letter.

(d) Governing Documents. The Company shall not amend or propose to amend, nor shall it permit any of its Subsidiaries to amend, their respective certificates of incorporation, by-laws or other governing instruments.

(e) No Acquisitions. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, association or other business organization or division thereof or (ii) other than in the ordinary course of business, otherwise acquire or agree to acquire any assets which, in the case of this clause (ii), are material, individually or in the aggregate, to the Company.

(f) No Dispositions. The Company shall not, nor shall it permit any of its Subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of any of its assets (including capital stock of Subsidiaries), except as disclosed in the Company Disclosure Letter and for dispositions in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as dispositions in the past.

(g) Indebtedness. The Company shall not, nor shall it permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any long-term debt securities of the Company or any of its Subsidiaries or guarantee any long-term debt securities of others or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing, other than (x) in replacement for existing or maturing debt,
(y) indebtedness of any Subsidiary of the Company to the Company or to another Subsidiary of the Company or (z) other borrowing under existing lines of credit in the ordinary course of business consistent with prior practice and of substantially the same character, type and magnitude as borrowings made in the past or (ii) make any loans, advances or capital contributions to any person.

(h) Other Actions. The Company shall not, nor shall it permit any of its Subsidiaries to, take any action that would, or might reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VI not being satisfied, or which would adversely affect the ability of any of them to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.2(e) and the Company shall, in the event of, or promptly after the occurrence of, or promptly after obtaining knowledge of the occurrence of or the impending or threatened occurrence of, any fact or event which would cause or constitute a breach of any of the representations and warranties set forth in this Agreement, the non-satisfaction of any of the conditions to the Merger set forth in Article VI or the failure to obtain the Requisite Regulatory Approvals, in each case at any time after the date hereof and through the Closing Date, give detailed notice thereof to Concord, and the Company shall use its best efforts to prevent or promptly to remedy such breach, non-satisfaction or failure, as the case may be.

(i) Advice of Changes; Government Filings. The Company shall confer on a regular basis with Concord, report on operational matters and promptly advise Concord, orally and in writing, of any material change or event or any change or event which would cause or constitute a material breach of any of the representations, warranties or covenants of the Company contained herein. The Company shall file all reports required to be filed by the Company with the SEC between the date of this Agreement and the Effective Time and shall deliver to Concord copies of all such reports promptly after the same are filed. The Company shall cooperate with Concord in determining whether any filings are required to be made with, or consents required to be obtained from, or fees or expenses required to be paid to, any third party or Governmental Entity prior to the Effective Time in connection with this Agreement or the transactions contemplated hereby, and shall cooperate in making any such filings promptly and in seeking to obtain timely any such consents and, subject to Concord's approval, paying any such fees or expenses. The Company shall promptly provide Concord with copies of all other filings made by the Company with any Governmental Entity in connection with this Agreement, the Merger or the other transactions contemplated hereby.

(j) Accounting Methods. The Company shall not change its methods of accounting in effect at January 1, 2001, except as required by changes in GAAP as concurred in by the Company's independent auditors.

(k) Benefit Plans. During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its
Subsidiaries that it will not, without the prior written consent of Concord except as set forth in the Company Disclosure Letter, (i) enter into, adopt, amend (except as may be required by law) or terminate any employee benefit plan or any agreement, arrangement, plan or policy between the Company or any of its Subsidiaries, on the one hand, and one or more of its or their directors or officers, on the other hand, (ii) except for normal increases in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as increases in the past that in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any of its Subsidiaries, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, or (iii) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of the Company or any of its Subsidiaries of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement.

(l) Tax Elections. Except in the ordinary course of business and consistent with past practice and of substantially the same character, type and magnitude as elections made in the past, the Company shall not make any material tax election or settle or compromise any material federal, state, local or foreign income tax claim or liability or amend any previously filed tax return in any respect.

(m) Notice to Holders of Preferred Stock The Company shall give to the holders of the Preferred Stock the notice which is required by, and in accordance with the terms of, the Certificate of Designations of $.78 Convertible Series A Preferred Stock in connection with the Merger.

4.2 Covenants of Concord and Merger Sub. Except as expressly contemplated by this Agreement, after the date hereof and prior to the Effective Time, without the prior written consent of the Company:

(a) Other Actions. Neither Concord nor Merger Sub shall, nor shall it permit any of their respective Subsidiaries to, take any action that would, or might reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VI not being satisfied, or which would adversely affect the ability of any of them to obtain any of the Requisite Regulatory Approvals without imposition of a condition or restriction of the type referred to in Section 6.2(e).

(b) Government Filings. Concord shall cooperate with the Company in determining whether any filings are required to be made with, or consents required to be obtained from, any third party or Governmental Entity prior to the Effective Time in connection with this Agreement or the transactions contemplated hereby, and shall cooperate in making any such filings promptly and in seeking to obtain timely any such consents. The Concord shall promptly provide the Company with copies of all other filings made by the Concord with any state or Federal Governmental Entity in connection with this Agreement, the Merger or the other transactions contemplated hereby.

4.3 Competing Transactions. Nothing contained in this Agreement shall prohibit the Company from, prior to the date of the Stockholder's Meeting
(i) furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited written, bona fide proposal to the Company with respect to a Competing Transaction which could reasonably be expected to result in a Superior Proposal, if, (A) the failure to take such action would be inconsistent with the Board's and the Independent Committee's fiduciary duties to the Company's stockholders under applicable law, and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company (x) provides reasonable notice to Concord to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person and (y) receives from such person a fully executed confidentiality agreement, (ii) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, or (iii) failing to make or withdrawing or modifying its recommendation referred to in Section 5.2, or recommending an unsolicited, bona fide proposal with respect to a Competing Transaction which could reasonably be expected to result in a Superior Proposal, following the receipt of such a proposal, if the failure to take such action would be inconsistent with the Board's and the Independent Committee's fiduciary duties to the Company's stockholders under applicable law. As used in this Agreement, "Competing
Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its
Subsidiaries: (i) any merger, consolidation, share exchange, exchange offer, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets representing 20% or more of the total assets of the Company and its Subsidiaries, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person or group having acquired Beneficial Ownership of 15% or more or such person or group having increased its Beneficial Ownership beyond 15% of the outstanding shares of capital stock of the Company; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. For purposes of this Agreement, "Superior Proposal" means any bona fide written proposal to acquire, directly or indirectly, for consideration consisting of cash and/or securities, all of the shares of Company Common Stock and Preferred Stock then outstanding or all or substantially all of the assets of the Company and the assumption of the liabilities and obligations of the Company to be followed by a pro rata distribution of the sale proceeds to stockholders of the Company, that (i) is not subject to any financing conditions or contingencies,
(ii) provides holders of Company Common Stock and Preferred Stock with per share consideration that the Independent Committee determines in good faith, after receipt of advice of its financial advisor, is more favorable from a financial point of view than the consideration to be received by holders of Company Common Stock and Preferred Stock in the Merger, (iii) is determined by the Independent Committee in its good faith judgment, after receipt of advice of its financial advisor and outside legal counsel, to be likely of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal, the Person making the proposal and the expected timing to complete the proposal),
(iv) does not, in the definitive agreement, contain any "due diligence" conditions, and (v) has not been obtained by or on behalf of the Company in violation of this Section 4.3.

                                ARTICLE V
                              ADDITIONAL AGREEMENTS

5.1 Preparation of the Proxy Statement and Schedule 13E-3. (a) The Company shall as promptly as practicable prepare and file a proxy or information statement relating to the Stockholders' Meeting (together with all amendments, supplements and exhibits thereto, the "Proxy Statement") with the SEC and will use its best efforts to respond to the comments of the SEC and to cause the Proxy Statement to be mailed to the Company's stockholders at the earliest practical time. The Company will notify Concord promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Concord with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholders' Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which Concord reasonably objects. The Company hereby consents to the inclusion in the Proxy Statement of the recommendation of the Board described in
Section 5.2, subject to any modification, amendment or withdrawal thereof, and represents that the Independent Advisor has, subject to the terms of its engagement letter with the Company, consented to the inclusion of references to its opinion in the Proxy Statement.

         (b) The Company, Concord, and Merger Sub shall together prepare and file a Transaction Statement on Schedule 13E-3 (together with all amendments and exhibits thereto, the "Schedule 13E-3") under the Exchange Act. Each of Concord and Merger Sub shall furnish all information concerning it, its affiliates and the holders of its capital stock required to be included in the Schedule 13E-3 and, after consultation with each other, shall respond promptly to any comments made by the SEC with respect to the Schedule 13E-3.

5.2 Stockholders' Meeting. The Company shall call the Stockholders' Meeting to be held as promptly as practicable for the purpose of voting upon the approval of this Agreement, the Merger and the other transactions contemplated hereby. The Company will, through its Board and the Independent Committee, recommend to its stockholders approval of such matters, unless the taking of such action would be inconsistent with the Board's and the Independent Committee's fiduciary duties to stockholders under applicable laws. The Company shall, at the direction of Concord, solicit from Company stockholders entitled to vote at the Stockholders' Meeting proxies in favor of such approval and shall take all other action necessary or, in the judgment of Concord, helpful to secure the vote or consent of such holders required by the DGCL or this Agreement to effect the Merger. The Company shall coordinate and cooperate with Concord with respect to the timing of such meeting.

5.3 Legal Conditions to Merger. Each of the Company and Concord shall, and shall cause its Subsidiaries to, use all reasonable best efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement, subject to the approval of stockholders of the Company described in
Section 6.1 (a), and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and of any other public or private third party which is required to be obtained or made by such party or any of its Subsidiaries in connection with the Merger and the transactions contemplated by this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption is likely, in such party's reasonable opinion, (x) to be materially burdensome to such party and its Subsidiaries taken as a whole or to impact in a materially adverse manner the economic or business benefits of the transactions contemplated by this Agreement so as to render uneconomic the consummation of the Merger or (y) in the case of the Company, to result in the imposition of a condition or restriction on the Company, the Surviving Corporation or any of their respective Subsidiaries of the type referred to in Section 6.2(e). Each of the Company and Concord will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their Subsidiaries in connection with the foregoing.

5.4 Brokers or Finders. Except as disclosed to the other party in writing prior to the date hereof, each of Concord and the Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except the Independent Advisor, whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm (a copy of which has been delivered by the Company to Concord prior to the date of this Agreement), and each party agrees to indemnify the other party and hold the other party harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such first party or its affiliates.

5.5               Indemnification; Directors' and Officers' Insurance.

     (a)As of the Effective Time, the certificate of incorporation of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the certification of incorporation of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company. From and after the Effective Time, for a period of six years, Concord shall indemnify the directors and officers of the Company on terms no less favorable than the provisions with respect to indemnification that are set forth in the certificate of incorporation of the Company as of the Effective Time. Concord and the Company agree that the directors, officers and employees of the Company covered thereby are intended to be third party beneficiaries under this Section 5.5 and shall have the right to enforce the obligations of the Surviving Corporation and the Concord.

     (b) The Surviving Corporation shall maintain in effect from the Effective Time until their expiration the current policies of the directors' and officers' liability insurance maintained by the Company.

5.6 Shareholder Lists. The Company shall promptly upon request of Concord, or shall cause its transfer agent to promptly, furnish Concord with mailing labels containing the names and addresses of all record holders of Company Common Stock and with security position listings of Company Common Stock held in stock depositories, each as of the most recent practicable date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of Company Common Stock. The Company shall furnish Concord with such additional information, including, without limitation, updated listings and computer files of stockholders, mailing labels and security position listings, and such other assistance as Concord or its agents may reasonably request.


5.7 Shareholder Litigation. The Company shall give Concord the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and its directors relating to the transactions contemplated by this Agreement; provided, however, that no such settlement shall be agreed to without Company's and Concord's consent, which shall not be unreasonably withheld.

5.8 Communication to Employees. The Company and Concord will cooperate with each other with respect to, and endeavor in good faith to agree in advance upon the method and content of, all written or oral communications or disclosure to employees of the Company or any of its Subsidiaries with respect to the Merger and any other transactions contemplated by this Agreement. Upon reasonable notice, the Company shall provide Concord access to the Company's and its Subsidiaries' employees and facilities.

                                ARTICLE VI
                              CONDITIONS PRECEDENT

6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

(a) Stockholder Approval. This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon.

(b) Other Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations or early terminations of waiting periods imposed by, any Governmental Entity (all the foregoing, "Consents") which are necessary for the consummation of the Merger shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect.

(c) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

 6.2 Conditions to Obligations of Concord and Merger Sub. The obligations of Concord and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Concord and Merger
Sub:

 (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects as of the Effective Time as though made on or as of such time (ignoring for purposes of this determination any materiality or Material Adverse Effect qualifiers contained within individual representations and warranties), except for (i) those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and correct as of such date or with respect to such period and
(ii) such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

(b) Performance of Obligations of Company. The Company shall have performed and complied in all material respects with all obligations required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Concord shall have received a certificate signed on behalf of the Company by the President and Chief Executive Officer of the Company and by the Chief Financial Officer of the Company to such effect.

(c) Appraisal Rights. Dissenting Shares shall constitute less than 20% of all Shares outstanding immediately prior to the Effective Time.


(d) Consents Under Agreements. The Company shall have obtained the consent or approval of, except for those consents or approvals for which failure to obtain such consents or approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company, each Person (other than the Requisite Regulatory Approvals) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company or any Subsidiary of the Company under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument.

(e) Burdensome Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any requirement upon Concord, the Surviving Corporation or their respective Subsidiaries which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render uneconomic the consummation of the Merger, or which would require Concord or any of its Subsidiaries to dispose of any asset which is material to Concord prior to the Effective Time.

(f) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect with respect to the Company and no facts or circumstances arising after the date of this Agreement shall have occurred which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company.

(g) Proceedings. All proceedings to be taken on the part of the Company in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Concord, and Concord shall have received copies of all such documents and other evidences as Concord may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

 (h) No Action. No action, suit or proceeding shall have been instituted, or shall be pending or threatened (i) seeking to restrain in any material respect or prohibit the consummation of the Merger, (ii) seeking to obtain from the Company, Concord or Merger Sub any damages which would result in a Material Adverse Effect or (iii) seeking to impose the restrictions, prohibitions or limitations referred to in subsection (e) above.

6.3 Conditions to Obligations of Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions unless waived by the Company:

(a) Representations and Warranties. The representations and warranties of Concord and Merger Sub set forth in this Agreement shall be true and correct in all respects as of the Effective Time as though made on or as of such time (ignoring for purposes of this determination any materiality or Material Adverse Effect qualifiers contained within individual representations and warranties), except for (i) those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and correct as of such date or with respect to such period and (ii) such failures to be true and correct as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on Concord.

(b) Performance of Obligations of Concord and Merger Sub. Concord and Merger Sub shall have performed and complied in all material respects with all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Concord by the President and Chief Executive Officer of Concord or a Corporate Vice President of Concord, and by the Senior Vice President and Chief Financial Officer of Concord or the Corporate Vice President and Treasurer of Concord to such effect.


                                ARTICLE VII
                            TERMINATION AND AMENDMENT

7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

     (a)......by  mutual  consent  of  Concord  and  the  Company  in a  written instrument, whether or not the Merger has been approved by the stockholders of the Company;

                (b)......by Concord on behalf of itself and Merger Sub, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue such that the conditions set forth in Section 6.2, would be incapable of being satisfied by December 31, 2001 (or such later date as Concord may agree to in writing);

                  (c)......by  the  Company,  upon  a  material  breach  of  any representation, warranty, covenant or agreement on the part of Concord or Merger Sub set forth in this Agreement, or if any representation or warranty of Concord or Merger Sub shall have become untrue such that the conditions set forth in
Section 6.3, would be incapable of being satisfied by December 31, 2001;

                  (d)......by  either  Concord or the Company,  if any permanent injunction or action by any Governmental Entity preventing the consummation of the Merger shall have become final and nonappealable;

                  (e)......by  either Concord or the Company if the Merger shall not have been consummated on or prior to December 31, 2001 (or such later date as may be agreed to in writing by the Company and Concord) (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time);

                  (f)......by either Concord or the Company,  if any approval of the stockholders of the Company required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a Stockholders' Meeting or at any adjournment thereof;

                  (g)......by Concord, if the Independent Committee or the Board
shall have (i) withdrawn, modified or changed its approval or recommendation of this Agreement, the Merger or any of the other transactions contemplated herein in any manner which is adverse to Concord or Merger Sub or shall have resolved to do the foregoing; or (ii) approved or have recommended to the stockholders of the Company a Competing Transaction or a Superior Proposal, entered into an agreement with respect to a Competing Transaction or Superior Proposal or shall have resolved to do the foregoing;

                  (h)......by Concord, if (i) the Company shall have exercised a right specified in the first sentence of Section 4.3 with respect to any transaction referred to therein and shall, directly or through agents or representatives, continue discussions with any third party concerning such transaction for more than 14 calendar days after the date of receipt of such Competing Transaction, or (ii) (x) a tender offer or exchange offer or a proposal by a third party to acquire the Company or the Shares pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or similar transaction shall have been commenced or publicly proposed which contains a proposal as to price (without regard to the specificity of such price proposal) and (y) the Company shall not have rejected such proposal within 10 business days of its commencement or the date such proposal first becomes publicly disclosed, if sooner.

                  (i)......by the Company, if the Independent  Committee and the
Board authorize the Company to enter into a written agreement with respect to a Competing Transaction that the Independent Committee and the Board have determined is a Superior Proposal; provided however, that, the Company shall not terminate this Agreement pursuant to this Section 7.1(i) and enter into an agreement for such a Competing Transaction until the expiration of five business days following Concord's receipt of a written notice advising Concord that the Company has received a Superior Proposal specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying written documentation) and identifying the Person making such Superior Proposal. After providing such notice, the Company shall provide a reasonable opportunity to Concord during such five business day period to make such adjustments in the terms and conditions of this Agreement as would enable Concord to proceed with the Merger on such adjusted terms.

7.2 Effect of Termination. In the event of termination of this Agreement and abandonment of the Merger by either the Company or Concord as provided in
Section 7.1, this Agreement shall forthwith terminate and there shall be no liability or obligation on the part of Concord, Merger Sub or the Company or their respective officers or directors except with respect to the Sections 5.5 and 7.3; provided, however, that, subject to the provisions of Section 8.8, nothing herein shall relieve any party of liability for any breach hereof.

7.3 Fees, Expenses and Other Payments. (a) Except as otherwise provided in this Section 7.3, whether or not the Merger is consummated, all
costs  and  expenses   incurred  in  connection  with  this  Agreement  and  the
transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be borne solely and entirely by the party which has incurred such costs and expenses (with respect to such party, its "Expenses").

(b) ....The Company agrees that if this Agreement  shall be terminated  pursuant to:

(i) Section 7.1(b) and such termination is the result of material breach of any covenant, agreement, representation or warranty contained herein, or Section 7.1(e) if the agreement shall have been terminated by the Company and in each such event at any time during the period commencing on the date hereof and ending twelve months after the date of termination of this Agreement, a Competing Transaction shall have been consummated or the Company shall have entered into a definitive agreement providing for a Competing Transaction;

(ii) Section 7.1(f) because the Agreement and the Merger shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at a meeting of the stockholders of the Company called to vote thereon, and at the time of such meeting there shall exist a proposal with respect to a Competing Transaction which either (x) the Board or the Independent Committee has not publicly opposed or (y) is consummated, or a definitive agreement with respect to which is entered into, at any time during the period commencing on the date hereof and ending twelve months after the date of termination of this Agreement; or

(iii)                      Section 7.1(g), Section 7.1(h) or Section 7.1(i);

then in each such event the Company shall pay to Concord an amount equal to (A) Concord's Expenses which such Expenses shall not exceed $350,000 plus (B) if a Competing Transaction is consummated during the period commencing on the date hereof and ending twelve months after the date of termination of this Agreement, an additional amount equal to $250,000.

                  (c) ....The  Company  agrees that if this  Agreement  shall be terminated pursuant to Section 7.1(b), then the Company shall pay to Concord an amount equal to Concord's Expenses not to exceed $350,000; provided that the Company shall not be obligated to make any payment pursuant to this Section 7.3(c) if the Company shall be obligated to make a payment to Concord pursuant to Section 7.3(b).

                  (d) ....Any  payment  required to be made  pursuant to Section
7.3(b) or Section 7.3(c) shall be made as promptly as practicable but not later than five business days after termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by Concord, except that any payment to be made as the result of an event described in Section 7.3(b)(i) or clause (y) of Section 7.3(b)(ii) or the payment described in clause (B) of Section 7.3(b) shall be made as promptly as practicable but not later than five business days after the date on which a Competing Transaction shall have been consummated.

7.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors and the Independent Committee, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or of Concord, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

7.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors and the Independent Committee, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and
(iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                                ARTILCE VIII
                               GENERAL PROVISIONS

8.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Articles I, II, Sections 5.5, 5.8,
7.3 and Article VIII.

8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)......if to Concord or Merger Sub, to:

                           Concord Assets Group, Inc.
                           150 East Palmetto Park Road, 4th Floor
                           Boca Raton, FL  33432
                           Attention: Robert A. Mandor
                           Facsimile:  (561) 392-8311

                           With a copy to:

                           Rosenman & Colin LLP
                           575 Madison Avenue
                           New York, New York 10022-2585
                           Attention:  Joel A. Yunis, Esq.
                           Facsimile:  (212) 940-8776

                  (b)......if to the Company, to:

                           Milestone Properties, Inc.
                           150 East Palmetto Park Road, 4th Floor
                           Boca Raton, FL  33432
                           Attention:  Joseph Otto
                           Facsimile:  (561) 392-8311

                           With a copies to:

                           Adorno & Zeder
                           2601 South Bayshore Drive, Suite 1600
                           Miami, Florida 33133
                           Attention: Dennis J. Olle, Esq.
                           Facsimile: (305) 858-4777

                           and

                           Joseph M. Weitzman, Esq.
                           551 Fifth Avenue, Suite 1701
                           New York, New York 10176
                           Facsimile: (212) 949-8194


8.3  Certain Definitions. For purposes of this Agreement:

                  (a)......an  "Affiliate"  of any person means  another  person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

                  (b)......"Beneficially  Own" or  "Beneficial  Ownership"  with respect to any securities, means having "beneficial ownership" of such securities in accordance with the provisions of Rule 13d-3 under the Exchange Act. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a person include securities beneficially owned by all other persons with whom such person would constitute a group;

                  (c)......"Group" means two or more persons acting together for the purpose of acquiring, holding, voting or disposing of any securities, which persons would be required to file a Schedule 13D or Schedule 13G with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such persons beneficially owned a sufficient amount of such securities to require such a filing under the Exchange Act;

                  (d)......"Person"  means an individual,  corporation,  limited
liability   company,   partnership,    joint   venture,   association,    trust,
unincorporated organization or other legal entity;

                  (e)......a "Subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; and

                  (f)......Any  accounting  term that is used in the  context of describing or referring to an accounting concept and that is not specifically defined herein shall be construed in accordance with GAAP as applied in the preparation of the financial statements of the Company included in the Company SEC Documents (including, without limitation, the Year-End Financial Statements and the Balance Sheet).

8.4 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof' and terms of similar import, unless the context otherwise requires, shall be deemed to refer to April 2, 2001.

8.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

8.6 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided that the Confidentiality Agreement shall survive the execution and delivery of this Agreement, and (b) except as provided in Sections 2.2, 2.3 and 5.5, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

8.7 Governing Law; Consent to Jurisdiction. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

                  (b)  ....Each  of the  parties  hereto (i)  consents to submit itself to the exclusive personal jurisdiction of any Delaware state court or any federal court located in the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement and (ii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

8.8 Severability; No Remedy in Certain Circumstances. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article VII hereof. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

8.9 Publicity. Except as otherwise required by any applicable law or rules or regulations promulgated thereunder, so long as this Agreement is in effect, neither the Company nor Concord shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

8.11 Adjustment. All dollar amounts and share numbers set forth herein, including without limitation the Merger Consideration, shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Company Common Stock, between the date of this Agreement and the Effective Time, to the extent appropriate.

                  IN WITNESS WHEREOF, Concord, Merger Sub and the Company have caused this Agreement, to be signed by their respective officers thereunto duly authorized, all as of April 2, 2001.

                                     CONCORD ASSETS GROUP, INC.

                                     Name:
                                     Title:


                                     MST MERGER CORP.


                                     Name:
                                     Title:


                                     MILESTONE PROPERTIES, INC.

                                     Name:
                                     Title:

             EXHIBIT A

                      CERTIFICATE OF INCORPORATION

                                       OF

                                MST MERGER CORP.

                    (Pursuant to Sections 101 and 102 of the
                General Corporation Law of the State of Delaware)

                -------------------------------------------------




                  The undersigned, in order to form a corporation pursuant to Sections 101 and 102 of the General Corporation Law of the State of Delaware, does hereby certify as follows:


     FIRST: The name of the corporation (the "Corporation") is MST Merger Corp.

     SECOND: The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.


     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, $.01 par value per share.


     FIFTH: The duration of the Corporation is to be perpetual.


     SIXTH: The Board of Directors of the Corporation shall have the power to adopt, amend and repeal the by-laws of the Corporation.


     SEVENTH: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her or their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     EIGHTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any such reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application had been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders of this Corporation, as the case may be, and also on this Corporation.


     NINTH: From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Article NINTH.


     TENTH: The name and mailing address of the sole incorporator is as follows:


                  Name                               Address

                  Brett P. Garver           c/o Rosenman & Colin LLP
                                                     575 Madison Avenue
                                                     New York, New York  10022


     ELEVENTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing in this Article ELEVENTH shall eliminate or limit the liability of any director (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

     TWELFTH: Election of directors need not be by written ballot.

     IN WITNESS WHEREOF, I have hereunto signed my name and affirm, under the penalties of perjury, that this Certificate is my act and deed and that the facts stated herein are true this 20th day of March, 2001.

                                                 _/s/ Brett P. Garver
                                                ------------------------------
                                                 Brett P. Garver
                                                 Sole Incorporator

                                                        EXHIBIT B

                                     BY-LAWS

                                       of

                                MST MERGER CORP.

ARTICLE I

                                  Stockholders

1.1 Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held annually at the registered office of the Corporation at 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801, at 10:00 A.M. on the 15th day of May, or at such other place within or without the State of Delaware, at such other time and on such other date as may from time to time be designated by the Board of Directors, for the election of directors and for the transaction of any other proper business.

1.2 Special Meetings. Special meetings of the stockholders of the Corporation may be called at any time and from time to time by the President or by a majority of the directors then in office, and shall be called by the Secretary upon the written request of stockholders holding of record at least a majority in number of the issued and outstanding shares of the Corporation entitled to vote at such meeting. Special meetings shall be held at such place within or without the State of Delaware, at such time and on such date as shall be specified in the call thereof.

1.3 Notice of Meetings. Written notice of each meeting of the stockholders, stating the place, date and hour thereof and, in the case of a special meeting, the purpose or purposes for which it is called, shall be given, not less than ten nor more than sixty days before the date of such meeting (or at such other time as may be required by statute), to each stockholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, postage prepaid, directed to each stockholder at his or her address as it appears on the records of the Corporation.

1.4 Waiver of Notice. Whenever notice is required to be given of any annual or special meeting of the stockholders, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. Attendance of a person at a meeting of the stockholders shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

1.5 Adjournment. When any meeting of the stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.

1.6 Quorum. At any meeting of the stockholders the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Corporation entitled to vote at such meeting shall be necessary in order to constitute a quorum for the transaction of any business. If there shall not be a quorum at any meeting of the stockholders, the holders of a majority of the shares entitled to vote present at such meeting, in person or by proxy, may adjourn such meeting from time to time, without further notice to the stockholders other than an announcement at such meeting, until holders of the amount of shares required to constitute a quorum shall be present in person or by proxy.

1.7 Voting. Each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Voting need not be by ballot, except that all election of directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. Whenever any corporate action is to be taken by vote of the stockholders, it shall, except as otherwise required by law or by the Certificate of Incorporation, be authorized by a majority of the votes cast at a meeting of stockholders of the holders of shares entitled to vote thereon, except that all elections shall be decided by a plurality of the votes cast.

1.8 Action Without a Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting thereof, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

1.9 Record Date. The Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of any meeting of stockholders, nor more than sixty days prior to any other action, as the record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

1.10 Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

ARTICLE II

                                    Directors

2.1 Number; Qualifications. The Board of Directors shall consist of one or more members. The number of directors shall be fixed by the Board of Directors. Directors need not be stockholders of the Corporation.

2.2 Term of Office. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

2.3 Meetings. A meeting of the Board of Directors shall be held for the election of officers and for the transaction of such other business as may come before such meeting as soon as practicable after the annual meeting of the stockholders. Other regular meetings of the Board of Directors may be held at such times as the Board of Directors of the Corporation may from time to time determine. Special meetings of the Board of Directors may be called at any time by the President of the Corporation or by a majority of the directors then in office. Meetings of the Board of Directors may be held within or without the State of Delaware.

2.4 Notice of Meetings; Waiver of Notice; Adjournment. No notice need be given of the first meeting of the Board of Directors after the annual meeting of stockholders or of any other regular meeting of the Board of Directors. Notice of a special meeting of the Board of Directors, specifying the place, date and hour thereof, shall be delivered personally, mailed or telegraphed to each director at his or her address as such address appears on the books of the Corporation at least two business days (Saturdays, Sundays and legal holidays not being considered business days for the purpose of these By-Laws) before the date of such meeting. Whenever notice is required to be given under any provision of the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the directors or any committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-Laws. A majority of the directors present whether or not a quorum is present, may adjourn any meeting to another time and place. Notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the original meeting.

2.5 Quorum; Voting. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

2.6 Participation by Telephone. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

2.7 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceeding of the Board of Directors or of such committee.

2.8 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed by the officers on all papers which may require it, but no such committee shall have the power or authority in reference to (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of the assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series); (b) adopting an agreement of merger or consolidation; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;
(d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending these By-Laws and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member.

2.9 Removal; Resignation. Any director or the entire Board of Directors may be removed with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Any director may resign at any time, upon written notice to the Corporation.

2.10 Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided above in the filling of other vacancies. A director elected to fill a vacancy shall hold office for the unexpired term of his or her predecessor.

2.11 Compensation. The Board of Directors may fix the compensation of directors.


ARTICLE III

                                    Officers

3.1 Election; Qualifications. At the first meeting of the Board of Directors and as soon as practicable after each annual meeting of stockholders, the Board of Directors shall elect or appoint a President, one or more Vice-Presidents, a Secretary and a Treasurer, and may elect or appoint at such time or from time to time such additional officers as it deems advisable. No officer need be a director of the Corporation. Any number of offices may be held by the same person.

3.2 Term of Office; Vacancies. Each officer shall hold office until the election and qualification of his or her successor or until his or her earlier death, resignation or removal. Any vacancy occurring in any office, whether because of death, resignation or removal, with or without cause, or otherwise, shall be filled by the Board of Directors.

3.3 Removal; Resignation. Any officer may be removed from office at any time with or without cause by the Board of Directors. Any officer may resign his or her office at any time upon written notice to the Corporation.

3.4 Powers and Duties of the President. The President shall be the chief executive officer of the Corporation and shall have general charge and supervision of its business, affairs, administration and operations. The President shall from time to time make such reports concerning the Corporation as the Board of Directors of the Corporation may require. The President shall preside at all meetings of the stockholders and the Board of Directors. The President shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

3.5 Powers and Duties of the Vice-Presidents. Each of the Vice-Presidents shall be given such titles and designations and shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors.

3.6 Powers and Duties of the Secretary. The Secretary shall record and keep the minutes of all meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose. The Secretary shall attend to the giving and serving of all notices by the Corporation. The Secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the Corporation and such other books and records as the Board of Directors may direct. The Secretary shall be the custodian of the corporate seal of the Corporation and shall affix or cause to be affixed such seal to such contracts and other instruments as the Board of Directors may direct. The Secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

3.7 Powers and Duties of the Treasurer. The Treasurer shall be the custodian of all funds and securities of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the Corporation's cash and other accounts, and shall cause to be entered regularly in the proper books and records of the Corporation to be kept for such purpose full and accurate accounts of the Corporation's receipts and disbursements. The Treasurer shall at all reasonable times exhibit the Corporation's books and accounts to any director of the Corporation upon application at the principal office of the Corporation during business hours. The Treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

3.8 Delegation. In the event of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time or from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors.

ARTICLE IV

                                      Stock

                  The shares of the Corporation shall be represented by certificates signed by the President or any Vice-President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any of or all the signatures on the certificate may be a facsimile.

ARTICLE V

                             Execution of Documents

                  All contracts, agreements, instruments, bills payable, notes, checks, drafts, warrants or other obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors may from time to time designate.
ARTICLE VI

                                      Seal

                  The seal of the Corporation shall contain the name of the Corporation, the words "Corporate Seal", the year of its organization and the word "Delaware".

ARTICLE VII

                                 Indemnification

                  The Corporation shall indemnify all persons to the full extent permitted, and in the manner provided, by the Delaware General Corporation Law, as the same now exists or may hereafter be amended.

ARTICLE VIII

                              Amendment of By-Laws

                  These By-Laws may be amended or repealed, and any new By-Law may be adopted, by the stockholders entitled to vote or by the Board of Directors.

                                                                      APPENDIX B


March 30th, 2001

The Board of Directors and the Related
  Party Transaction Committee of
Milestone Properties, Inc.
150 East Palmetto Park Road, Suite 400
Boca Raton, FL 33432

Members of the Board of Directors and the Related Party Transaction Committee:

The Related Party Transaction Committee of the Board of Directors have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the minority stockholders of Milestone Properties, Inc. ("MPI" or the "Company") of the cash offer of Concord Asset Group, Inc., the majority shareholder of MPI ("Concord"), to acquire said minority interest of MPI for a cash price of $2.65 for each common share not beneficially owned by Concord.

Brooks, Houghton Securities, Inc. ("BHS") has been engaged by the Related Party Transactions Committee (the "Related Party Committee") of the Board of Directors of the Company, the Board of Directors of the Company (the "Board") and the Company to render its opinion to the Related Party Committee and the Board and will receive a fee for its services. BHS and its affiliated entities are engaged in corporate advisory, investment banking and other capital market activities. Through these activities BHS and its affiliated entities are engaged in the valuation of businesses and their securities.

In connection with rendering our opinion we have reviewed and analyzed, among other things: (i) MPI's Forms 10-K & 10-Qs for 1999; (ii) MPI's Form 10-Qs for 2000; (iii) MPI's draft Form 10-K for 2000; (iv) MPI's Proxy Statement April 26, 2000; (v) MPI September, 1995 Proxy Statement; (vi) certain internal information furnished to us by the Company, including asset level information affecting both the balance sheet and income statement; (vii) certain other internal analyses affecting MPI's sale of assets as well on-going activities; (viii) preliminary financial statements for the year ended December 31, 2000; (ix) audited financial statements for the years ending December 31, 1999 and December 31, 2000 respectively; (x) certain publicly available information concerning the trading history for the Company Common Stock; (xi) publicly available information with respect to certain other publicly traded real estate companies;
(xii) certain appraisals of assets owned by Company. The forthcoming Proxy Statement has not been completed and thus we have not reviewed it as to the description of the subject transaction.

Our review included meetings with senior officers of the Company to discuss the past and current business operations, financial condition and future prospects of the Company; we also reviewed the March 29, 2001 draft of the proposed Merger Agreement. Market intelligence was gathered on the market climate for real estate companies and other factors relevant to our inquiry.

Date:     March 30th, 2001
Letter:   The Board of Directors and the Related
            Party Transaction Committee of
            Milestone Properties, Inc.

In arriving at our opinion, we relied upon the accuracy and completeness of all of the information provided to us by MPI as well as the publicly available data. We have not independently verified any of such information and confirm that nothing has come to our attention in conjunction with our review and analysis that would alter our reliance upon, as well as utilization of such information for the purposes of expressing this opinion.

We have not been requested to nor have we made or obtained any current independent appraisals of any assets of the Company or its subsidiaries. With regard to the real estate assets (both the properties as well as the wrap mortgages), we have relied upon the financial records of the Company, certain real estate industry data and have specifically relied upon MPI's representation that all material factors known to MPI and relevant to evaluating the Company have been disclosed and made available to BHS and that no changes have occurred that would alter the values as reflected on the Company's December 31, 2000 balance sheet except for the value of two wrap mortgage assets. MPI advised that these two wrap mortgages were reflected on the balance sheet in accordance with generally accepted accounting principles and in order to assist BHS, MPI provided BHS with an analysis reflecting "Hypothetical Asset Valuation" resulting in a higher net wrap equity. BHS has utilized this higher valuation in its analysis.

In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate to evaluate the offer of the majority shareholder in acquiring the outstanding minority shares. Reflected in our assessment are the overall economic circumstances of the U.S. economy including the financial and securities markets.

Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof. This opinion has been prepared solely for the information of the Related Party Transaction Committee and the Board in connection with its consideration of the subject transaction and may be relied upon solely by such persons in their evaluation of the subject transaction. This opinion may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent except as specifically provided for in our engagement letter of January 19, 2001 and the January 26, 2001 modification thereto.

BHS are of the opinion as investment bankers that the consideration to be paid by Concord for the outstanding minority shares of Company, from a financial point of view, is fair.


Very truly yours,



/s/ Gerald H. Houghton                            /s/ Thomas P. Ivanyi
---------------------------------                 -----------------------------
Gerald H. Houghton                                Thomas P. Ivanyi
President                                         Managing Director

                                                                      APPENDIX C




                           SECTION 262 OF THE DELAWARE
                             GENERAL CORPORATION LAW

     APPRAISAL RIGHTS.--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251 (g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Section
     Section 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             (a) Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             (b) Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             (c) Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             (d) Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this  section;  provided  that,  if the  notice  is given  on or after  the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holders' shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceeding as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) the Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or together distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however; that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (last amended by Ch. 339, L. '98. Eff. 7-1-98.)

                           MILESTONE PROPERTIES, INC.
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON ________, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby constitutes and appoints Joseph P. Otto and Leonard
S. Mandor or any of them acting singly, with the power of substitution in any of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of common stock of Milestone Properties, Inc. (the "Company") which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held at the offices of Adorno & Zeder, P.A., 2601 South Bayshore Drive, Suite 1600, Miami, Florida 33133, on ______, 2001, at 10:00 A.M. and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matter:

     1. The approval and adoption of an Agreement and Plan of Merger, dated as of April 2, 2001, by and among Concord Assets Group, Inc., MST Merger Corp. and Milestone Properties, Inc., providing for the merger of MST Merger Corp. with and into Milestone.


         [ ]  FOR               [ ]  AGAINST               [ ]  ABSTAIN


     This proxy, when properly executed, will be voted as directed. If no direction is indicated, the proxy will be voted for the approval and adoption of the Agreement and Plan of Merger.

     Shares cannot be voted unless this proxy card is signed and returned or shares are voted in person at the Special Meeting.

     The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Common Stockholders to be held on __________, 2001, and the Proxy Statement, dated __________, 2001 prior to the signing of this proxy.

                                       Dated _____________________, 2001

     Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. When a proxy is given by a partnership, it should be signed in the partnership name by an authorized person.

   PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY IN THE ENCLOSED ENVELOPE.